As filed with the Securities and Exchange Commission on February 7, 2008
Registration No. 333-143933

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
Amendment No. 1
to
FORM SB-2
on
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Brookside Technology Holdings Corp.
(Name of small business issuer in its charter)

Florida (State or other Jurisdiction of Incorporation or Organization)	4813 (Primary Standard Industrial Classification Code Number)	20-3634227 (I.R.S. Employer Identification No.)
7703 North Lamar Blvd, Suite 500
Austin, TX 78734
(512) 692-2100
(Address and telephone number of principal executive offices and principal place of business)
Michael W. Nole, CEO
15500 Roosevelt Blvd, Suite 101
Clearwater, FL 33760
(813) 855-7007
(Name, address and telephone number of agent for service)
Copies to:
Julio C. Esquivel
Shumaker, Loop & Kendrick, LLP
101 East Kennedy Boulevard, Suite 2800
Tampa, FL
Phone: (813) 229-7600
Fax: (813) 229-1600
APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.
If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer (Do not check if a smaller reporting company)	☑ Smaller reporting company
CALCULATION OF REGISTRATION FEE

Title of each class			Proposed maximum	Proposed maximum
of securities to be	Amount to be		offering price per	aggregate offering	Amount of
registered	registered (1)		share (7)	price	registration fee
Common stock	51,251,128	(2)	$0.06	$3,075,068	$120.85
Common stock	400,000	(3)	$0.06	$24,000	$.94
Common stock	7,105,000	(4)	$0.06	$426,300	$16.75
Common stock	10,000,000	(5)	$0.06	$600,000	$23.58
Common stock	49,440,000	(6)	$0.06	$2,966,400	$116.58
Total	118,196,128			$7,091,768	$278.70
Less amount previously paid — June 20, 2007					($685.00)
Less amount previously paid October 26, 2007					($494.14)
Net amount registration fee					($900.44)

(1)	Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement. Also includes shares issuable upon conversion of warrants held by the selling stockholder. The amount to be registered includes a good faith estimate of the number of shares issuable upon conversion of the warrants. Should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2)	Represents (i) 21,698,838 shares of common stock underlying the Company’s outstanding series A warrants (which have an exercise price of $0.11 and a term of three (3) years); (ii) 21,698,838 shares of common stock underlying the Company’s outstanding series B warrants (which have an exercise price of $0.11 and a term of five (5) years); (iii) 2,523,918 additional shares of common stock underlying the Company’s series A warrants issued pursuant to late filing penalties incurred as a result of late registration of shares underlying warrants; (iv) 5,329,534 shares of common stock underlying the Company’s outstanding series C warrants (which have an exercise price of $0.06 and a term of three (3) years).

(3)	Represents 400,000 shares of common stock issued to MAJ Ventures, Ltd., which shares were issued to MAJ Ventures upon the conversion of its promissory note in the original principal amount of $60,000.

(4)	Represents shares issued in connection with the acquisition of US Voice & Data, LLC from The Michael P. Fischer Irrevocable Delaware Trust under Agreement dated April 5, 2007, and The M. Scott Diamond Irrevocable Delaware Trust under Agreement dated April 23, 2007, including 105,000 of shares issued due to a late filing of the registration statement penalty.

(5)	Represents 10,000,000 shares of common stock underlying the Company’s outstanding warrant issued in connection with the Dynamic Decisions note payable (which have an exercise price of $0.11 and a term of five (5) years).

(6)	Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of series B preferred stock and series D warrants held by the selling stockholder. The amount to be registered includes a good faith estimate of the number of shares issuable upon conversion of the preferred stock and warrants. Should the conversion ratio of our preferred stock result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(7)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over the Counter Bulletin Board on February 4, 2007, which was $0.06 per share.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED FEBRUARY 7, 2008
BROOKSIDE TECHNOLOGY HOLDINGS CORP.
118,196,128 SHARES OF
COMMON STOCK
This prospectus relates to the resale by the selling stockholders of up to 118,196,128 shares of our common stock. Those shares consist of: (i) 21,698,838 shares of common stock underlying the Company’s outstanding series A warrants (which have an exercise price of $0.11 and a term of three (3) years); (ii) 21,698,838 shares of common stock underlying the Company’s outstanding series B warrants (which have an exercise price of $0.11 and a term of five (5) years); (iii) 2,523,918 additional shares of common stock underlying the Company’s series A warrants issued pursuant to late filing penalties incurred as a result of late registration of shares underlying warrants; (iv) 5,329,534 shares of common stock underlying the Company’s outstanding series C warrants (which have an exercise price of $0.06 and a term of three (3) years); (v) 400,000 shares of common stock issued to MAJ Ventures, Ltd., which shares were issued to MAJ Ventures upon the conversion of its promissory note in the original principal amount of $60,000; (vi) 7,000,000 shares issued in connection with the acquisition of US Voice & Data, LLC from The Michael P. Fischer Irrevocable Delaware Trust under Agreement dated April 5, 2007, and The M. Scott Diamond Irrevocable Delaware Trust under Agreement dated April 23, 2007, plus 105,000 of shares issued due to a late filing of the registration statement penalty; (vii) Represents 10,000,000 shares of common stock underlying the Company’s outstanding warrant issued in connection with the Dynamic Decisions note payable (which have an exercise price of $0.11 and a term of five (5) years); and (viii) the 49,440,000 shares of the Company’s common stock underlying (a) series B 16% convertible preferred stock, (b) series D warrants, including the 1,440,000 shares issued in accordance with the late registration filing penalty imposed by the registration rights agreement. The preferred stock has a fixed conversion price of $.125 and is convertible into an aggregate of 24,000,000 shares of common stock. The series D warrants have an exercise price of $.125 and a term of five (5) years and are exercisable into an aggregate of 24,000,000 shares of common stock. The series A, B and C warrants listed above were issued in connection with the Company’s private placement of series A convertible preferred stock completed in April 2007 (the “Private Placement”). The shares issued to MAJ Ventures are unrelated to the Private Placement.
The selling stockholders may sell the common stock registered hereby from time to time at the prevailing market price or in negotiated transactions. We will pay the expenses of registering these shares. See “Plan of Distribution.”
Our common stock is listed on the Over the Counter Bulletin Board under the symbol “BKSD”. The last reported sales price per share of our common stock as reported by the Over the Counter Bulletin Board on February 4, 2008, was $0.06.
Investing in these securities involves significant risks. See “Risk Factors” beginning on page 5.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2008.
The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Brookside Technology Holdings Corp. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

Prospectus Summary	1
Risk Factors	13
Use of Proceeds	19
Market for Common Equity and Related Stockholder Matters	19
Management’s Discussion and Analysis of Financial Condition, Results of Operations and Plan of Operation	24
Description of Business	20
Description of Property	24
Legal Proceedings	36
Directors, Executive Officers, Promoters and Control Persons
Executive Compensation	39
Certain Relationships and Related Transactions	56
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	57
Security Ownership of Certain Beneficial Owners and Management	40
Description of Securities Being Registered	42
Indemnification for Securities Act Liabilities
Plan of Distribution	44
Selling Stockholder	46
Legal Matters	57
Experts	57
Available Information	57
Financial Statements
EX-3.1 ARTICLES OF INCORPORATION
EX-3.2 ARTICLES OF INCORPORATION
EX-5.1 OPINION OF SHUMAKER LOOP & KENDRICK, LLP
EX-10.7 DYNAMIC DECISIONS NOTE
EX-10.8 DYNAMIC DECISIONS PURCHASE AGREEMENT
EX-10.9 VICIS CAPITAL MASTER FUND SECURITIES PURCHASE AGREEMENT
EX-10.10 VICIS CAPITAL MASTER FUND REGISTRATION RIGHTS AGREEMENT
EX-10.11 VICIS SERIES D COMMON STOCK PURCHASE WARRANT
EX-10.12 HILCO CREDIT AGREEMENT
EX-10.13 HILCO SERIES E COMMON STOCK PURCHASE WARRANT
EX-10.14 US VOICE & DATA, LLC MEMBERSHIP PURCHASE AGREEMENT
EX-10.15 MICHAEL P. FISCHER EMPLOYMENT AGREEMENT
EX-10.16 M. SCOTT DIAMOND EMPLOYMENT AGREEMENT
EX-23.2 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROSPECTUS SUMMARY
The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements and the notes to the financial statements.
INTRODUCTION
Background/Name Change/Redomestication
We were incorporated in September 2005 as Cruisestock, Inc. (the “Company”) under the laws of the State of Texas. Immediately prior to February 21, 2007, we were a shell corporation with no significant operations or assets. On February 21, 2007, we acquired all of the stock of Brookside Technology Partners, Inc., a Texas corporation, in a transaction where the shareholders of Brookside Technology Partners exchanged all of their shares for shares of our common stock (the “Share Exchange”). As a result, Brookside Technology Partners became our wholly-owned subsidiary. However, from an accounting perspective, Brookside Technology Partners was the acquirer in the Share Exchange.
Because Brookside Technology Partners was the accounting acquirer in the Share Exchange, management does not believe that it is informative or useful to compare Cruisestock’s historical results of operations with those of Brookside Technology Partners. Instead, in this prospectus we discuss only Brookside Technology Partners’ results of operations and financial performance.
Subsequent to the Share Exchange, on July 6, 2007 (the “Effective Time”), the Company changed its name to Brookside Technology Holdings Corp. and redomesticated into Florida. The name change and redomestication were accomplished by merging the Company into a newly-formed, Florida wholly-owned subsidiary, with the subsidiary being the surviving entity (the “Redomestication”). As a result, the Company is now a Florida corporation and its name is Brookside Technology Holdings Corp.
Our common stock is quoted on the Over the Counter Bulletin Board (OTCBB) under the new symbol BKSD and our principal offices are located at 7703 N. Lamar Blvd, Suite 500, Austin, Texas, 78734, and our telephone number is 512.692.2100.
Stock Split
Concurrently with the Redomestication and as of the Effective Time:
•	Each outstanding share of Cruisestock’s common stock, $0.001 per share, was automatically converted into seven shares of Brookside Technology Holdings Corp.’s common stock, $0.001 par value per share;

•	Each outstanding share of Cruisestock’s series A preferred stock, $0.001 per share, was automatically converted into one share of Brookside Technology Holdings Corp.’s series A preferred stock, $0.001 par value per share;

•	The price at which the series A preferred stock converts into common stock was automatically adjusted, on a proportionate basis, to account for the forward split of the common shares by reducing the current conversion price of $0.40 per share to $0.06; and

•	The number of shares of common stock underlying all of Cruisestock’s outstanding options and warrants to purchase common stock, and the exercise price of such options and warrants, was automatically adjusted to account for the 7-for-1 common share stock split.
All information contained in this prospectus has been prepared and is being presented on a post-split basis to account for the Redomestication and related stock split, as discussed above.

Acquisition of USVD
On September 14, 2007, we acquired all of the membership interest of USVD from The Michael P. Fischer Irrevocable Delaware Trust under Agreement dated April 5, 2007, and The M. Scott Diamond Irrevocable Delaware Trust under Agreement dated April 23, 2007 (the “Sellers”), pursuant to a Membership Interest Purchase Agreement closed on such date (the “Purchase Agreement”). USVD, headquartered in Louisville, Kentucky, with offices in Lexington, Kentucky and Indianapolis, Indiana, is a leading regional provider of telecommunication services, including planning, design, installation and maintenance for converged voice and data systems. USVD had un-audited revenue of $15.1 million for the trailing twelve months ended August 31, 2007, and audited 2006 revenue of $12.1 million. The purchase price was paid through a combination of 7,000,000 of shares of common stock, valued at $.39 per share, $9,938,690 cash of at closing and deferred cash payments totaling $3,100,000 due as follows:
i.	Seven Hundred Fifty Thousand and No/100 Dollars ($1,500,000.00) on the 12 month anniversary of the Closing Date, payable in cash;

ii.	Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) on the 18 month anniversary of the Closing Date, payable in cash; and

iii.	Seven Hundred Fifty Thousand and No/100 Dollars ($850,000.00) on the 24 month anniversary of the Closing Date, payable in cash.
If the Seller Note is not timely paid, the amount due but unpaid accrues interest at an annual interest rate of 12% until the date it is paid.
Additionally, the Purchase Agreement provides the Sellers with the opportunity to earn additional consideration based on USVD’s EBITDA performance as follows (the “Earnout”):
i.	In the event that EBITDA during the period beginning with July 1, 2007 and ending on December 31, 2007 is greater than $1,250,000.00, the Earnout payment shall be equal to 50% of the EBITDA of the Company in excess of such target;

ii.	In the event that EBITDA during the period beginning with January 1, 2008 and ending on December 31, 2008 is greater than $2,500,000, the Earnout payment shall be equal to 50% of the EBITDA of the Company in excess of such target;

iii.	In the event that EBITDA during the period beginning with January 1, 2009 and ending on December 31, 2009 is greater than $2,500,000, the Earnout payment shall be equal to 50% of the EBITDA of the Company in excess of such target; and

iv.	In the event that EBITDA during the period beginning with January 1, 2010 and ending on June 30, 2010 is greater than $1,250,000, the Earnout payment shall be equal to 50% of the EBITDA of the Company in excess of such target.
The Earnout is payable in cash or stock at the option of the Sellers.
Additionally, the Purchase Agreement provides that the purchase price will be adjusted on a dollar for dollar basis to the extent that the working capital of USVD on the closing date exceeds the agreed upon targeted working capital and to the extent that the net profit derived from the Company from its sales to Republic Bank exceeds the agreed upon targeted net profit (collectively, the “Purchase Price Adjustment”). USVD has calculated the Purchase Price Adjustment and based on such calculation has requested that the Company pay it an additional $486,000 in cash. The obligation to pay any Purchase Price Adjustment in excess of $250,000 will cause an event of default under the Company’s credit facility with Hilco Financial. See “Risk Factors.” The Company has accrued $100,000 as payment under the notes issued to Seller and the remaining $386,000has been accrued as a purchase price payable.

Additionally, the Company caused USVD, its new subsidiary, to enter into employment agreements with Michael P. Fischer and M. Scott Diamond, with initial terms of three years, pursuant to which they will serve as USVD’s CEO and COO, respectively. The employment agreements contain standard terms and provisions, including non competition and confidentiality provisions and provisions relating to early termination and constructive termination, and provide for an annual base salary and certain standard benefits.
A summary of the purchase price allocation is as follows:

Purchase price — Cash paid		$9,938,690
Stock issued		2,730,000
Notes payable issued to seller		3,100,000
Additional amount due to seller		356,160
Legal & Other Acquisition Costs		—

Acquisition costs		16,124,850
Net fair value of assets acquired and liabilities assumed		(1,592,805)

Goodwill acquired		$14,532,045

Fair value of assets acquired and liabilities assumed —	$
Cash acquired		885,791
Accounts receivable		1,975,499
Inventory and work in progress		1,865,309
Property and equipment		203,249
Other assets		69,587
Accounts payable and accrued expenses		(529,903)
Customer deposits and deferred income		(2,773,232)
Other liabilities		(103,495)

Net fair value of assets acquired and liabilities assumed		$1,592,805

The Acquisition of USVD was accounted for under the purchase method of accounting, which requires that the assets acquired and liabilities assumed be recorded at the date of acquisition at their respective fair market values. The judgments made in determining the estimated fair values assigned to each class of assets acquired and liabilities assumed, as well as asset lives, can materially impact net income. Additional direct acquisition costs were unpaid at September 30, 2007 and may be paid in 2008 and 2009, if certain revenue targets are met, as discussed above. No amount has been recognized for their contingent Earnout as of September 30, 2007. The purchase price was allocated to the assets acquired and liabilities assumed, based on estimated fair values at the date of the acquisition. No allocation has been made to any intangible assets as of September 30, 2007. The value of assets and liabilities was estimated based on purchase price and future intended use. Goodwill represents the acquisition costs in excess of the fair value of net tangible and intangible assets of businesses purchased. Intangible assets consist primarily of the value of intellectual property, customer relationships, non-compete agreements, trademarks and goodwill (no allocation has been made to intangible assets as of the September 30, 2007). Management will determine the proper value of intangible assets acquired from USVD and allocate a portion of the goodwill to intangible assets within the next twelve months). Goodwill is evaluated annually for impairment, or earlier if indicators of impairment exist. The determination as to whether or not goodwill or other intangible assets have become impaired involves a significant level of judgment in the assumptions underlying the approach used to determine the value of the reporting units. Changes in our operating strategy and our market conditions could significantly impact these judgments and require adjustments to recorded amounts of intangible assets.
We have adopted a policy to review goodwill and indefinite-lived intangibles for impairment using a discounted cash flow approach that uses forward-looking information regarding market share, revenues and costs for the reporting unit as well as appropriate discount rates. As a result, changes in these assumptions could materially change the outcome of the reporting unit’s fair value determination in future periods, which could require a further permanent write-down of goodwill.
Goodwill represents the excess of the purchase price over the fair value of the net identifiable assets acquired. This premium paid for the acquisitions is based on management’s belief that the acquired technologies, businesses and engineering talent were of strategic importance in the Company’s growth strategy. Operating results from the acquired business is included in the condensed consolidated statements of operations from the date of acquisition.
The following unaudited pro forma financial information presents the results of operations for the three and nine month periods ended September 30, 2007 and 2006 as if the acquisitions had occurred at the beginning of each period presented. The pro forma financial information has been adjusted for the effect of interest paid on the term loan and the reduced interest earned on cash used in the acquisition of USVD. The pro forma financial information for the combined entities has been prepared for comparative purposes only and is not indicative of what actual results would have been if the acquisitions had taken place at the beginning of each period presented, or of future results.

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Pro forma net revenues	$3,861,696	$4,132,522	$13,408,115	$11,592,853

Pro forma net income (loss)	(1,398,801)	420,022	(1,726,514)	629,456

Pro forma net income per share:

Diluted	$(0.02)	$0.01	$(0.02)	$0.01

Financing of USVD Acquisition
Credit Facility
The Company, through Midtown Partners & Co., LLC and LCG Capital, raised approximately $10,000,000 less fees and expenses of $1,192,000 for net cash proceeds of $8,808,000 to finance the acquisition of USVD. The financing consisted of approximately $7.0 million of senior $1.0 million of subordinated debt and $3.0 million of series B preferred stock. In connection therewith, the Company and its two subsidiaries, USVD and Brookside Technology Partners, entered into a Credit Agreement with Hilco Financial LLC, pursuant to which Hilco agreed to provide a $7,000,000 ($6,000,000 advanced at acquisition date) revolving line of credit, bearing interest at 15% and maturing on September 26, 2008 (the “Senior Loan”). Additionally, the Company also entered into a Subordinated Note and a related Subordinated Note Purchase Agreement with DD Growth Premium Fund, pursuant to which DD Growth Premium Fund loaned the Company $1 million, bearing interest at 10% per annum and maturing on December 30, 2008 (the “Subordinated Loan”). Additionally, the Company entered into a Securities Purchase Agreement with Vicis Capital Master Fund, a sub-trust of Vicis Capital Series Master Trust, pursuant to which Vicis acquired 3,000,000 shares of Series B Convertible Preferred Stock of the Company for $3,000,000, which shares are convertible into 24,000,000 shares of common stock of the Company (subject to certain adjustments). See additional terms summarized below.
The registration rights agreements between the Company and Hilco required the Company to register the shares of common stock underlying the
The stock purchase agreement between the Company and Vicis provides that the series B preferred stock owned by Vicis must be either redeemed by the Company or acquired by a third party by December 26, 2007. The Hilco Senior Loan credit agreement prohibits any such redemption. The Company did not redeem such shares and no third party has agreed to purchase such shares by the deadline of December 27, 2007. According to the Vicis Stock Purchase Agreement, if its series B preferred shares are not so redeemed by the Company or purchased by a third party, Michael Nole, the Company’s CEO and Chairman of the Board, and Michael Dance, President of Brookside, are to transfer a total of 20,000,000 shares of their stock of the Company to Vicis. Upon such a transfer, which has not yet been effectuated, Vicis shall become the Company’s largest shareholder. If such a transfer were to occur, Vicis could significantly influence the management and control of the Company and Messrs. Nole and Dance would be less motivated to devote their time to Company business. The parties are currently negotiating an alternative to such a transfer, which could include a refinancing of the Vicis preferred stock, along with the Hilco Senior Loan and the DD Subordinated Loan, but there can be no assurances such an alternative will be found. See “Risk Factors.”
On December 26, 2007, the Company received a notice from Hilco informing the Company that it is in default of section 7.1 (financial covenants) of the credit facility related to the Senior Loan as a result of, among other things, the Company’s failure to achieve EBITDA targets. In its letter, Hilco reserves all rights it may have as a result of such default and informs the Company that, as a result of the default, Hilco is not obligated to make any further advances under the revolving line of credit. Hilco is the Company’s primary credit facility. The Company will not be able to continue to operate if Hilco stops making advances under the revolving line of credit. The Company has explored and will continue to explore refinancing the Hilco Senior Loan, but there can be no assurances that it will be able to do so. The Company also is attempting to rectify the default of Section 7.1 of the credit facility, but, again, there are no assurances it will be able to do so. See “Risk Factors.”
While an event of default continues to exist under the Senior Loan, the Company is prohibited by the Hilco credit facility from making certain payments, including any Earnout payments or Seller Note payments to the Sellers of USVD. Further, until a resolution is reached with Hilco with regard to the default under the Senior Loan, the Company does not expect to have the funds sufficient to pay the Purchase Price Adjustment to the USVD acquisition (as discussed above) in compliance with the USVD Membership Purchase Agreement. A failure to make any of these payments to the Sellers when due, shall be a breach of the USVD Membership Purchase Agreement. While the Sellers have signed a subordination agreement with Hilco, wherein they agreed to subordinate the Earnout and Seller Note, the Purchase Price Adjustment is not subordinated to the Senior Loan. If the Company is unable to pay the Earnout, Seller Note or Purchase Price Adjustment, Seller’s may quit their employment with USVD and after Hilco has been repaid, they can compete with the Company. Further, if the Company is unable to pay the Purchase Price Adjustment, Sellers may quit their employment and compete with the Company immediately, which would materially adversely impact USVD and the Company. The Sellers remain key employees of USVD. The loss of the Sellers as employees could materially negatively impact USVD and the Company.
In connection with the foregoing financing of the acquisition of USVD, the Company granted (a) Vicis a warrant to purchase 24,000,000 shares of common stock of the Company at an exercise price of $0.125 per share; (b) Hilco Financial LLC a warrant to purchase 61,273,835 shares of common stock of the Company at an exercise price of $0.137 per share; (c) DD Growth Premium Fund a warrant to purchase 10,000,000 shares of common stock of the Company at an exercise price of $0.114 per share; and (d) Midtown Partners & Co. a warrant to purchase 5,800,000 shares of common stock of the Company at an exercise price of $0.114 per share.
The registration rights agreement between the Company and Hilco required the Company to register the 61,273,835 shares of common stock underlying the warrant issued to Hilco by October 26, 2007 or incur a cash penalty of two per cent (2%) of the loan amount, or $140,000, each 30 day period subsequent to October 26, 2007. Hilco requires a separate registration statement for these shares, and also requires that Hilco and Hilco’s counsel review and approve such registration statement prior to the Company submitting to the Securities and Exchange Commission. Since the Company sent a draft registration statement applicable to the shares underlying the warrant given to Hilco prior to the October 26, 2007 deadline and Hilco did not provide its approval of such registration statement. The Company does not feel it has incurred any late filing penalties. However, if Hilco asks for such penalties, the resulting impact could be material.
The registration rights agreement between the Company and Vicis required the Company to register the 48,000,000 shares of common stock underlying the series B preferred stock and series D warrant issued to Vicis by December 26, 2007 or incur a penalty payable in cash or additional warrants at one and a half per cent (1.5%) per month with a maximum liability of nine per cent (9%). Pursuant to the Black Scholes model, the value of these penalty warrants totaled $221,760. The Company accrued this amount as interest expense at December 26, 2007.
A summary of the notes payable and warrants is as follows:
As a result of these contract provisions, the Hilco Senior Convertible Note balance at Inception (September 26, 2007) was adjusted as follows:

Notional balance of Hilco Senior Convertible Note	$6,000,000
Adjustments:
Discount for Warrant issued (based on relative fair value assigned)	(4,000,227)
Discount for loan fees paid to Hilco on Note	(340,000)

Senior Convertible Note balance, net of unamortized discount at September 26, 2007	$1,659,773

Hilco Senior Convertible Note at September 30, 2007—
The Hilco Senior Convertible Note balance on the consolidated balance sheet as of September 30, 2007 is comprised of the following:

Notional balance of Senior Convertible Note at September 30, 2007	$6,127,723
Adjustments:
Unamortized discount	(4,149,348)

Senior Convertible Note balance, net of unamortized discount at September 30, 2007	$1,978,375

As a result of these contract provisions, the DD Subordinated Convertible Note balance at Inception (August 31, 2007) was adjusted as follows:

Notional balance of the DD Subordinated Convertible Note at August 31, 2007	$1,000,000
Adjustments:
Discount for Warrant	(722,068)

DD Subordinated Convertible Note balance, net of unamortized discount at August 31, 2007	$277,932

DD Subordinated Convertible Note at September 30, 2007—
The DD Subordinated Convertible Note balance on the consolidated balance sheet as of September 30, 2007 is comprised of the following:

Notional balance of the DD Subordinated Convertible Note at September 30, 2007	$1,000,000
Adjustments:
Unamortized discount	(585,677)

DD Subordinated Convertible Note balance, net of unamortized discount at September 30, 2007	$414,323

As a result of these contract provisions, the Series B Convertible Preferred stock balance at Inception (September 14, 2007) was adjusted as follows:

Notional balance of Series B Convertible Preferred stock	$3,000,000
Adjustments:
Discount for Warrants issued	(2,054,995)
Discount for Beneficial conversion feature	(695,005)

Discount for loan fees paid to Vicis	(250,000)

Series B Convertible Preferred Stock, net of unamortized discount at September 14, 2007	$—

Series B Convertible Preferred Stock at September 30, 2007—
The Series B Preferred Stock balance on the consolidated balance sheet as of September 30, 2007 is comprised of the following:

Notional balance of Series B Convertible Preferred Stock at September 30, 2007	$3,000,000
Adjustments:
Unamortized discount	(2,467,244)

Series B Convertible Preferred Stock balance, net of unamortized discount at September 30, 2007	$532,756

As a result of these contract provisions, the USVD Sellers Convertible Note balance at Inception (September 14, 2007) was adjusted as follows:

Notional balance of USVD Seller’s Convertible Note	$3,100,000
Adjustments:
Discount for Beneficial conversion feature	(750,000)

Seller’s Convertible Note balance, net of unamortized discount at September 14, 2007	$2,350,000

USVD Seller’s Convertible Note at September 30, 2007—
The USVD Seller’s Convertible Note balance on the consolidated balance sheet as of September 30, 2007 is comprised of the following:

Notional balance of USVD Seller’s Convertible Note at September 30, 2007	$3,100,000
Adjustments:
Unamortized discount	(737,869)

Convertible Note balance, net of unamortized discount at September 30, 2007	$2,362,131

Change in unamortized discount and loan costs of the Convertible Note —
For the three and nine months ended September 30, 2007, the discount on the above Notes changed for amortization of discounts in connection with the Notes. The total discount on the Convertible Note changed from $8,812,295 at inception to $7,940,738 at September 30, 2007, as unamortized discounts were amortized to expense over the terms of the notes.
The following assumptions were used in the preparation of the Warrant valuations at inception (September 26, 2006), September 30, 2007 and February 13, 2007:
Black-Scholes Methodology:

	Hilco Note	DD Sub Debt	Series B
Assumptions	Warrant	Warrant	Warrant

Dividend yield	0.00%	0.00%	0.00%
Risk-free interest rate	4.21%	4.21%	4.21%
Volatility	61.55%	61.55%	61.55%
Expected Term	5.00 years	5.00 years	5.00 years

The Company has 250,000,000 of common stock authorized and 87,900,000 shares issued and outstanding at September 30, 2007. The number of common shares issued would increase by 236,669,176 shares of additional common stock assuming that all convertible debt, warrants, and options were exercised as of September 30, 2007. However, the additional shares are convertible into approximately 155,132,000 shares on a net share settlement basis at September 30, 2007. The total issued common shares and the potential common shares on a net share settlement basis total approximately 243,032,000 shares. The Company intends to seek approval to increase the authorized shares from 250,000,000 to 400,000,000 by March 31, 2008.
Operations
We are the holding company for Brookside Technology Partners, Inc, a Texas corporation (“Brookside Technology Partners”), and US Voice & Data, LLC, an Indiana Limited Liability Company (“USVD”), and all operations are conducted through those two wholly owned subsidiaries.
Headquartered in Austin, Texas, Brookside Technology Partners is a provider and global managed service company specializing in selling, designing, analyzing and implementing converged Voice over IP (VoIP), data and wireless business communications systems and solutions for commercial and state/government organizations of all types and sizes in the United States. Brookside Technology Partners is recognized as a leading VoIP reseller and professional services vendor with over 300 BCM installations that have various forms of networked or VoIP functionality.
Headquartered in Louisville, Kentucky, USVD is a leading regional provider of telecommunication services including planning, design, installation and maintenance for the converged voice and data systems. USVD serves the Kentucky and Southern Indiana markets, operating out of offices in Louisville, Lexington and Indianapolis.
USVD combines technical expertise in a range of communications products, including IP-enabled platforms, wired and wireless IP and digital endpoints and leading edge communications applications to create converged voice, video and data networks that help businesses increase efficiency and optimize revenue opportunities, critical for success in today’s competitive business environment.
The sale of new systems, built on either Inter-Tel or NEC platforms, is the backbone of USVD’s business, typically accounting for approximately 65% of USVD’s revenue.
The USVD acquisition significantly depleted the Company’s cash. This depletion of cash could hinder the Company’s ability to successfully execute its acquisition strategy. The Company incurred net losses during the first, second and third quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, respectively, and for the years ended 2006, 2005 and 2004. Its current and past losses raise substantial doubt about its ability to continue as a going concern. See “Risk Factors”.
THE OFFERING

Common stock offered by selling stockholder	Total common stock offered pursuant to this registration statement is 118,196,128 including up to 110,691,128 shares, underlying preferred stock and warrants and assuming full exercise of the warrants. This number represents approximately 134% of our currently outstanding (87,900,000) shares of common stock and 482% of our currently outstanding shares of common stock held by persons other than the selling shareholders or affiliates of the Company or Selling Shareholders (24,500,000). These shares are being offered by selling stockholders. The Company is not selling any shares, and as such, we will not be receiving any proceeds.

Common stock to be outstanding after the offering	Up to 243,486,263 shares assuming the full conversion of the preferred stock and the exercise of the warrants.

Use of proceeds	We will not receive any proceeds from the sale of the common stock underlying warrants. If fully exercised for cash, we would receive $9,407,136 in the aggregate upon the exercise of all the warrants. We will use the proceeds for working capital and the development of our business plan. The 400,000 shares issued to MAJ Ventures was in exchange for the termination of a $60,000 loan due to MAJ Ventures by the Company. The 7,105,000 shares issued to the Seller’s of USVD consists of 3,552,500 issued to The Michael P. Fischer Irrevocable Delaware Trust under Agreement dated April 5, 2007, and 3,552,500 issued to the The M. Scott Diamond Irrevocable Delaware Trust under Agreement dated April 23, 2007. 7,000,000 of these shares were issued in connection with the Acquisition of USVD. 105,000 of these shares were issued in lieu of penalties incurred due to the late filing of the registration statement related to these shares.

Ticker Symbol	BKSD
The above information regarding common stock to be outstanding after the Offering is based on 87,900,000 shares of common stock outstanding as of September 30, 2007 and assumes the subsequent conversion of the preferred stock and the exercise of the warrants by our selling stockholders.
The Selling Stockholders Financing
From February 21, 2007 to April 30, 2007, we entered into Series A Preferred Stock Purchase Agreements with a group of accredited investors (the “Investors”), pursuant to which the Investors purchased 2,175,322 shares of the Company’s Series A convertible preferred stock (the “Preferred Stock”), 19,034,071 series A common stock purchase warrants (the “series A warrants”) and 19,034,071 series B common stock purchase warrants (the “series B warrants”) for an aggregate purchase price of $2,141,990 (the “Private Placement”). Of the total purchase price, $235,000 was paid through the cancellation of promissory notes due from Brookside to the investor, as discussed in more detail below. Additionally, Venture Fund II, Inc. elected to convert $250,000 of a cash consulting fee due to it from us into units in the offering and such amount is included in the total purchase price.
The Preferred Stock has a fixed conversion price of $0.06 and the 2,175,322 shares of Preferred Stock issued in the Private Placement are initially convertible into an aggregate of 38,068,135 shares of common stock. In addition, the Preferred Stock pays an annual dividend of 8%, which is payable quarterly, at the option of the Company, either in cash or in shares of common stock at a 10% discount to the Company’s stock price.

The series A warrants have an exercise price of $0.11 and a term of three (3) years. The series B warrants have an exercise price of $0.11 and a term of five (5) years.
The conversion price of the Preferred Stock and the exercise price of the warrants are subject to adjustment in certain instances, including the issuance by the Company of securities with a lower conversion or exercise price. The Preferred Stock is entitled to vote with the common stockholders on a common stock-equivalent basis.
In addition, the Company and the Investors entered into an Investor Rights Agreement pursuant to which the Company agreed to file, within 60 days after the closing, a registration statement covering the common stock issuable upon conversion of the Preferred Stock and exercise of the warrants. The failure of the Company to meet this schedule and other timetables provided in the Investor Rights Agreement would result in the imposition of liquidated damages. The Company recorded liabilities of $15,010 and $25,693 in the three and six months ended June 30, 2007, respectively, related to liquidated damages under the registration rights agreement effective as of the Exchange Transaction. These amounts were considered probable of payment and represent the grant date fair value of the penalty warrants and the amount has been included in additional paid-in capital.
Midtown Partners & Co., LLC, which served as placement agent in connection with the Preferred Stock Purchase Agreement, received an aggregate placement agent fee of $214,199 in cash and the following common stock purchase warrants:
(i)	a series A warrant to purchase 2,664,767 shares of common stock at an exercise price of $0.11,

(ii)	a series B warrant to purchase 2,664,767 shares of common stock at an exercise price of $0.11, and

(iii)	a series C warrant (the “series C warrant”) to purchase 5,329,534 shares of common stock at an exercise price of $0.06.
The series C warrant has an exercise price of $0.06 and a term of three years. All the placement agent warrants provide for cashless exercise. The cashless exercise feature allows the placement agent to exercise the warrants without paying cash into the number of shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	=	volume weighted average price of the Common Stock during the 10 trading days immediately preceding the date of exercise;

(B)	=	the cash exercise price of the warrant; and

(X)	=	the number of shares issuable upon exercise of the warrant if it was to be exercised for cash.
Only the placement agent warrants include this feature. Midtown Partners & Co., LLC is an NASD registered broker-dealer.
Chris Phillips and an affiliate of his, Apogee Financial Investments, Inc., which is the sole member of Midtown Partners & Co., LLC, previously loaned $50,000 to Brookside, and in connection with the Exchange Transactions, they converted such bridge loans into the units offered to Investors in the Private Placement at a 25% discount to the price paid by such Investors, which was offered as an incentive for such conversion.
Accordingly, on February 21, 2007, each of Mr. Phillips and Apogee Financial Investments, Inc. received 66,666 shares of Preferred Stock and the following warrants:
(i)	a series A warrant issued to Mr. Phillips to purchase 320,831 shares of common stock at an exercise price of $0.11,

(ii)	a series B warrant issued to Mr. Phillips to purchase 320,831 shares of common stock at an exercise price of $0.11,

(iii)	a series A warrant issued to Apogee Financial Investments, Inc. to purchase 320,831 shares of common stock at an exercise price of $0.11 and

(iv)	a series B warrant issued to Apogee Financial Investments, Inc. to purchase 320,831 shares of common stock at an exercise price of $0.11.
In addition, in connection with the Exchange Transactions, Apogee Financial Investments, Inc. converted the $135,000 loan it made to Brookside on January 12, 2007 into 135,000 units in the Private Placement. Accordingly, Apogee was issued 135,000 additional shares of Preferred Stock and the following warrants:
(i)	A series A warrant issued to Apogee Financial Investments, Inc. to purchase 1,181,250 shares of common stock at an exercise price of $0.11; and

(ii)	A series B warrant issued to Apogee Financial Investments, Inc. to purchase 1,181,250 shares of common stock at an exercise price of $0.11.
In addition, Apogee Consultants, Inc. received a cash fee of $122,070 for consulting and due diligence services rendered in connection with the Exchange Transactions.
The conversion price of the Preferred Stock and the exercise price of the Warrants are subject to adjustment in certain instances, including the issuance by the Company of securities with a lower conversion or exercise price. The Series A preferred stock is entitled to vote with the common stock, as discussed in greater detail below. See, “Description of Securities”.
This prospectus relates to the resale by the selling stockholders of up to 118,196,128 shares of our common stock. Those shares consist of: (i) 21,698,838 shares of common stock underlying the Company’s outstanding series A warrants (which have an exercise price of $0.11 and a term of three (3) years); (ii) 21,698,838 shares of common stock underlying the Company’s outstanding series B warrants (which have an exercise price of $0.11 and a term of five (5) years); (iii) 2,523,918 additional shares of common stock underlying the Company’s series A warrants issued pursuant to late filing penalties incurred as a result of late registration of shares underlying warrants; (iv) 5,329,534 shares of common stock underlying the Company’s outstanding series C warrants (which have an exercise price of $0.06 and a term of three (3) years); (v) 400,000 shares of common stock issued to MAJ Ventures, Ltd., which shares were issued to MAJ Ventures upon the conversion of its promissory note in the original principal amount of $60,000; (vi) 7,000,000 shares issued in connection with the acquisition of US Voice & Data, LLC from The Michael P. Fischer Irrevocable Delaware Trust under Agreement dated April 5, 2007, and The M. Scott Diamond Irrevocable Delaware Trust under Agreement dated April 23, 2007, plus 105,000 of shares issued due to a late filing of the registration statement penalty; and (vii) the 49,440,000 shares of the Company’s common stock underlying (a) series B 16% convertible preferred stock, (b) series D warrants, including the 1,440,000 shares issued in accordance with the late registration filing penalty imposed by the registration rights agreement. The preferred stock has a fixed conversion price of $.125 and is convertible into an aggregate of 24,000,000 shares of common stock. The series D warrants have an exercise price of $.125 and a term of five (5) years and are exercisable into an aggregate of 24,000,000 shares of common stock. The series A, B and C warrants listed above were issued in connection with the Company’s private placement of series A convertible preferred stock completed in April 2007 (the “Private Placement”). The shares issued to MAJ Ventures are unrelated to the Private Placement.

RISK FACTORS
An investment in our securities involves a high degree of risk. In determining whether to purchase our securities, you should carefully consider all of the material risks described below, together with the other information contained in this prospectus before making a decision to purchase our securities. You should only purchase our securities if you can afford to suffer the loss of your entire investment.
RISKS RELATED TO OUR BUSINESS:
The majority of our current debt financing matures on or before September 26, 2008 and we will need to refinance. There are no assurances we will be able to obtain such financing.
The Company, through Midtown Partners & Co., LLC and LCG Capital, raised approximately $11.0 million to finance the acquisition of USVD, consisting of approximately $8.0 million of senior and subordinated debt and $3.0 million of preferred stock (classified as debt). In connection therewith, the Company and its two subsidiaries, USVD and Brookside Technology Partners, entered into a Credit Agreement with Hilco Financial LLC, pursuant to which Hilco agreed to provide a $7,000,000 revolving line of credit, bearing interest at 15% and maturing on September 26, 2008 (the “Senior Loan”). The Senior Loan is secured by all assets. This note will need to be refinanced prior to the maturity date of September 26, 2008. There can be no assurances that we will be able to obtain such financing.
Additionally, the Company also entered into a Subordinated Note and a related Subordinated Note Purchase Agreement with DD Growth Premium Fund, pursuant to which DD Growth Premium Fund loaned the Company $1 million, bearing interest at 10% per annum and maturing on December 30, 2008 (the “Subordinated Loan”). Additionally, the Company entered into a Securities Purchase Agreement with Vicis Capital Master Fund, a sub-trust of Vicis Capital Series Master Trust, pursuant to which Vicis acquired 3,000,000 shares of Series B Convertible Preferred Stock of the Company for $3,000,000, which shares are convertible into 24,000,000 shares of common stock of the Company (subject to certain adjustments). Theses Vicis Series B Convertible Preferred shares must be redeemed the Company or acquired by a third party by December 26, 2007. The Company did not redeem such shares and no third party has agreed to purchase such shares by the deadline of December 27, 2007. According to the Vicis Stock Purchase Agreement, if its series B preferred shares are not so redeemed by the Company or purchased by a third party, Michael Nole, the Company’s CEO and Chairman of the Board, and Michael Dance, President of Brookside, are to transfer a total of 20,000,000 shares of their stock of the Company to Vicis. Upon such a transfer, which has not yet been effectuated, Vicis shall become the Company’s largest shareholder. If such a transfer were to occur, Vicis could significantly influence the management and control of the Company and Messrs. Nole and Dance would be less motivated to devote their time to Company business. The parties are currently negotiating an alternative to such a transfer, which could include a refinancing of the Vicis preferred stock, along with the Hilco Senior Loan and the DD Subordinated Loan, but there can be no assurances such an alternative will be found. Hilco Financial, LLC, Vicis Capital and DD Growth Premium Fund are together hereinafter referred to as “Lenders”.
If we are not able to refinance our debt, then we will be in default with our Lenders. This will restrict our access to cash. The Company is currently in default on its Senior debt and the Series B Convertible Preferred Stock. The Lenders will have the authority to call the notes payable and also take control of our assets. We will not be able to continue as a going concern in such event.
We currently are in default of our Senior Loan.
On December 26, 2007, the Company received a notice from Hilco informing the Company that it is in default of section 7.1 (financial covenants) of the credit facility related to the Senior Loan as a result of, among other things, the Company’s failure to achieve EBITDA targets. In its letter, Hilco reserves all rights it may have as a result of such default and informs the Company that, as a result of the default, Hilco is not obligated to make any further advances under the revolving line of credit. Hilco is the Company’s primary credit facility. The Company will not be able to continue to operate if Hilco stops making advances under the revolving line of credit. The Company has explored and will continue to explore refinancing the Hilco Senior Loan, but there can be no assurances that it will be able to do so. The Company also is attempting to rectify the default of Section 7.1 of the credit facility, but the cash flow constrains imposed by the senior credit facility may it difficult to do so and, again, there can be no assurances that the Company will be able to rectify its defaults. As a result of the continuing negotiation with Hilco to modify our Credit Agreement, Hilco has agreed to defer a principal payment of $250,000 which was due December 26, 2007 until March 26, 2008.
Our failure to either redeem the Vicis series B preferred stock (classified as debt) or to cause a third party to purchase such stock may cause a change of control.
The stock purchase agreement between the Company and Vicis provides that the series B preferred stock owned by Vicis must be either redeemed by the Company or acquired by a third party by December 26, 2007. The Hilco Senior Loan credit agreement prohibits any such redemption. The Company did not redeem such shares and no third party has agreed to purchase such shares by the deadline of December 27, 2007. According to the Vicis Stock Purchase Agreement, if its series B preferred shares are not so redeemed by the Company or purchased by a third party, Michael Nole, the Company’s CEO and Chairman of the Board, and Michael Dance, President of Brookside, are to transfer a total of 20,000,000 shares of their stock of the Company to Vicis. Upon such a transfer, which has not yet been effectuated, Vicis shall become the Company’s largest shareholder. If such a transfer were to occur, Vicis could significantly influence the management and control of the Company and Messrs. Nole and Dance would be less motivated to devote their time to Company business. Mr. Nole does not currently receive any compensation from the Company. The parties are currently negotiating an alternative to such a transfer, which could include a refinancing of the Vicis preferred stock, along with the Hilco Senior Loan and the DD Subordinated Loan, but there can be no assurances such an alternative will be found.
The default of our Senior Loan prohibits us from making certain post-closing payments to the Sellers of USVD, which is a breach of the USVD Membership Purchase Agreement.
While an event of default continues to exist under the Senior Loan, the Company is prohibited by the Hilco credit facility from making certain payments, including any Earnout payments or Seller Note payments to the Sellers of USVD. Further, until a resolution is reached with Hilco with regard to the default under the Senior Loan, the Company does not expect to have the funds sufficient to pay the Purchase Price Adjustment to the USVD acquisition (as discussed above) in compliance with the USVD Membership Purchase Agreement. A failure to make any of these payments to the Sellers when due, shall be a breach of the USVD Membership Purchase Agreement. While the Sellers have signed a subordination agreement with Hilco, wherein they agreed to subordinate the Earnout and Seller Note, the Purchase Price Adjustment is not subordinated to the Senior Loan. If the Company is unable to pay the Earnout, Seller Note or Purchase Price Adjustment, Seller’s may quit their employment with USVD and after Hilco has been repaid, they can compete with the Company. Further, if the Company is unable to pay the Purchase Price Adjustment, Sellers may quit their employment and compete with the Company immediately, which would materially adversely impact USVD and the Company. The Sellers remain key employees of USVD. The loss of the Sellers as employees could materially negatively impact USVD and the Company.
Until the Earnout to the USVD Sellers is paid, we may need to split our EBITDA with the Sellers.
Pursuant to the USVD Membership Purchase Agreement, we agree to pay to Sellers 50% of USVD’s EBITDA over the next three years if the EBITDA exceeds certain targets discussed above. As a result, although we will be entitled to retain the other 50% of EBITDA, this may inhibit our ability to obtain new financing and to undertake our growth strategy.

Our Senior Loan may not provide adequate cash flow to finance our operations.
In accordance with terms of our Senior Loan credit facility, we are required to submit to Hilco our cash availability pursuant to a borrowing base certificate (“BBC”). This BBC calculates availability based on the eligible accounts receivable and inventory each week. Since our availability is dependant upon our eligible accounts receivable and inventory, our room on this line has been at near the limit each week. There can be no assurances that we will generate sufficient availability under this arrangement to provide adequate financing to fund our business strategy. Failure to due so will have a severe adverse affect on the Company.
We may not be able to continue as a going concern.
In addition to the financing and operational concerns discussed in this Prospectus, we incurred net losses during the nine months ended September 30, 2007 and for the years ended 2006, 2005 and 2004. Further, the Company has cash and cash equivalents of $133,685 and a working capital deficit of $2,387,007 at September 30, 2007, and had net cash used in operating activities of $1,036,693 during the nine months ended September 30, 2007. These matters raise substantial doubt about the Company’s ability to continue as a going concern.
We may not be able to undertake our growth strategy.
In addition to operating Brookside’s historical business, our growth strategy calls for undertaking strategic acquisitions over the next 12 months. See “Description of Business — Growth Strategy.” Our financial difficulties with Hilco, USVD and Vicis have drawn our resources away from this strategy. Further, if we are unable to obtain additional financing, we will not be able to implement our acquisition strategy.
We may not be able to manage our anticipated growth.
Our growth plan calls for the acquisition of other businesses. Our management team has limited experience in negotiating and closing such acquisitions. Our management team also has limited experience in integrating acquisitions into our core business. There can be no assurances that we will be able to successfully acquire or integrate other business. Additionally, our growth strategy is anticipated to place significant demands on our managerial and operational resources. Our failure to manage our growth efficiently may, among other things, divert management’s attention from the operation of our core business and negatively impact our business.
As a result of the Exchange Transactions, our expenses will increase significantly.
As a result of the Exchange Transactions, our ongoing expenses are expected to increase significantly, including expenses in compensation to our officers, ongoing public company expenses, including increased legal and accounting expenses as a result of our status as a reporting company and the requirement that we register the shares underlying the preferred stock and warrants issued pursuant to the Purchase Agreement, expenses incurred in complying with the internal controls requirements of the Sarbanes-Oxley Act, and obligations incurred in connection with the acquisition of Brookside. Our failure to generate sufficient revenue and gross profit could result in reduced profits or increased losses as a result of the additional expenses.
     Fluctuations in our operating results and announcements and developments concerning our business affect our stock price.
Our quarterly operating results, the number of stockholders desiring to sell their shares, changes in general economic conditions and the financial markets, the execution of new contracts and the completion of existing agreements and other developments affecting us, could cause the market price of our common stock to fluctuate substantially.

Our officers and directors are involved in other businesses which may cause them to devote less time to our business.
Our officers’ and directors’ involvement with other businesses may cause them to allocate their time and services between us and other entities. Consequently, they may give priority to other matters over our needs, which may materially cause us to lose their services temporarily which could affect our operations and profitability. We also rely heavily on Mike Fischer and Scott Diamond, CEO and COO, respectively, of USVD. The loss of either would materially adversely impact us. Per their employment agreements, if we fail to make any payments to them under any of their agreements, they can compete with us, after Hilco Financial, LLC has been repaid, and that would also materially adversely impact us.
We are dependent upon third party suppliers to provide our products, and the loss of these suppliers or a disruption or interruption in the supply chain may adversely affect our business.
We do not manufacture any of our products. We purchase our products from third parties. The loss of one or more of our suppliers could cause a significant disruption or interruption in the supply chain and could have a material adverse effect on our business.
Our success depends, in part, on the quality of our products.
Our success depends, in part, on the quality of our products. If our products are found to be defective or unsafe, or if they otherwise fail to meet our customers’ standards, our relationship with our customers could suffer, our brand appeal could be diminished, and we could lose market share and/or become subject to liability claims, any of which could result in a material adverse effect on our business, results of operations and financial condition.
Our business is dependent on our relationship with certain strategic partners.
Brookside is a Nortel Premium Advantage Partner. As such, Brookside provides Nortel certified System Design and Support professionals for pre-sales system design, implementation, and project management. Brookside also is an Authorized AT&T Solution Provider. Together with AT&T, Brookside helps all sizes of companies design, deploy and manage their Voice, Data, IP, long distance, and/or IP-MPLS solutions that provide the perfect circuit for voice over IP implementations. USVD has strategic relationships with Inter-Tel and NEC. These platforms are the backbone of USVD’s business, typically accounting for approximately 65% of USVD’s revenue. Also, USVD has a strategic contractual relationship with SinglePoint, Inc. (“SinglePoint”). Together with SinglePoint USVD is able to offer companies network services as well as provide consulting regarding network services. A loss of any of these relationships could have a material adverse effect on our business.
RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:
There are a large number of shares underlying our Series A convertible preferred stock and warrants and the warrants underlying our Hilco, Dynamic Decisions, and Vicis debt that may be available for future sale and the sale of these shares may depress the market price of our common stock.
In connection with the Private Placement and Exchange Transactions, we have issued shares of Preferred Stock that initially are convertible into 38,068,135 shares of common stock, along with warrants that initially are convertible into a total of 48,727,210 shares of common stock. Additionally, we issued a warrant to purchase 61,273,835 shares of our common stock to Hilco. We have agreed to register the resale of all the shares of common stock underlying the Preferred Stock and the warrants. The sale of any of the foregoing shares of common stock may adversely affect the market price of our common stock. As of January 16, 2007 we haven’t experienced a significant amount of trading volume. As a result, if you purchase any shares of common stock pursuant to this prospectus, such shares may be relatively illiquid and you may lose your entire investment. Further, if we fail to timely file or maintain the effectiveness of the registration statement in violation of our contractual obligations to register the shares, we may incur additional liquidated damages. In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements (“FSP EITF 00-19-2”). FSP EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with SFAS No. 5, Accounting for Contingencies. The Company adopted FSP EITF 00-19-2 in the first quarter of 2007 as a result of its issuance of Series A Preferred Stock and warrants subject to a registration payment agreement in February 2007. FSP EITF 00-19-2 requires that the contingent obligation to pay liquidated damages under the securities purchase agreement should be separately recognized and measured in accordance with FASB Statement No. 5 (FASB No. 5), Accounting for Contingencies”. The Company implemented FSP EITF 00-19-2, Accounting for Registration Payment Arrangements in the first quarter of 2007. Through September 30, 2007, the Company has incurred a liability totaling $25,693 which has been included in additional paid-in capital because the issuance of these warrants was determined to be probable at the grant date. 2,523,919 in penalty warrants were issued in connection with the late registration of the shares underlying the series A preferred stock and warrants issued in the Private Placement. The warrants issued had a calculated fair value at grant date of $.003 per share. The liability incurred in connection with the Private Placement therefore totaled $25,693. The Company utilizes the Black-Scholes model to determine the fair value of its warrants.
RISKS RELATING TO OUR COMMON STOCK:
Maintaining and improving our financial controls and the requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.
As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and the rules and regulations of the OTCBB. The requirements of these rules and regulations will increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming or costly, and may also place undue strain on our personnel, systems and resources.
The Sarbanes-Oxley Act will require, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. This can be difficult to do. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required. We have a substantial effort ahead of us as we implement the appropriate processes, document the system of internal control over relevant processes, assess their design, remediate any deficiencies identified, and test their operation. As a result, management’s attention may be diverted from other business concerns, which could harm our business, financial condition and results of operations. These efforts will also involve substantial accounting related costs.
We are not required to maintain a board of directors with a majority of independent directors. To the extent we become required to do so, we expect these rules and regulations may make it more difficult and more expensive for us to maintain directors’ and officers’ liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to maintain coverage. If we are unable to maintain adequate directors’ and officers’ insurance, our ability to recruit and retain qualified directors, especially those directors who may be considered independent and officers will be significantly curtailed.
We are not required to meet or maintain any listing standards for our common stock to be quoted on the OTC Bulletin Board, which could affect our stockholders’ ability to access trading information about our stock.
OTCBB Market is separate and distinct from the NASDAQ Stock Market and any national stock exchange, such as the New York Stock Exchange or the American Stock Exchange. Although the OTC Bulletin Board is a regulated quotation service operated by the National Association of Securities Dealers

(“NASD”) that displays real-time quotes, last sales prices, and volume information in over-the-counter (OTC) equity securities like our common stock, we are not required to meet or maintain any qualitative or quantitative standards for our common stock to be quoted on the OTCBB. Our common stock does not presently meet the minimum listing standards for listing on the Nasdaq Stock Market or any national securities exchange, which could affect our stockholders’ ability to access trading information about our common stock.
If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.
Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.
Our directors and executive officers beneficially own approximately 62% of our common stock; their interests could conflict with yours; significant sales of stock held by them could have a negative effect on our stock price; stockholders may be unable to exercise control.
As of February 7, 2008, our executive officers, directors and affiliated persons beneficially owned approximately 62% of our common stock. As a result, our executive officers, directors and affiliated persons will have significant influence to:
•	elect or defeat the election of our directors;

•	amend or prevent amendment of our articles of incorporation or bylaws;

•	effect or prevent a merger, sale of assets or other corporate transaction; and

•	control the outcome of any other matter submitted to the stockholders for vote.
As a result of their ownership and positions, our directors and executive officers collectively are able to significantly influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.
Because we may be subject to the “penny stock” rules, you may have difficulty in selling our common stock.
If our stock price is less than $5.00 per share, our stock may be subject to the SEC’s penny stock rules, which impose additional sales practice requirements and restrictions on broker-dealers that sell our stock to persons other than established customers and institutional accredited investors. The application of these rules may affect the ability of broker-dealers to sell our common stock and may affect your ability to sell any common stock you may own. According to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:
•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.
As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us.
Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock company, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.
Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results and stockholders could lose confidence in our financial reporting.
Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. We may be required in the future to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires increased control over financial reporting requirements, including annual management assessments of the effectiveness of such internal controls and a report by our independent certified public accounting firm addressing these assessments. Failure to achieve and maintain an effective internal control environment, regardless of whether we are required to maintain such controls could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.
USE OF PROCEEDS
This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder. We received net proceeds of $986,374 in connection with the Private Placement. The additional 400,000 shares we are registering for MAJ Ventures, Ltd. relate to a conversion of a note payable to MAJ Ventures, Ltd. for $60,000. We incurred this indebtedness on March 25, 2005. We will not receive any additional proceeds from the sale of shares of common stock in this offering. However, we will receive proceeds from the exercise of the warrants if and when such warrants are exercised. We expect to use the additional proceeds from the exercise of the warrants, if any, for general working capital purposes.
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Shares of the Company’s common stock are quoted on the Over the Counter Bulletin Board (“OTCBB”) under the symbol CSSK. Our shares were listed for trading in July, 2006. The following table sets forth, since July, 2006, the range of high and low intraday closing bid information per share of our common stock as quoted on the OTCBB.

Quarter Ended	High ($)	Low ($)

December 31, 2007	.35	.05
September 30, 2007	0.74	0.21
June 30, 2007	0.27	0.18
March 31, 2007	0.24	0.15
December 31, 2006	0.00	0.00
September 30, 2006	0.00	0.00
Dividend Policy
The Company has not paid or declared any dividends on its common stock and does not anticipate paying cash dividends in the foreseeable future.
The series A preferred stock pays an annual dividend of 8%, which is payable quarterly, at the option of the Company, either in cash or in shares of registered common stock at a 10% discount to the Company’s stock price. The series B preferred stock pays an annual dividend of 16%, payable quarterly, classified as interest expense. See “Prospectus Summary — Terms and Convertible Preferred Stock and Warrant Financing.”
DESCRIPTION OF BUSINESS
Organizational History
Our company, Brookside Technology Holdings Corp (formerly “Cruisestock, Inc.”), was incorporated in September, 2005 under the laws of the State of Texas. On February 21, 2007, through a series of transactions (the “Exchange Transactions”), we acquired Brookside Technology Partners, Inc. (“Brookside Technology Partners”), which was incorporated in December 2001 under the laws of the State of Texas. Prior to the Exchange Transactions, we were a development stage company and had not realized any revenues from our operations. As a result of the Exchange Transactions, (i) Brookside Technology Partners became our wholly-owned subsidiary, (ii) the former stockholders of Brookside Technology Partners obtained, collectively, the majority ownership of the outstanding common stock of our company and (iii) we succeeded to the business of Brookside Technology Partners as our sole business. From an accounting perspective, Brookside Technology Partners was the acquirer in the Exchange Transactions. See Note 1 to our Financial Statement contained herein.
Effective September 14, 2007, Brookside Technology Holdings Corp acquired US Voice & Data, LLC.
Overview of Business
We are the holding company for Brookside Technology Partners, Inc, a Texas corporation (“Brookside Technology Partners”), and US Voice & Data, LLC, an Indiana Limited Liability Company (“USVD”), and all operations are conducted through those two wholly owned subsidiaries.
Headquartered in Austin, Texas, Brookside Technology Partners is a provider and global managed service company specializing in selling, designing, analyzing and implementing converged Voice over IP (VoIP), data and wireless business communications systems and solutions for commercial and state/government organizations of all types and sizes in the United States. Brookside Technology Partners is recognized as a leading VoIP reseller and professional services vendor with over 300 BCM installations that have various forms of networked or VoIP functionality.
Headquartered in Louisville, Kentucky, USVD is a leading regional provider of telecommunication services including planning, design, installation and maintenance for the converged voice and data systems. USVD serves the Kentucky and Southern Indiana markets, operating out of offices in Louisville, Lexington and Indianapolis.
USVD combines technical expertise in a range of communications products, including IP-enabled platforms, wired and wireless IP and digital endpoints and leading edge communications applications to create converged voice, video and data networks that help businesses increase efficiency and optimize revenue opportunities, critical for success in today’s competitive business environment.
The sale of new systems, built on either Inter-Tel or NEC platforms, is the backbone of USVD’s business, typically accounting for approximately 65% of USVD’s revenue.
USVD has a diverse customer base of approximately 2,400 accounts. USVD’s target market is in the 5-1,000 seat range, although it has the technical capabilities to service much larger accounts. Its largest concentration of accounts is is the 50-150 seat range. The customer base is also diversified by industry, although USVD has several clients in the medical, finance and banking, and educational verticles, many of these being multi-site locations.
Industry Overview
The Company, through its subsidiaries, operates in a highly specialized market of providing turnkey converged voice and data solutions for companies of all sizes and types. We believe this market is currently evolving. This coupled with the de-franchising and customer abandonment in the small to medium size market place as a result of numerous mergers by traditional operating companies such as Southwestern Bell, AT&T, Verizon and Bellsouth has created a significant opportunity for expert convergence companies. We believe VoIP is one of the most promising advancements in the telecommunications industry in the past 10 years. This technology uses Internet Protocol or IP to support two-way transmission of voice traffic over IT networks rather than traditional separate phone networks. Setting voice on an IP network allows service providers and businesses to combine both voice and data services over a single network. Key benefits to Voice over IP are:
•	Network cost reduction

•	Cost-effective remote user applications

•	New, simplified features and functionality for users

•	Shared infrastructure resources

•	Improved inter-company WAN communications
Products and Services
The Company, through its wholly owned subsidiaries, currently sells, designs, analyzes and implements converged Voice over IP (VoIP), data and wireless business communications systems and solutions for commercial and state/government organizations of all types and sizes in the United States. We can analyze a client’s existing voice and data network and provide a detailed plan using the latest emerging technologies to streamline communications and reduce expenses. We not only design the infrastructure solution, but deploy the technology, provide knowledge transfer to users and system administrators, and provide on-going managed services. We have experienced professionals that are familiar with emerging technologies like Voice over IP, Unified Messaging, Data Switching, Wi-fi, Contact/Call Center design, Multimedia Collaboration, Network Security, and Video Surveillance.
Brookside Technology Partners is a Nortel Premium Advantage Partner. As such, we provide Nortel certified System Design and Support professionals for pre-sales system design, implementation, and project management. After deployment, we provide on-going managed services and extended warranty agreements for Nortel equipment. We are also an Authorized AT&T Solution Provider. Together with AT&T, we help all sizes of companies design, deploy and manage their Voice, Data, IP, long distance, and/or IP-MPLS solutions that provide the circuit for voice over IP implementations.
USVD is a leading regional provider of telecommunication services including planning, design, installation and maintenance for the converged voice and data systems. USVD serves the Kentucky and Southern Indiana markets, operating out of offices in Louisville, Lexington and Indianapolis.

USVD combines technical expertise in a range of communications products, including IP-enabled platforms, wired and wireless IP and digital endpoints and leading edge communications applications to create converged voice, video and data networks that help businesses increase efficiency and optimize revenue opportunities, critical for success in today’s competitive business environment.
The sale of new systems, built on either Inter-Tel or NEC platforms, is the backbone of USVD’s business, typically accounting for approximately 65% of USVD’s revenue.
Through our growth strategy, which is discussed below, we hope to offer a complete line of emerging communications technology, wholesale equipment products and service support coverage to the national marketplace.
Growth Strategy
We believe there is a growing customer demand for a nationally authorized and certified distributor specializing in converged VoIP technologies, we hope to acquire synergistic small to medium size VoIP convergence distributors in an effort to develop a national telecommunications company focused on VoIP. Potential acquisition candidates would include wholesalers and re-marketers of business telephones systems and telecommunications equipment components and other companies that would complement the various technologies that are part of a converged voice, data, and wireless network. Such companies would include those that provide point of sale, wireless ISP, data networking professional services, web development and hosting technologies and services. Management believes there will be a number of significant advantages derived from combining and merging such small and medium sized companies, including:
•	Expanded product offering

•	Increased product volume discounts

•	Centralized accounting and administration

•	National market presence

•	Accreditations and Certifications for complete product offering(s)

•	Network Operations Center(NOC)

•	National professional services capabilities

•	Improved management focus and direction

•	Institutional training and skill development

•	In house product repair and refurbishment for service and maintenance
There can be no assurance that we will be able to successfully acquire and integrate such companies into its business. See “Risk Factors.”
As part of this strategy, on September 14, 2007, we acquired all of the membership interest of USVD from The Michael P. Fischer Irrevocable Delaware Trust under Agreement dated April 5, 2007, and The M. Scott Diamond Irrevocable Delaware Trust under Agreement dated April 23, 2007 (the “Sellers”), pursuant to a Membership Interest Purchase Agreement closed on such date (the “Purchase Agreement”). USVD, headquartered in Louisville, Kentucky, with offices in Lexington, Kentucky and Indianapolis, Indiana, is a leading regional provider of telecommunication services, including planning, design, installation and maintenance for converged voice and data systems. USVD had un-audited revenue of $15.1 million for the trailing twelve months ended August 31, 2007, and audited 2006 revenue of $12.1 million. The purchase price of approximately $15,000,000 was paid through a combination of common stock, cash of at closing and a seller note. Additionally, the Purchase Agreement provides the Sellers with the opportunity to earn additional stock or cash consideration in the form of a three-year performance based EBITDA earnout.
     See “Management’s Discussion and Analysis of Financial Condition and Plan of Operation.”
Marketing and Distribution

We attempt to maintain key strategic relationships throughout the industry, employ advanced technical experts and provide unparalleled service in VoIP. Further, we regularly conduct “Speak the Future”TM presentations, a lunch and learn concept that can accommodate 50+ potential clients in a lunch setting where they can learn about the latest technologies from subject matter experts. We utilize a 250-person presentation center at its facility for these technology presentations. This has contributed to increased awareness of Brookside as an industry leader by educating potential customers on the latest technologies like Unified Messaging, Voice over IP, Remote Workers and IP Phones, Wireless Technologies, Video Surveillance, and VPN/Firewalls solutions.
Competition
The converged voice and data solutions market is highly competitive. Many of our competitors are larger than us and have greater resources. Management believes that its three primary competitors are equipment manufacturers, professional service firms and hosted-solution providers within the premise based and hosted solution environments.
Equipment Manufacturers. Some traditional phone manufacturers and VoIP equipment manufacturers (Cisco, Inter-tel, Siemens, Avaya, etc.) possess professional service organizations that sell and deploy VoIP solutions. The companies have vast resources and large sales forces and represent the primary competitive threat to us.
Professional Service Firms. The professional service category is one of the fastest growing IT service market segments due to the rapid pace of VoIP deployments. The firms in this category range from individual contractors that service local communities to large IT organizations wanting to enter the VoIP market.
Hosted Solutions Firms. A hosted VoIP system is a phone system that is available over the Internet or a secure network through which the supplier houses telecom equipment and features are delivered remotely. Hosted telecom services are gaining in popularity because they require less capital and expense commitment, can be implemented quickly, require less in-house technical expertise, and are also very scalable. A premise based solution refers to environments where equipment, which provides the functionality for the phone system, resides at the site/office building of the company. This equipment (typically systems called PBX’s) and related software systems are housed in a central location near the IT network equipment. These solutions allow companies greater control of the equipment, customization capability for their environments and the ability to develop back-up/redundant systems for critical path applications (e.g. call centers). Premise based solutions typically require higher-level IT staff or outside contractors to manage, large capital investments and long implementation/upgrade times. Companies such as Voxpath, PointOne and Vonage are competitors now, but the larger threats in this category come from the cable companies (Time Warner, AT&T, etc.) and the traditional phone companies (SBC, Verizon). Both entities have marketing muscle and sophisticated networks but, we believe, currently lack specific VoIP knowledge. This is rapidly changing as companies are making large investments on equipment, personnel and service organizations in order to ride the VoIP wave.
Government Regulation
Various aspects of our business are subject to regulation and ongoing review by a variety of federal, state, and local agencies, including the Federal Trade Commission, the United States Post Office, the Consumer Product Safety Commission, the Federal Communications Commission, Food and Drug Administration, various States’ Attorneys General and other state and local consumer protection and health agencies. The statutes, rules and regulations applicable to our operations, and to various products marketed by it, are numerous, complex and subject to change.
Employees

We have 89 employees as of February 7, 2008, five executive officers, 19 salespeople, two engineers, 42 technicians and 21 administrative staff .
Our principal office is located at 15500 Roosevelt Blvd, Suite 101, Clearwater, FL 33760, and our telephone number is (512) 692-2100. We are a Florida corporation.
DESCRIPTION OF PROPERTY
Our properties consist of approximately 2,047 square feet of office space located at 15500 Roosevelt Blvd, Suite 101, Clearwater, Florida, 33760. We are leasing this space for five years until November 30, 2012. We are also leasing approximately 5,000 square feet of office space located at 7703 North Lamar Boulevard, Suite 500, Austin, Texas, 78734. We are leasing this space for a 30 month term ending March 31, 2010. We believe this space will be sufficient to meet our needs and allow us to expand our business in the Austin, Texas Market. We also lease approximately 5060 square feet of office space located at 11500 Blankenbaker Access Dr., Suite 101, Louisville, KY 40299. Additionally, we lease approximately 5,998 square feet of office space located at 8345 Clearvista Place, Indianapolis, Indiana 46256. Also, we lease approximately 2,400 square feet of office space located at 2301 Maggard Court, Lexington, Kentucky. As we expand into other markets, we intend to lease out the appropriate space to keep pace with our expansion.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATION
Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. You should read statements that contain these words carefully because they:
•	discuss our future expectations;

•	contain projections of our future results of operations or of our financial condition; and

•	state other “forward-looking” information.
We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors,” “Business” and elsewhere in this prospectus. See “Risk Factors.”
Introduction
Our company, Brookside Technology Holdings Corp. (formerly “Cruisestock, Inc.”), was incorporated in September, 2005 under the laws of the State of Texas. On February 21, 2007, through a series of transactions (the “Exchange Transactions”), we acquired Brookside Technology Partners, Inc. (“Brookside”), which was incorporated in December 2001 under the laws of the State of Texas. Prior to the Exchange Transactions, we were a development stage company and had not realized any revenues from our operations. As a result of the Exchange Transactions, (i) Brookside became our wholly-owned subsidiary, (ii) the former stockholders of Brookside obtained, collectively, the majority ownership of the outstanding common stock of our company and (iii) we succeeded to the business of Brookside as our sole business. From an accounting perspective, Brookside was the acquirer in the Exchange Transactions. Because of the forgoing, management does not believe that it is informative or useful to compare Cruisestock’s results of operations with those of Brookside. Instead, below we discuss Brookside’s results of operations and financial performance. See Note 1 to our Financial Statement contained herein.
Additionally, on September 14, 2007, we acquired all of the membership interest of USVD from The Michael P. Fischer Irrevocable Delaware Trust under Agreement dated April 5, 2007, and The M. Scott

Diamond Irrevocable Delaware Trust under Agreement dated April 23, 2007 (the “Sellers”), pursuant to a Membership Interest Purchase Agreement closed on such date (the “Purchase Agreement”). While the financial statements and related notes, and the Management Discussion and Analysis, contained in this prospectus discusses Brookside’s historical information, it also contains audited financial statements for USVD for the years ended December 31, 2006 and 2005 and pro forma financial statements for September 30, 2006 and December 31, 2006, starting on page     .
USVD, headquartered in Louisville, Kentucky, with offices in Lexington, Kentucky and Indianapolis, Indiana, is a leading regional provider of telecommunication services, including planning, design, installation and maintenance for converged voice and data systems. USVD had un-audited revenue of $15.1 million for the trailing twelve months ended August 31, 2007, and audited 2006 revenue of $12.1 million. The purchase price of approximately $15,000,000 was paid through a combination of common stock, cash of at closing and a seller note. Additionally, the Purchase Agreement provides the Sellers with the opportunity to earn additional stock or cash consideration in the form of a three-year performance based EBITDA earnout.
Additionally, the Company caused USVD, its new subsidiary, to enter into employment agreements with Michael P. Fischer and M. Scott Diamond, with initial terms of three years, pursuant to which they will serve as USVD’s CEO and COO, respectively. The employment agreements contain standard terms and provisions, including non competition and confidentiality provisions and provisions relating to early termination and constructive termination, and provide for an annual base salary and certain standard benefits. These employee agreements are attached as an exhibit to this prospectus.
Headquartered in Louisville, Kentucky, USVD is a leading regional provider of telecommunication services including planning, design, installation and maintenance for the converged voice and data systems. USVD serves the Kentucky and Southern Indiana markets, operating out of offices in Louisville, Lexington and Indianapolis.
USVD combines technical expertise in a range of communications products, including IP-enabled platforms, wired and wireless IP and digital endpoints and leading edge communications applications to create converged voice, video and data networks that help businesses increase efficiency and optimize revenue opportunities, critical for success in today’s competitive business environment.
The sale of new systems, built on either Inter-Tel or NEC platforms, is the backbone of USVD’s business, typically accounting for approximately 65% of USVD’s revenue.
This discussion and analysis should be read in conjunction with the financial statements and notes thereto included herein.
Headquartered in Austin, Texas, Brookside is a provider and global managed service company specializing in selling, designing, analyzing and implementing converged Voice over IP (VoIP), data and wireless business communications systems and solutions for commercial and state/government organizations of all types and sizes in the United States. Brookside is recognized a leading VoIP resellers and professional services vendors with over 300 BCM installations that have various forms of networked or VoIP functionality.
From February 21, 2007 to April 30, 2007, we sold shares of series A preferred stock and warrants in a private placement (the “Private Placement”) to a group of accredited investors for an aggregate price of $2,141,990. A portion of this aggregate purchase price came in the form of the conversion of notes payable in the aggregate amount of $235,000. The net cash proceeds to us from the Private Placement, not including the conversion of the forgoing notes payable and after deducting all related expenses, was $986,374. On May 11, 2007, we used $250,000 of these net proceeds to make the deposit discussed below. Through the date hereof, we have expended most of the remaining net proceeds from the Private Placement for working capital purposes.

In addition to operating Brookside’s historical business, we intend to undertake certain strategic acquisitions over the next 12 months. See Description of Business — Growth Strategy. As part of this strategy, on September 14, 2007, Brookside Technology Holdings Corp. (the “Company”) acquired all of the membership interest of U.S. Voice & Data, LLC, an Indiana limited liability company (“USVD”), from The Michael P. Fischer Irrevocable Delaware Trust under Agreement dated April 5, 2007, and The M. Scott Diamond Irrevocable Delaware Trust under Agreement dated April 23, 2007 (the “Sellers”), pursuant to a Membership Interest Purchase Agreement closed on such date (the “Purchase Agreement”). USVD, headquartered in Louisville, Kentucky, with offices in Lexington, Kentucky and Indianapolis, Indiana, is a leading regional provider of telecommunication services, including planning, design, installation and maintenance for converged voice and data systems. USVD had un-audited revenue of $15.1 million for the trailing twelve months ended August 31, 2007, and audited 2006 revenue of $12.1 million. Prior to the acquisition, the Company did not have any relationship with the Sellers. The purchase price was paid through a combination of shares of common stock, cash at closing and a seller note. Additionally, the Purchase Agreement provides the Sellers with the opportunity to earn additional stock or cash consideration in the form of a three-year performance based EBITDA earnout. This earnout calls for a sharing of the EBITDA (50% to the Company, 50% to the Sellers) for EBITDA of the USVD subsidiary which exceeds $2,500,000.
Additionally, the Company caused USVD, its new subsidiary, to enter into employment agreements with Michael P. Fischer and M. Scott Diamond, with initial terms of three years, pursuant to which they will serve as USVD’s CEO and COO, respectively. The employment agreements contain standard terms and provisions, including non competition and confidentiality provisions and provisions relating to early termination and constructive termination, and provide for an annual base salary and certain standard benefits.
The Company, through Midtown Partners & Co., LLC and LCG Capital, raised approximately $10,000,000 less fees and expenses of $1,192,000 for net cash proceeds of $8,808,000 to finance the acquisition of USVD. The financing consisted of approximately $7.0 million of senior debt ($6,000,000 funded at acquisition date) and $1.0 million subordinated debt and $3.0 million of series B preferred stock (classified as debt). In connection therewith, the Company and its two subsidiaries, USVD and Brookside Technology Partners, entered into a Credit Agreement with Hilco Financial LLC, pursuant to which Hilco agreed to provide a $7,000,000 revolving line of credit, bearing interest at 15% and maturing on September 26, 2008 (the “Senior Loan”). Additionally, the Company also entered into a Subordinated Note and a related Subordinated Note Purchase Agreement with DD Growth Premium Fund, pursuant to which DD Growth Premium Fund loaned the Company $1 million, bearing interest at 10% per annum and maturing on December 30, 2008 (the “Subordinated Loan”). Additionally, the Company entered into a Securities Purchase Agreement with Vicis Capital Master Fund, a sub-trust of Vicis Capital Series Master Trust, pursuant to which Vicis acquired 3,000,000 shares of Series B Convertible Preferred Stock of the Company for $3,000,000, which shares are convertible into 24,000,000 shares of common stock of the Company at an exercise price of $0.125 per share (subject to certain adjustments).
The stock purchase agreement between the Company and Vicis provides that the series B preferred stock owned by Vicis must be either redeemed by the Company or acquired by a third party by December 26, 2007. The Hilco Senior Loan credit agreement prohibits any such redemption. The Company did not redeem such shares and no third party has agreed to purchase such shares by the deadline of December 27, 2007. According to the Vicis Stock Purchase Agreement, if its series B preferred shares are not so redeemed by the Company or purchased by a third party, Michael Nole, the Company’s CEO and Chairman of the Board, and Michael Dance, President of Brookside, are to transfer a total of 20,000,000 shares of their stock of the Company to Vicis. Upon such a transfer, which has not yet been effectuated, Vicis shall become the Company’s largest shareholder. If such a transfer were to occur, Vicis could significantly influence the management and control of the Company and Messrs. Nole and Dance would be less motivated to devote their time to Company business. Mr. Nole does not currently receive any compensation from the Company. The parties are currently negotiating an alternative to such a transfer, which could include a refinancing of the Vicis preferred stock, along with the Hilco Senior Loan and the DD Subordinated Loan, but there can be no assurances such an alternative will be found. See “Risk Factors.”

On December 26, 2007, the Company received a notice from Hilco informing the Company that it is in default of section 7.1 (financial covenants) of the credit facility related to the Senior Loan as a result of, among other things, the Company’s failure to achieve EBITDA targets. In its letter, Hilco reserves all rights it may have as a result of such default and informs the Company that, as a result of the default, Hilco is not obligated to make any further advances under the revolving line of credit. Hilco is the Company’s primary credit facility. The Company will not be able to continue to operate if Hilco stops making advances under the revolving line of credit. The Company has explored and will continue to explore refinancing the Hilco Senior Loan, but there can be no assurances that it will be able to do so. The Company also is attempting to rectify the default of Section 7.1 of the credit facility, but, again, there are no assurances it will be able to do so. See “Risk Factors.”
While an event of default continues to exist under the Senior Loan, the Company is prohibited by the Hilco credit facility from making certain payments, including any Earnout payments or Seller Note payments to the Sellers of USVD. Further, until a resolution is reached with Hilco with regard to the default under the Senior Loan, the Company does not expect to have the funds sufficient to pay the Purchase Price Adjustment to the USVD acquisition (as discussed above) in compliance with the USVD Membership Purchase Agreement. A failure to make any of these payments to the Sellers when due, shall be a breach of the USVD Membership Purchase Agreement. While the Sellers have signed a subordination agreement with Hilco, wherein they agreed to subordinate the Earnout and Seller Note, the Purchase Price Adjustment is not subordinated to the Senior Loan. If the Company is unable to pay the Earnout, Seller Note or Purchase Price Adjustment, Seller’s may quit their employment with USVD and after Hilco has been repaid, they can compete with the Company. Further, if the Company is unable to pay the Purchase Price Adjustment, Sellers may quit their employment and compete with the Company immediately, which would materially adversely impact USVD and the Company. The Sellers remain key employees of USVD. The loss of the Sellers as employees could materially negatively impact USVD and the Company.
In connection with the forgoing, the Company granted (a) Vicis a warrant to purchase 24,000,000 shares of common stock of the Company at an exercise price of $0.125 per share; (b) Hilco Financial LLC a warrant to purchase 61,273,835 shares of common stock of the Company at an exercise price of $0.137 per share; (c) DD Growth Premium Fund a warrant to purchase 10,000,000 shares of common stock of the Company at an exercise price of $0.114 per share; and (d) Midtown Partners & Co. a warrant to purchase 5,800,000 shares of common stock of the Company at an exercise price of $0.114 per share.
The Company claims an exemption from the registration requirements of the Securities Act of 1933 (the “Act”) for (a) the issuance of the shares to the Sellers in connection with the acquisition of USVD, (b) the private placement of the Series B Convertible Preferred Stock to Vicis and (c) the issuance of the warrants listed above pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about the company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities. Pursuant to various registration rights agreements entered into with the various parties receiving securities as set forth above, the Company has agreed to register the resale of the shares of common stock issued or issuable upon conversion and/or exercise of the forgoing securities.
Results of Operations
The following discussion of the financial condition and results of operations of Brookside should be read in conjunction with the financial statements included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.
HISTORICAL RESULTS — THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2007 COMPARED TO THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006.

Revenues, Cost of Sales and Gross Margins
Total revenues from operations for quarter ended September 30, 2007 were $927,036 compared to $1,123,494 reported for the same period in 2006, a decrease of $196,458 or 17.5%. This decrease in revenues is primarily due to less outside sales people as discussed further below. This difference was partially offset by the recognition of 17 days worth of revenue from our wholly owned subsidiary, US Voice & Data, LLC (“USVD”). Total revenues from operations for the nine months ended September 30, 2007 were $1,928,475 compared to $2,772,440 reported for the same period in 2006, a decrease of $843,965 or 30.4%. This decrease is primarily due to the recognition of two large Texas Department of Information Resources (“DIR”) contracts, which totaled $648,287, in 2006. In addition, the Company was short staffed in outside salespeople through June 30, 2007, down to one salesperson from four, which negatively impacted sales. From May through July, 2007, the Company has since invested in additional outside sales people to focus on higher margin sales opportunities. The impact of these outside salespeople is expected to realize increases to revenues in the fourth quarter of this year.
Cost of sales was $555,217 for the quarter ended September 30, 2007 compared to $576,446 for the quarter ended September 30, 2006, a decrease of $21,229 or 3.7%. Cost of sales was $1,146,865 for the nine months ended September 30, 2007 compared to $1,869,410 reported for the same period in 2006, a decrease of $722,545 or 63%. This decrease is primarily due to the decrease in total revenues in 2007 from 2006. As a percentage of sales, cost of sales was 59.9% and 51.3% for the quarter ended September 30, 2007 and 2006, respectively. This increase is primarily due to less profit margin realized on sales consummated in the third quarter 2007 versus the comparative period in 2006. As a percentage of sales, cost of sales was 59.5% and 67.4% for the nine months ended September 30, 2007 and 2006, respectively. This improvement in cost of sales as a percentage of sales is primarily attributable to the decrease in business from the Texas Department of Information Resources in 2007, which has a higher cost of sales as a percentage of revenue, but higher revenues per contract.
Our gross margin was 40.0% for the quarter ended September 30, 2007 compared to 48.7% for the quarter ended September 30, 2006. Decrease in gross margin percentage is due primarily to the low cost of sales percentage realized in the third quarter 2006, versus the same period in 2007. Gross margin was 40.5% for the nine months ended September 30, 2007 compared to 32.6% reported for the same period in 2006. The increase in the gross margin percentage is due primarily to a significantly less DIR revenue for the nine months ended September 30, 2007 compared to a significant amount of revenue in for the nine months ended September 30, 2006 from the Texas Department of Information Resources, which has less gross profit margin, but higher revenues per contract.
General and Administrative Expenses
General and administrative expenses were $841,130 and $303,432 for the quarter ended September 30, 2007 and 2006, respectively. General and administrative expenses were $1,634,398 and $812,852 for the nine months ended September 30, 2007 and 2006, respectively. The increase in 2007 was due primarily to the administrative costs associated with being a public company, such as legal, accounting, public relations and investor relations, as well as additional administrative headcount, and 17 days of expenses from USVD.
Rental expense for operating leases during the quarters ended September 30, 2007 and 2006 was $29,971 and $16,082, respectively. Rental expense for operating leases for the nine months ended September 30, 2007 and 2006 was $42,854 and $41,647, respectively. $14,098 of the increase for the three months ended September 30, 2007 is due to the acquisition of USVD. The Company also entered into a lease to rent out approximately 5,500 square feet of office space in Austin Texas in July 2007.
On July 26, 2007 the Company entered into a 31 month lease for its Austin operations under a lease classified as an operating lease. Effective September 26, 2007 the Company assumed current operating leases for the three offices leased by USVD. On October 15, 2007 the Company entered into a 60 month lease for its headquarters in Clearwater, Florida effective December 1, 2007. Minimum lease obligations are as follows:

October through December 2007	$69,868
2008	304,212
2009	299,476
2010	234,025
2011	110,665
2012	76,870
Stock Based Compensation
Stock based compensation for the nine months ended September 30, 2007 was $915,000 compared to $0 reported for the same periods in 2006. This expense relates to the stock option agreements entered into with George Pacinelli, our President, and Bryan McGuire, our Chief Financial Officer. Pursuant to Mr. Pacinelli’s stock option agreement, we granted to Mr. Pacinelli an option to purchase up to 7,000,000 shares of our common stock at an exercise price of $0.185714 per share (the “Pacinelli Options”). Pursuant to Mr. McGuire’s stock option agreement, we granted to Mr. McGuire an option to purchase up to 7,000,000 shares of our common stock at an exercise price of $0.185714 per share (the “McGuire Options”), (the Pacinelli Options and the McGuire Options collectively hereinafter referred to as the “Options”). The Options are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and were granted pursuant to our 2007 Stock Option Plan, pursuant to which we have reserved 35,000,000 shares of common stock for issuance to employees, directors and consultants. All of Mr. McGuire’s options are immediately exercisable. One half of Mr. Pacinelli’s options are immediately exercisable and the remainder vest as follows:

Number of Shares	Vesting Date
2,100,000	April 19, 2008
1,400,000	April 19, 2009
The Company recognizes employee stock based compensation in accordance with the adoption of SFAS 123R. The Company utilizes the Black-Scholes valuation model to value all stock options (the “Options”). Compensation for restricted stock awards is measured at fair value on the date of grant based on the number of shares expected to vest and the quoted market price of the Company’s common stock. Compensation cost for all awards will be recognized in earnings, net of estimated forfeitures, on a straight-line basis over the requisite service period. For the nine months ended September 30, 2007, the Company recognized $915,000 in Employee Stock Compensation Expense. The Company has unrecognized stock compensation expense of $305,000 which will be recognized to expense over the remaining 21 month vesting period.
Amortization Expense
The Company recognized $933,615 of amortization expense for the quarter and nine months ending September 30, 2007 related to the accounting treatment of the warrants issued and allocation of beneficial conversion in connection with the debt financing for the acquisition of USVD. There was no such expense for the comparable periods in 2006.
Interest Expense
Interest expense was $34,838 and $19,988 for the quarters ended September 30, 2007 and 2006, respectively. Interest expense was $61,395 and $42,895 for the nine months ended September 30, 2007 and 2006, respectively. The increase is due primarily to the additional debt incurred with the acquisition of USVD.
Net Profit/Net Loss from Operations

We realized a net loss from operations of ($1,444,691) for the quarter ended September 30, 2007 compared to income from operations of $223,532 for the quarter ended September 30, 2006. Net income (loss) from operations was ($2,789,774) and $23,860 for the nine months ended September 30, 2007 and 2006, respectively. This decrease in income from operations is primarily due to the employee stock compensation expense of $915,000 for the nine months ended September 30,2007, the amortization expense of $933,615 for the three and nine months ended September 30, 2007 and $0 reported for the same periods in 2006. Also, this loss from operations is also due to the significant decrease in total revenues and the increase in general and administrative expenses, as discussed above.
Liquidity and Capital Resources
Prior to the Share Exchange on February 21, 2007, Brookside Technology Partners was funded primarily through shareholder loans and from cash provided by its operations. In connection with the Share Exchange, as previously reported, the Company raised funds through a private placement of Series A Preferred Stock (the “Private Placement”). In the Private Placement, the Company received net cash proceeds of $1,280,337, after the deduction of all expenses and not including the conversion of certain notes payable.
Subsequent to the Private Placement, the Company acquired US Voice & Data, LLC (“USVD”). In order to fund the acquisition, the Company, through Midtown Partners & Co., LLC and LCG Capital, raised approximately $11,000,000 less fees and expenses of $1,192,000 for net cash proceeds of $9,808,000 to finance the acquisition of USVD. The financing consisted of approximately $8.0 million of senior and subordinated debt and $3.0 million of series B preferred stock. In connection therewith, the Company and its two subsidiaries, USVD and Brookside Technology Partners, entered into a Credit Agreement with Hilco Financial LLC, pursuant to which Hilco agreed to provide a $7,000,000 revolving line of credit, bearing interest at 15% and maturing on September 26, 2008 (the “Senior Loan”). This note will need to be refinanced prior to the maturity date of September 26, 2008. There can be no assurances that we will be able to obtain such financing.
In accordance with terms of this credit facility, we are required to submit to Hilco our cash availability pursuant to a borrowing base certificate (“BBC”). This BBC calculates availability based on the eligible accounts receivable and inventory each week. Since our availability is dependant upon our eligible accounts receivable and inventory, our room on this line has been at near the limit each week. There can be no assurances that we will generate sufficient availability under this arrangement to provide adequate financing to fund our business strategy. Failure to due so will have a severe adverse affect on the Company. Furthermore, we are currently in default under the Hilco senior credit facility. See “Risk Factors”.
Additionally, the Company entered into a Securities Purchase Agreement with Vicis Capital Master Fund, a sub-trust of Vicis Capital Series Master Trust, pursuant to which Vicis acquired 3,000,000 shares of Series B Convertible Preferred Stock of the Company for $3,000,000, which shares are convertible into 24,000,000 shares of common stock of the Company (subject to certain adjustments).
The Vicis Series B Convertible Preferred Stock must be either redeemed by the Company or acquired by a third party by December 26, 2007. The Hilco Credit Agreement prohibits any such redemption. The Company is therefore seeking a third party to acquire the Series B Convertible Preferred Stock, but there can be no assurances that it will be able to do so.
Additionally, the Company also entered into a Subordinated Note and a related Subordinated Note Purchase Agreement with DD Growth Premium Fund, pursuant to which DD Growth Premium Fund loaned the Company $1 million, bearing interest at 10% per annum and maturing on December 30, 2008 (the “Subordinated Loan”). Hilco Financial, LLC, Vicis Capital and DD Growth Premium Fund are together hereinafter referred to as “Lenders”. On or prior ro the maturity of the subordinated loan, we will also need to refinance this loan as well. There can be no assurances that we will be able to obtain such financing.

If we are not able to refinance our debt, then we will be in default with our Lenders. This will restrict our access to cash. The Lenders will have the authority to call the notes payable and also take control of our assets. There can be no assurances that we will be able to obtain such financing. Also, if we fail to obtain such financing, we will not be able to implement our growth strategy and may not be able to continue as a going concern. We incurred net losses during the nine months ended September 30, 2007 and for the years ended 2006, 2005 and 2004. Our current and past losses raise substantial doubt about our ability to continue as a going concern.
In connection with the forgoing, the Company granted (a) Vicis a warrant to purchase 24,000,000 shares of common stock of the Company at an exercise price of $0.125 per share; (b) Hilco Financial LLC a warrant to purchase 61,273,835 shares of common stock of the Company at an exercise price of $0.137 per share; (c) DD Growth Premium Fund a warrant to purchase 10,000,000 shares of common stock of the Company at an exercise price of $0.114 per share; and (d) Midtown Partners & Co. a warrant to purchase 5,800,000 shares of common stock of the Company at an exercise price of $0.114 per share.
The Company has incurred net losses during the nine months ended September 30, 2007, and the years ended December 31, 2006, 2005 and 2004. The Company’s ability to meet its obligations in the ordinary course of business is dependent upon its ability to establish profitable operations, raise additional financing through public or private equity financings, or secure other sources of financing to fund operations. The Company has cash and cash equivalents of $133,685 and a working capital deficit of $2,722,063 at September 30, 2007. The Company had net cash used in operating activities of $1,036,693 during the nine months ended September 30, 2007.
These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Contractual Obligations of the Company:
Principal maturities of long-term debt as of September 30, 2007 are as follows:
Payments Due by Period
(in thousands)

		1-Oct-07	1-Jan-08	1-Jan-09	1-Jan-10
		to	to	to	to
	Total	31-Dec-07	31-Dec-08	31-Dec-09	31-Dec-10	Thereafter

Debt Obligations	$15,576	$3,060	$9,794	$955	$1,767	—
Operating Lease Obligations	1,096	70	304	299	234	189
Purchase Price Adjustments	346	346	—	—	—	—

	$17,018	$3,476	$10,098	$1,254	$2,001	$189

Leases
On July 26, 2007 the Company entered into a 31 month lease for its Austin operations under a lease classified as an operating lease. Effective September 26, 2007 the Company assumed current operating leases for the three offices leased by USVD. On October 15, 2007 the Company entered into a 60 month lease for its headquarters in Clearwater, Florida effective December 1, 2007. Minimum lease obligations are as follows:

October through December 2007	$69,868
2008	304,212
2009	299,476
2010	234,025
2011	110,665
2012	76,870
Rental expense for operating leases during the Quarters ended September 30, 2007 and 2006 was approximately $29,971 and $16,082, respectively. Rental expense for operating leases for the Nine Months ended September 30, 2007 and 2006 was approximately $42,854 and $41,647, respectively.
Additional Consideration due to Sellers of USVD
iv.	Seven Hundred Fifty Thousand and No/100 Dollars ($1,500,000.00) on the 12 month anniversary of the Closing Date, payable in cash;

v.	Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) on the 18 month anniversary of the Closing Date, payable in cash; and

vi.	Seven Hundred Fifty Thousand and No/100 Dollars ($850,000.00) on the 24 month anniversary of the Closing Date, payable in cash.
If the Seller Note is not timely paid, the amount due but unpaid accrues interest at an annual interest rate of 12% until the date it is paid.
An additional $386,000 ia payable as a purchase price adjustment.
Additionally, the Purchase Agreement provides the Sellers with the opportunity to earn additional consideration based on USVD’s EBITDA performance as follows (the “Earnout”):
v.	In the event that EBITDA during the period beginning with July 1, 2007 and ending on December 31, 2007 is greater than $1,250,000.00, the Earnout payment shall be equal to 50% of the EBITDA of the Company in excess of such target;

vi.	In the event that EBITDA during the period beginning with January 1, 2008 and ending on December 31, 2008 is greater than $2,500,000, the Earnout payment shall be equal to 50% of the EBITDA of the Company in excess of such target;

vii.	In the event that EBITDA during the period beginning with January 1, 2009 and ending on December 31, 2009 is greater than $2,500,000, the Earnout payment shall be equal to 50% of the EBITDA of the Company in excess of such target; and

viii.	In the event that EBITDA during the period beginning with January 1, 2010 and ending on June 30, 2010 is greater than $1,250,000, the Earnout payment shall be equal to 50% of the EBITDA of the Company in excess of such target.
The Earnout is payable in cash or stock at the option of the Sellers.

We restructured our headcount to reallocate our resources to revenue producing assets such as additional sales and sales management, while saving some costs Total annual savings based on our reduction in headcount is expected to be $243,000 in 2008.
Once we completed the USVD acquisition, we were able to establish and re-launch a brand-new strategy in Texas. We secured distribution rights to sell Inter-Tel/Mitel products in our Austin and San Antonio markets along with negotiating and signing strategic partnership agreements for products and ancillary services. We then re-configured the new BKSD “bundle” of products and services. This is a great departure from the commodity type sale and process we were restricted to in these markets by having only the Nortel product.
Components include:
1.	Converged products
a.	Nortel

b.	Inter-Tel/Mitel
2.	Warranty
a.	5 Year parts through DATACOM warranty
3.	BKSD Maintenance Bundle
a.	Labor to support parts warranty

b.	Value added support services
4.	Single Point Solutions
a.	Consulting

b.	Network Services
We then created and standardized pricing/margin models and proposal process, and put into production using Web based Quote Works. We also introduced, trained, and put into production a new Sales Process to position the new bundle of products and services with the sales staff to include the Inter-Tel/Mitel product line.
HISTORICAL RESULTS — FISCAL YEAR ENDED DECEMBER 31, 2006; COMPARISON OF FISCAL YEAR ENDED DECEMBER 31, 2005.
Gross Margin
Total revenues from operations were $3,102,514 for the year ended December 31, 2006 compared to $3,623,203 for the year ended December 31, 2005, a decrease of approximately 14%.
Cost of sales was $2,015,031 for the year ended December 31, 2006 compared to $2,552,749 for the year ended December 31, 2005, a decrease of approximately 21%.
The decrease in our revenues is primarily due to the constraint on our cash in the third and fourth quarter of 2006, which inhibited our ability to purchase sufficient inventory to sell and also hire the adequate sales and support personnel to sustain our growth. The decrease in our revenues was partially offset by the decrease in our associated cost of sales which resulted in an increasing gross margin. Our gross margin was 35% for the year ended December 31, 2006 compared to 30% for the year ended December 31, 2005. The increase in our gross margin is due to management’s efforts to increase profits through managed quotes, execution of only very profitable contracts due to our limited resources and purchasing power.
General and Administrative Expenses
General and administrative expenses were $1,103,437 and $1,034,235 for the year ended December 31, 2006 and 2005, respectively, an increase of approximately 7%. The increase in fiscal 2006 was due primarily to the additional professional fees and associated expenses incurred with respect to the Exchange Transactions.

Rental expense for operating leases during the years ended December 31, 2006 and 2005 was approximately $52,368 and $51,000, respectively.
Interest Expense
Interest expense was $47,106 and $40,776 the years ended December 31, 2006 and 2005, respectively, an increase of approximately 16%. This increase is due primarily to the increase in Notes Payable of $198,000 partially offset by our repayments of $20,707 during 2006.
Long term debt as of December 31, 2006 and 2005 consisted of the following:

	2006	2005
Secured note payable to a bank, accruing interest at a prime rate plus 2% (10.25% as of December 31, 2007) maturing July 26, 2007, with monthly payments of $2,302(1)	$32,011	$39,217

Note payable to an individual, unsecured, accruing interest at 2% per annum, which matured on March 30, 2007 — Currently being extended.	175,000	125,000

Notes payable to executive officers and stockholders, unsecured, accruing interest at rates ranging from 0% to 7% per annum, due on demand	356,852	217,400

Note payable to MAJ Ventures, Ltd., unsecured, accruing interest at 10% per annum and maturing June 30, 2007	60,000	65,000

Total long term debt	$623,863	$446,617

(1)	All notes payable to the bank are secured by certain assets of Brookside.
Brookside is in the process of restructuring or extending the maturity dates on its long-term debt.
Income Taxes
No income tax benefit has been recorded in any period presented due to the uncertainty of realization of any related deferred tax asset.
Net Profit/Net Loss from Operations
We realized a net loss from operations of ($109,793) for the year ended December 31, 2006 compared to a loss of ($35,472) for the year ended December 31, 2005. The decrease in profitability is attributable, primarily, to the decrease in sales of approximately $521,000, partially offset by reduced costs of goods sold as a percentage of revenues. The decrease in sales was primarily due to reduction in sales force and inability to purchase adequate inventory due to the financial constraints of the Company in the third and fourth quarter of 2006.
Net Loss Available to Common Stockholders Per Share
Net loss available to common stockholders of Brookside prior to the Exchange Transactions per basic and diluted share for the fiscal years ended December 31, 2006 and 2005, respectively, was ($0.07) and ($0.04). In the Exchange Transactions these Brookside shares were convertible into shares of Cruisestock common stock at a ratio of 41.33224 Cruisestock common shares for each Brookside common share. A total of

80,500,000 common shares were outstanding immediately after the Exchange Transactions. Giving effect to the Exchange Transactions, net loss available to common stockholders per basic and diluted share for the fiscal years ended December 31, 2006 and 2005, respectively, was ($0.002) and ($0.001) on a equivalent basis.
Inflation and Seasonality
Management believes that inflation had no material effect on the operations of our financial condition for the years ended 2006 and 2005. Management does not believe that our business is materially impacted by seasonality.
Critical Accounting Policies
Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. For a description of those estimates, see Note 3, Significant Accounting Policies, contained in the explanatory notes to our financial statements contained herein. On an on-going basis, we evaluate our estimates, including those related to reserves, deferred tax assets and valuation allowance, and impairment of long-lived assets. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.
Revenue Recognition
Brookside derives its revenues primarily from sales of converged VOIP telecommunications equipment and professional services implementation/installation, data and wireless equipment and installation, recurring maintenance/managed service and network service agreements and other services. It recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (“SAB 101”), as amended by SAB No. 104. Under SAB 101 and SAB 104, revenue is recognized when there is persuasive evidence of an arrangement, delivery has occurred or services have been rendered, the sales price is determinable, and collectibility is reasonably assured. Sales are recorded net of discounts, rebates, and returns.
We recognize revenue from the equipment sales and installation services utilizing the percentage-of-completion method, measured by the percentage of the cost incurred to date to estimated to cost for each contract. This method is used because management considers total cost to be the best available measure of progress on these contracts. Assets, liabilities, revenue, and costs related to contracts are impacted by management’s estimates. Because of inherent uncertainties in estimating costs and revenue, it is at least reasonably possible that the estimates will change within the near term and such differences could have a material affect on the Company’s financial condition, results of operations, and cash flows.
Contract costs include all direct material and labor costs, and those indirect costs related to contract performance. Operating expenses are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.
A majority of equipment sales and installation services revenues are billed in advance on a monthly basis based upon the fixed price, and are included in both accounts receivable and deferred income on the accompanying balance sheets. Direct costs incurred on such contracts are deferred until the related revenue is recognized and are included in deferred contract costs on the accompanying balance sheets.

We also provide professional services (maintenance/managed services) on a fixed price basis. These services are billed as bundles and are recognized upon completion of the services.
Recent Accounting Pronouncements
In December 2004, the FASB issued SFAS 123 (revised 2004) Share-Based Payment (“SFAS 123(r)”), which revised SFAS No. 123, Accounting for Stock-Based Compensation and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. SFAS 123(r) provides additional guidance on determining whether certain financial instruments awarded in share-based payment transactions are liabilities. SFAS 123(r) also requires that the cost of all share-based transactions be measured at fair value and recognized over the period during which an employee is required to provide service in exchange for an award. The adoption of SFAS 123(r) is expected to increase compensation expense during the period that employees vest in their stock options when granted. In accordance with the adoption of SFAS 123R, the Company utilizes the Black-Scholes valuation model to value all stock options (the “Options”). Compensation for restricted stock awards is measured at fair value on the date of grant based on the number of shares expected to vest and the quoted market price of the Company’s common stock. Compensation cost for all awards will be recognized in earnings, net of estimated forfeitures, on a straight-line basis over the requisite service period. For the six months ended June 30, 2007, the Company recognized $915,000 in Employee Stock Compensation Expense.
In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities ” (“Statement No. 159”). Statement No. 159 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. Statement No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of Statement No. 159 on its financial position, results of operations and cash flows.
In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements (“FSP EITF 00-19-2”). FSP EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with SFAS No. 5, Accounting for Contingencies. The Company adopted FSP EITF 00-19-2 in the first quarter of 2007 as a result of its issuance of Series A Preferred Stock and warrants subject to a registration payment agreement in February 2007. FSP EITF 00-19-2 requires that the contingent obligation to pay liquidated damages under the securities purchase agreement should be separately recognized and measured in accordance with FASB Statement No. 5 (FASB No. 5), Accounting for Contingencies”. The Company implemented this FSP in the first quarter of 2007 and recorded a $25,693 liability related to expected liquidated damages under the registration rights agreement related to penalty warrants that were determined probable of issuance at the grant date. The grant date fair value of the warrants were re-classified from liability to additional paid-in capital. The Company has accrued an additional $204,360 in liability related to the recent financing.
Stock-based Compensation
The Company had not granted any stock options as of the First Quarter ended, March 31, 2007. However, on April 19, 2007 and subsequent dates we did grant stock options to certain employees. The Company will account for stock-based compensation based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” (SFAS No. 123”) and compensation expense for the share-based payment awards granted based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123(R).
LEGAL PROCEEDINGS
We are not involved in any pending legal Proceedings other than those that arise in the normal course of business.

MANAGEMENT
Changes in Directors and Executive Officers
On February 21, 2007, Ruth Shepley, our sole director, resigned as an officer of Cruisestock and appointed Michael Nole as Chief Executive Officer and Bryan McGuire as Chief Financial Officer of Brookside Technology Holdings Corp. Michael Dance was the President of Brookside prior to the Exchange Transactions and continues to serve as President of Brookside. Further, on February 21, 2007, Ms. Shepley, acting in her capacity as the sole director on the board of directors, increased the size of Brookside Technology Holdings Corp’s board to two and appointed Michael Nole to fill the vacancy. Ms. Shepley has since resigned from the Board of Directors. Mr. McGuire has since been appointed to fill this vacancy on the board.
Executive Officers and Directors
Below are the names and certain information regarding Brookside Technology Holdings Corp’s executive officers, directors and director nominees. Officers are elected annually by the Board of Directors. Each of the following officers and directors were elected on February 21, 2007.

Name	Age	Position
Michael Nole	42	Chief Executive Officer and Director
George Pacinelli	49	President of Brookside Technology Holdings Corp
Bryan McGuire	42	Chief Financial Officer
Michael Dance	47	President — Brookside Technology Partners, Inc
Mike Fischer	57	Chief Executive Officer — US Voice & Data, LLC
Scott Diamond	40	Chief Operating Officer — US Voice & Data, LLC
Background of Executive Officers and Directors
Michael Nole. Mr. Nole serves as Chief Executive Officer and a director of Brookside Technology Holdings Corp. He has over 18-years experience within the communications industry. Since 2002, he has been a private consultant to the VoIP and telecom industry and since 2005 worked as a private consultant with Brookside. During this time and since 1998, he co-founded Experience Total Communications, Inc. (ETC), a communications-consulting firm specializing and consulting directly with clients in all areas of communications including Voice, Data, and Wireless communications products and services and formed a subsidiary company, Enterprise Consulting Group, Inc., expanding the consulting services to include management consulting and business development. Prior to that, over a 12 year period, he held various executive management positions with Executone Information Systems, Inc., which later became Executone Business Solutions, Claricom, and Staples Communications, which was, in turn, acquired by NextiraOne, LLC. His responsibilities included the management of sales/marketing, installation and service, and inventory of multiple districts and regions throughout the United States.
George Pacinelli. Mr. Pacinelli has over 25 years of experience as an executive in the voice and data communications technology sector. Over the last 4 years, Mr. Pacinelli initially provided consulting for, and later held a Director position with TAMCO, a Telecom-specific finance company. During that time, he assisted in taking the company from 2 national telecom dealer Partners to over 100 metropolitan, regional and national partners. In 2001, Pacinelli founded eTC, Inc., a telecommunications consulting firm based in Florida that specialized in providing consulting services to Telecom related companies seeking to increase the overall value of their business through the implementation of proven sales strategies and/or processes, as well as through the development of alliances with various providers of value added products and services. Additionally, eTC assisted its commercial business clients with the design, specification, negotiation, contracting, and implementation of various Telecommunications technologies. Prior to his formation of eTC and since 1980, Mr. Pacinelli served in senior executive positions with companies such as Executone of Miami, which later became Contel Executone, Executone Information Systems, Inc.,

Executone Business Solutions, Claricom, and Staples Communications, which was, in turn, acquired by NextiraOne, LLC.
Bryan McGuire. Mr. McGuire serves as the Chief Financial Officer and a director of Brookside Technology Holdings Corp. He has over 18-years experience in executive finance specializing in growing companies. From 2000 to 2006, Mr. McGuire was the Chief Financial Officer for Ker’s WingHouse where revenue grew from $12,000,000 to $50,000,000 during his tenure. From 1997 to 2000, he was Vice President of Finance & MIS for Hops Restaurant Bar & Brewery where they experienced growth from 22 units to 78. Prior to that, he was Controller with Cucina! Cucina! based in Seattle where he experienced growth from 12 to 30 locations. Prior to that he was with Medical Resources Inc. where he was responsible for all finance and SEC reporting. From 1991 to 1995 he was with Checker’s Drive-in Restaurants. Experience at Checkers included an IPO, a secondary public offering, private placement and growth from 103 restaurants to over 550. Mr. McGuire began his career in 1987 in public accounting with Concannon Miller & Company and Cherry Bekaert & Holland, CPA’s.
Michael Dance. Mr. Dance serves as President of Brookside. He began his career in 1984 with Executone Information Systems, Inc., which later became Executone Business Solutions, Claricom, and Staples Communications, which was, in turn, acquired by NextiraOne, LLC. Mr. Dance was responsible for the sales and marketing of telephone and voice mail equipment and related technologies and was consistently one of the top performers in the company until he left the company to start Brookside Technology Partners, Inc. in early 2002. Mr. Dance was involved in some of the very first Voice over IP implementations for multi-site customers as well as the implementation of unified messaging solutions.
Mike Fischer. Mr. Fischer serves as Chief Executive Officer of US Voice & Data. He is one of USVD’s two founding members, along with Scott Diamond, who are jointly responsible for the overall direction of USVD. For more than five years, Mr. Fischer has been directly responsible for managing many of USVD’s administrative functions, including finance and accounting, purchasing, inventory control and human resources. Mr. Fischer has over 25 years experience in the telecommunications industry. Prior to USVD, Mr. Fischer owned Cedco, Inc, a Kentucky based provider of business communications equipment and services, which he sold in 1998 to Expanets, a unit of Northwestern Corp. Mr. Fischer started at Cedco as a salesman in 1981 and after several promotions ended up buying the company. Mr. Fischer received a BA and an MA from Western Kentucky University and an MBA from the University of Louisville.
Scott Diamond. Mr. Diamond serves as Chief Operating Officer of US Voice & Data. He is one of USVD’s founding members, along with Mike Fischer, who are jointly responsible for the overall direction of USVD. For more than five years, Mr. Diamond has been directly responsibility for USVD’s sales, technical services and customer service functions. Mr. Diamond has nearly twenty years experience in sales and marketing of telecommunications equipment and services and is the chief architect of USVD’s successful sales organization. Prior to USVD, Mr. Diamond was the Sales Manager for Cedco, Inc. and continued in that capacity after its acquisition by Expanets. Mr. Diamond left Expanets in 2002 to join Mr. Fischer in the acquisition of USVD. Mr. Diamond received a BA from Georgetown College.
Family Relationships
There are no family relationships among the individuals comprising our board of directors, management and other key personnel.
Board Committees
The Board may appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by the national securities exchanges, although such requirements currently do not apply to us. Until further determination by the Board, the full Board will undertake the duties of the audit committee, compensation committee and nominating committee.
Employment Agreements
We currently do not have any employment agreements with any of our executive officers, other than with Mike Fischer and Scott Diamond. The Company entered into employment agreements with Mike Fischer and Scott Diamond. The effective date of the employment agreements was September 14, 2007, and have a three year term. Per their employment agreements, Mr Fischer receives a base salary of $105,000 and Mr. Diamond receives a base salary of $145,000. For termination without cause, or constructive termination, the Company may be obligated to pay up to $750,000 each.
Compensation of Directors
There are presently no arrangements providing for payments to directors for director or consulting services. We expect to establish these arrangements shortly upon increased business activities.
Compensation Discussion and Analysis
Until March 1, 2007 we had not paid any compensation to our executive officers in light of Brookside Technology Holdings Corp’s cash position and status as a start up company. Since the closing of the Exchange Transactions, we have been rounding out our management team and we have begun to compensate our executive officers. Our board of directors reviews, modifies, and approves, as necessary, our executive compensation policies in light of our current status as a new operating company and working capital (deficit) positions. This review is and will be conducted with the goal of compensating our executives so as to maximize their, as well as our, performance. We do not currently have any employment agreement with any of our executive officers.
In connection with his appointment, we entered into a stock option agreement with George Pacinelli, our president, pursuant to which we granted to Mr. Pacinelli an option to purchase up to 7,000,000 shares of our common stock at an exercise price of $0.19 per share (the “Options”). The Options are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and were granted pursuant to our 2007 Stock Option Plan, pursuant to which we have reserved 35,000,000 shares of common stock for issuance to employees, directors and consultants. One half of Mr. Pacinelli’s options are immediately exercisable and remainder vest as follows:

Number of Shares	Vesting Date

2,100,000	April 19, 2008

1,400,000	April 10, 2009
On April 19, 2007, we granted to Bryan McGuire, our CFO, an option to purchase 7,000,000 shares of our common stock at an effective price of $0.19 per share (the “Options”). The Options are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and were granted pursuant to our 2007 Stock Option Plan, pursuant to which we have reserved 35,000,000 shares of common stock for issuance to employees, directors and consultants. All of Mr. McGuire’s options are immediately exercisable.
EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information concerning the total compensation that Brookside Technology Holdings Corp has paid or that has accrued on behalf of Brookside Technology Holdings Corp’s chief executive officer and other executive officers with annual compensation exceeding $100,000 during the years ended December 31, 2006, 2005 and 2004.

					Long-Term Compensation
	Annual Compensation				Awards		Payouts
				Other		Securities		All Other
				Annual	Restricted	Underlying	LTIP	Compen-
Name and Principal				Compen-	Stock	Options/	Pay-	sation
Position	Year	Salary ($)	Bonus (4)	Sation ($)	Award(s)	SARs	outs	($)
Ruth Shepley — CEO	2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2005	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2004	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Michael Nole — CEO	2006	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2005	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2004	N/A	N/A	N/A	N/A	N/A	N/A	N/A
George Pacinelli	2006	N/A	N/A	N/A	N/A	N/A	N/A	N/A
President — Brookside	2005	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Technology Holdings Corp.	2004	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Michael Dance —	2006	N/A	N/A	N/A	N/A	N/A	N/A	N/A
President — Brookside	2005	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Technology Partners, Inc	2004	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Mike Fischer	2006	N/A	N/A	N/A	N/A	N/A	N/A	N/A
CEO — US Voice	2005	N/A	N/A	N/A	N/A	N/A	N/A	N/A
& Data, LLC	2004	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Scott Diamond	2006	N/A	N/A	N/A	N/A	N/A	N/A	N/A
COO — US Voice	2005	N/A	N/A	N/A	N/A	N/A	N/A	N/A
& Data, LLC	2004	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Bryan McGuire —	2006	N/A	N/A	N/A	N/A	N/A	N/A	N/A
CFO	2005	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2004	N/A	N/A	N/A	N/A	N/A	N/A	N/A
The Company anticipates paying annual compensation (calculated and paid bi-monthly) to its officers as follows in 2007:

Michael Nole — CEO	$180,000
George Pacinelli — President	144,000
Michael Dance — President — Brookside Technology Partners, Inc.	120,000
Mike Fischer — CEO — US Voice & Data, LLC	105,000
Scott Diamond — COO — US Voice & Data, LLC	145,000
Bryan McGuire — CFO	100,000
The Company has not implemented an incentive bonus compensation plan as of January 25, 2008.
Compensation Committee Interlocks and Insider Participation
During 2007, we did not have a compensation committee or another committee of the board of directors performing equivalent functions. Instead the entire board of directors performed the function of compensation committee.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of February 7, 2008 with respect to the beneficial ownership of the Company’s outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

	Common Stock	Percentage of Common stock
Name of Beneficial Owner (1)	Beneficially Owned	Beneficially Owned (2)
Officers and Directors
Michael Nole	17,500,000	19.9%
Michael Dance	28,000,000	31.8%
Bryan McGuire (3)	7,000,000	7.9%
George Pacinelli (4)	3,500,000	4.0%
Mike Fischer (5)	3,500,000	4.0%
Scott Diamond (6)	3,500,000	4.0%
5% Shareholders
Apogee Financial Investments, Inc.(7)	18,355,085	20.1%

All officers and directors as a group (4 persons)	56,000,000	61.6%

*	Less than 1%

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Brookside Technology Partners, Inc. 4902 Eisenhower Blvd., Suite 185, Tampa, FL 33634.

(2)	Applicable percentage ownership of common stock is based on 87,900,000 shares of common stock outstanding as of February 7, 2008, together with securities exercisable or convertible into shares of common stock within 60 days of February 7, 2008 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock underlying convertible securities that are currently exercisable or exercisable within 60 days of February 21, 2007 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Represents 7,000,000 shares underlying stock options, all of which are presently exercisable.

(4)	Represents 3,500,000 shares underlying stock options, all of which are presently exercisable.

(5)	Represents 3,500,000 shares issued as consideration in connection with the acquisition of USVD

(6)	Represents 3,500,000 shares issued as consideration in connection with the acquisition of USVD

(7)	Represents 5,314,155 shares of common stock underlying the shares of series A Preferred Stock owned by Apogee Financial Consultants, Inc. and the following warrants:
(i)	series A warrants issued to Midtown Partners, & Co, LLC to purchase 2,664,767 shares of common stock at an exercise price of $0.11;

(ii)	series B warrants issued to Midtown Partners, & Co, LLC to purchase 2,664,767 shares of common stock at an exercise price of $0.11;

(iii)	series C warrants issued to Midtown Partners, & Co, LLC to purchase 5,329,534 shares of common stock at an exercise price of $0.06.

(iv)	a series A warrant issued to Apogee Financial Consultants, Inc. to purchase 320,831 shares of common stock at an exercise price of $0.11; and

(v)	a series B warrant issued to Apogee Financial Consultants, Inc. to purchase 320,831 shares of common stock at an exercise price of $0.11.
All of the warrants are presently exercisable. Apogee Financial Investments, Inc. is the sole member of Midtown Partners & Co., LLC. Apogee’s address is 4902 Eisenhower Blvd., Suite 185, Tampa, FL. 33634.
DESCRIPTION OF SECURITIES
The Company’s authorized capital stock consists of 250,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock, of which 2,250,000 have been designated as series A Preferred Shares and 3,000,000 have been designated as Series B Preferred Shares. As of February 7, 2008, there were 87,900,000 shares of common stock of the Company issued and outstanding, 2,175,322 shares of series A preferred stock issued and outstanding and 3,000,000 shares of series B preferred stock issued and outstanding.
Common Stock
Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by Texas Business Corporation Act (the “Act”), the affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, that matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders, unless otherwise provided in the articles of incorporation or the bylaws. Unless otherwise provided in the articles of incorporation or the bylaws in accordance with the Act, directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. A vote by the holders of two-thirds of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as a merger or an amendment to the Company’s articles of incorporation.
Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds but only after the Company has paid all required dividends to its preferred stockholders. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.
Series A Preferred Stock
The Company has filed a Certificate of Designation of Preferences, Rights and Limitations of Series A 8% Convertible Preferred Stock, pursuant to which the Company is authorized to issue up to 2,250,000 shares. The Preferred Stock has a fixed conversion price of $0.06 and is convertible into an aggregate of 39,375,000 shares of common stock. In addition, the Series A Preferred Stock pays an annual dividend of 8% which is payable quarterly, at the option of the Company, either in cash or in shares of registered common stock at a 10% discount to the Company’s stock price. The conversion price of the Series A Preferred Stock is subject to adjustment in certain instances, including the issuance by the Company of securities with a lower conversion or exercise price. On any matter presented to the stockholders of Brookside Technology Holdings Corp. for their action or consideration at any meeting of stockholders, each holder of outstanding shares of Series A Preferred Stock shall be entitled, subject to the limitation set forth below, to cast the number of votes for the Series A Preferred Stock in an amount equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or in the Certificate of Designation, holders of Series A Preferred Stock vote together with the holders of Common Stock, together as a single class. Notwithstanding anything contained herein to the contrary, the voting rights of each holder of outstanding shares of Series A Preferred Stock are limited in accordance with the Certificate of Designation, so that each holder of Series A Preferred Stock shall be entitled to vote only that number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock are convertible as of the record date, up to a maximum of 4.99% of the outstanding shares of Common Stock of the Corporation. In accordance with the Certificate of Designation, without the written consent or affirmative vote of the holders of fifty percent (50%) of the then-outstanding shares of Series A Preferred Stock, voting as a separate class from the Common Stock, Brookside Technology Holdings Corp. may not merge or take certain other corporate actions.
Upon any liquidation, dissolution or winding-up of Brookside Technology Holdings Corp., whether voluntary or involuntary, the holders of the shares of Series A Preferred Stock shall be paid, before any payment shall be paid to the holders of Common Stock, or any other stock ranking on liquidation junior to the Series A Preferred Stock, an amount for each share of Series A Preferred Stock held by such holder equal to the sum of (1) $1.00 and (2) an amount equal to dividends accrued but unpaid thereon, computed to the date payment thereof is made available.
The forgoing summary is qualified by reference to the Articles of Incorporation and the Certificate of Designation, which are attached as exhibits hereto.
Series B Preferred Stock
The Company has filed a Certificate of Designation of Preferences, Rights and Limitations of series B Convertible Preferred Stock, pursuant to which the Company is authorized to issue up to 3,000,000 shares. The Preferred Stock has a fixed conversion price of $0.125 and is convertible into an aggregate of 24,000,000 shares of common stock. The conversion price of the Preferred Stock is subject to adjustment in certain instances, including the issuance by the Company of securities with a lower conversion or exercise price. On any matter presented to the stockholders of Brookside Technology Holdings Corp. for their action or consideration at any meeting of stockholders, each holder of outstanding shares of Series B Preferred Stock shall be entitled, subject to the limitation set forth below, to cast the number of votes for the Series B Preferred Stock in an amount equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or in the Certificate of Designation, holders of Series B Preferred Stock vote together with the holders of Common Stock, together as a single class. Notwithstanding anything contained herein to the contrary, the voting rights of each holder of outstanding shares of Series B Preferred Stock are limited in accordance with the Certificate of Designation, so that each holder of Series B Preferred Stock shall be entitled to vote only that number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock are convertible as of the record date, up to a maximum of 4.99% of the outstanding shares of Common Stock of the Corporation. In accordance with the Certificate of Designation, without the written consent or affirmative vote of the holders of fifty percent (50%) of the then-outstanding shares of Series B Preferred Stock, voting as a separate class from the Common Stock, Brookside Technology Holdings Corp. may not merge or take certain other corporate actions.
Dividends on Series B Convertible Preferred Stock. From and including the Date of Issuance (as defined below) of each share of Series B Convertible Preferred Stock to the earliest of [A] the payment of the Individual SERIES B LIQUIDATION PREFERENCE Payment (as defined in Section 4(a) below) on each share of Series B Convertible Preferred Stock upon the liquidation, dissolution or winding-up of the Corporation, [B] the conversion of the Series B Convertible Preferred Stock, or [C] the date two (2) years from the Date of Issuance of the share of Series B Convertible Preferred Stock, the holders of shares of Series B Convertible Preferred Stock shall be entitled to receive, prior to and in preference to any declaration or payment of any dividend on any other shares of capital stock of the Corporation, a dividend for each such share at a rate per annum equal to sixteen percent (16%) of the Stated Value thereof, payable quarterly by one of the following methods, as selected by the Corporation: [Y] in cash, to the extent funds are legally available therefor in accordance with applicable corporate law; or [Z] in-kind, with shares of Common Stock registered on Form SB-2 (or an alternative available form if the Corporation is not eligible to file a Form SB-2), at a ten percent (10%) discount to the “MARKET PRICE” (as defined in Section 9 below). The date on which the Corporation initially issues any share of Series B Convertible Preferred Stock shall be deemed its “DATE OF ISSUANCE,” regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share.
The forgoing summary is qualified by reference to the Articles of Amendment to Articles of Incorporation and the Certificate of Designation, Preferences and Rights of Series B Preferred Stock which are attached as exhibits hereto.
PLAN OF DISTRIBUTION
Each Selling Stockholder (the “Selling Stockholders”) of the common stock and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.
The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.
Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.
In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealers or other financial institutions of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).
The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.
We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
DETERMINATION OF OFFERING PRICE
     The prices at which the shares of common stock covered by this prospectus may actually be disposed may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

SELLING STOCKHOLDERS
On behalf of the selling stockholders named in the table below (each, a “Selling stockholders”, and collectively the “Selling stockholders” also have cashless exercise option,) (including their donees, pledgees, transferees or other successors-in-interest who receive any of the shares covered by this prospectus) we are registering, pursuant to the registration statement of which this prospectus is a part, 117,521,128 shares of our common stock, 51,251,124 of which are issuable upon exercise of common stock purchase warrants held by the selling stockholders. We are registering the shares being offered under this prospectus pursuant to a registration rights agreements dated February 21, 2007 that was entered into between us and the selling stockholders in connection with the Private Placement.
We are also registering (i) 400,000 shares of common stock issued to MAJ Ventures, Ltd., which shares were issued to MAJ Ventures upon the conversion of its promissory note in the original principal amount of $60,000; (ii) 7,000,000 shares issued in connection with the acquisition of US Voice & Data, LLC from The Michael P. Fischer Irrevocable Delaware Trust under Agreement dated April 5, 2007, and The M. Scott Diamond Irrevocable Delaware Trust under Agreement dated April 23, 2007, plus 105,000 of shares issued due to a late filing of the registration statement penalty; (iii) 10,000,000 shares of common stock underlying the Company’s outstanding warrant issued in connection with the Dynamic Decisions note payable (which have an exercise price of $0.11 and a term of five (5) years); and (iv) the 49,440,000 shares of the Company’s common stock underlying (a) series B 16% convertible preferred stock, (b) series D warrants, issued to Vicis including the 1,440,000 shares issued in accordance with the late registration filing penalty imposed by the registration rights agreement. The preferred stock has a fixed conversion price of $.125 and is convertible into an aggregate of 24,000,000 shares of common stock. The series D warrants have an exercise price of $.125 and a term of five (5) years and are exercisable into an aggregate of 24,000,000 shares of common stock. The series A, B and C warrants listed above were issued in connection with the Company’s private placement of series A convertible preferred stock completed in April 2007 (the “Private Placement”). The shares issued The Michael P. Fischer Irrevocable Delaware Trust under Agreement dated April 5, 2007, The M. Scott Diamond Irrevocable Delaware Trust under Agreement dated April 23, 2007, the shares underlying the series B preferred stock is sued to Vicis and the shares issued to MAJ Ventures are unrelated to the Private Placement
We are registering the shares to permit the selling stockholders to offer these shares for resale from time to time. The selling stockholders may sell all, some or none of the shares covered by this prospectus. For more information, see the section of this prospectus entitled “PLAN OF DISTRIBUTION.”
We will not receive any proceeds from the resale of the common stock by the selling stockholder. We will receive proceeds from the exercise of the warrants however, there can be no assurance that any of the warrants will be exercised.
The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.
The Selling Stockholders may decide to sell all, some, or none of the shares of common stock covered hereby. Accordingly, we cannot provide any estimate of the actual number of shares of our common stock that any of the Selling Stockholders will hold once the offering is complete.

	Beneficial Ownership			Beneficial Ownership
	Before Offering (1)			After Offering (1)
Number of
Shares
	Number of		Being	Number of
Name of Selling Stockholder (1)	Shares		Offered	Shares	Percent (2)

Shahab & Catherine Emrani	3,605,000	(4)	1,855,000	1,750,000	1.26%

	Beneficial Ownership			Beneficial Ownership
	Before Offering (1)			After Offering (1)
			Number of
			Shares
	Number of		Being	Number of
Name of Selling Stockholder (1)	Shares		Offered	Shares	Percent (2)

Nite Capital, LP	3,605,000	(5)	1,855,000	1,750,000	1.26%
Ronald Hargrove	901,250	(6)	463,750	437,500	0.32%
Ray E. Jones or Antoinette A. Jones JTWROS	1,802,500	(7)	927,500	875,000	0.64%
Brent L. Jones Trust	540,750	(8)	278,250	262,500	0.19%
Roger D. & Davina S. Lockhart TRS. FBO R&D Lockhart Charitable Remainder Unitrust UA 12-1397	1,802,500	(9)	927,500	875,000	0.64%
Walter L. Hill	360,500	(10)	185,500	175,000	0.13%
Charles Peek	360,500	(11)	185,500	175,000	0.13%
Adrian Elbers	900,891	(12)	463,566	437,325	0.32%
Gregg M. Kuchar	360,500	(13)	185,500	175,000	0.13%
First Global Securities, Inc.	360,500	(14)	185,500	175,000	0.13%

	Beneficial Ownership			Beneficial Ownership
	Before Offering (1)			After Offering (1)
			Number of
			Shares
	Number of		Being	Number of
Name of Selling Stockholder (1)	Shares		Offered	Shares	Percent (2)
Theodore A. Schwartz	360,500	(15)	185,500	175,000	0.13%
William F. Ross	360,500	(16)	185,500	175,000	0.13%
Jess G. Tucker	1,261,750	(17)	649,250	612,500	0.45%
Melvin Lewis Temares & Luise Delphus Temares	360,500	(18)	185,500	175,000	0.13%
David H. Lennox	721,000	(19)	371,000	350,000	0.26%
Lester Segal	360,500	(20)	185,500	175,000	0.13%
Mark A. Segal	360,500	(21)	185,500	175,000	0.13%
Joseph Jacobs Living Trust	360,500	(22)	185,500	175,000	0.13%
Daedalus Consulting, Inc	180,250	(23)	92,750	87,500	0.06%
Chad B. Garrett	540,750	(24)	278,250	262,500	0.19%
Susan B. Murphy Revocable Trust	1,802,500	(25)	927,500	875,000	0.64%
Black Forest International, LLC	2,703,750	(26)	1,391,250	1,312,500	0.95%
Robert Emil Skula	180,250	(27)	92,750	87,500	0.06%
Braden Ferrari	180,250	(28)	92,750	87,500	0.06%
Ariel Imas	360,500	(29)	185,500	175,000	0.13%
Richard H. Kreger	901,250	(30)	463,750	437,500	0.32%
David J. Moore Shea homes	901,250	(31)	463,750	437,500	0.32%
Apogee Financial Investments, Inc	21,846,057	(32)	16,531,902	5,314,155	3.74%
Chris D. Phillips	3,304,560	(33)	1,700,405	1,604,162	1.16%
Donald G. Sproat	901,250	(34)	463,750	437,500	0.32%

	Beneficial Ownership			Beneficial Ownership
	Before Offering (1)			After Offering (1)
			Number of
			Shares
	Number of		Being	Number of
Name of Selling Stockholder (1)	Shares		Offered	Shares	Percent (2)
Thomas T. Sproat	1,802,500	(35)	927,500	875,000	0.64%
Peter Mancusso	3,605,000	(36)	1,855,000	1,750,000	1.26%
Venture Fund II, Inc	9,012,500	(37)	4,637,500	4,375,000	3.10%
William F. Donovan, M.D.	360,500	(38)	185,500	175,000	0.13%
Bradford D. Creger and Sheri A. Creger, Trustees Of the B&S Creger Living Trust dtd 10/30/04	721,000	(39)	371,000	350,000	0.26%
Mark Germond	180,250	(40)	92,750	87,500	0.06%
Equity Trust Company f/b/o Gary K. Chandler IRA	540,750	(41)	278,250	262,500	0.19%
Sky Lucas	1,802,500	(42)	927,500	875,000	0.64%
Michael R. Wilkinson	180,250	(43)	92,750	87,500	0.06%
Robert Zenner	540,750	(44)	278,250	262,500	0.19%

	Beneficial Ownership			Beneficial Ownership
	Before Offering (1)			After Offering (1)
			Number of
			Shares
	Number of		Being	Number of
Name of Selling Stockholder (1)	Shares		Offered	Shares	Percent (2)
Dynamic Decisions	28,025,000	(45)	19,275,000	8,750,000	6.02%
Strategic Opportunities
The Michael P. Fischer	3,552,500	(46)	3,552,500	—	—
Irrevocable Delaware Trust
The M. Scott Diamond	3,552,500	(47)	3,552,500	—	—
Irrevocable Delaware Trust
Vicis Capital Master Fund	49,440,000	(48)	49,440,000	—	—
MAJ Ventures, LTD	400,000	(49)	400,000	—	—

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(2)	Since the series A preferred stock is immediately exercisable and since the warrants are immediately exercisable, all of the shares of common stock underlying such securities are included herein. However, the selling stockholder has contractually agreed to restrict their ability to convert their convertible debenture or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholder exceeds the number of shares of common stock that the selling stockholder could own beneficially at any given time through their ownership of the preferred stock and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the preferred stock by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933.

(3)	Assumes that all securities registered will be sold.

(4)	Includes (i) 1,750,000 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 875,000 shares of common stock underlying series A warrants, (iii) 105,000 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 875,000 shares of common stock underlying series B warrants

(5)	Includes (i) 1,750,000 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 875,000 shares of common stock underlying series A warrants, and (iii) 105,000 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 875,000 shares of common stock underlying series B warrants

(6)	Includes (i) 437,500 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 218,750 shares of common stock underlying series A warrants, (iii) 26,250 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 218,750 shares of common stock underlying series B warrants

(7)	Includes (i) 875,000 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 437,500 shares of common stock underlying series A warrants, (iii) 52,500 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 437,500 shares of common stock underlying series B warrants

(8)	Includes (i) 262,500 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 131,250 shares of common stock underlying series A warrants, (iii) 15,750 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 131,250 shares of common stock underlying series B warrants

(9)	Includes (i) 875,000 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 437,500 shares of common stock underlying series A warrants, (iii) 52,500 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 437,500 shares of common stock underlying series B warrants

(10)	Includes (i) 175,000 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 87,500 shares of common stock underlying series A warrants, (iii) 10,500 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 87,500 shares of common stock underlying series B warrants

(11)	Includes (i) 175,000 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 87,500 shares of common stock underlying series A warrants, (iii) 10,500 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 87,500 shares of common stock underlying series B warrants

(12)	Includes (i) 437,325 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 218,659 shares of common stock underlying series A warrants, (iii) 26,240 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 218,659 shares of common stock underlying series B warrants

(13)	Includes (i) 175,000 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 87,500 shares of common stock underlying series A warrants, (iii) 10,500 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 87,500 shares of common stock underlying series B warrants

(14)	Includes (i) 175,000 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 87,500 shares of common stock underlying series A warrants, (iii) 10,500 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 87,500 shares of common stock underlying series B warrants

(15)	Includes (i) 175,000 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 87,500 shares of common stock underlying series A warrants, (iii) 10,500 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 87,500 shares of common stock underlying series B warrants

(16)	Includes (i) 175,000 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 87,500 shares of common stock underlying series A warrants, (iii) 10,500 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 87,500 shares of common stock underlying series B warrants

(17)	Includes (i) 612,500 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 306,250 shares of common stock underlying series A warrants, (iii) 36,750 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 306,250 shares of common stock underlying series B warrants

(18)	Includes (i) 175,000 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 87,500 shares of common stock underlying series A warrants, (iii) 10,500 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 87,500 shares of common stock underlying series B warrants

(19)	Includes (i) 350,000 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 175,000 shares of common stock underlying series A warrants, (iii) 21,000 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 175,000 shares of common stock underlying series B warrants

(20)	Includes (i) 175,000 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 87,500 shares of common stock underlying series A warrants, (iii) 10,500 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 87,500 shares of common stock underlying series B warrants

(21)	Includes (i) 175,000 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 87,500 shares of common stock underlying series A warrants, (iii) 10,500 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 87,500 shares of common stock underlying series B warrants

(22)	Includes (i) 175,000 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 87,500 shares of common stock underlying series A warrants, (iii) 10,500 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 87,500 shares of common stock underlying series B warrants

(23)	Includes (i) 87,500 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 43,750 shares of common stock underlying series A warrants, (iii) 5,250 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 43,750 shares of common stock underlying series B warrants

(24)	Includes (i) 262,500 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 131,250 shares of common stock underlying series A warrants, (iii) 15,750 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 131,250 shares of common stock underlying series B warrants

(25)	Includes (i) 875,000 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 437,500 shares of common stock underlying series A warrants, (iii) 52,500 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 437,500 shares of common stock underlying series B warrants

(26)	Includes (i) 1,312,500 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 656,250 shares of common stock underlying series A warrants, (iii) 78,750 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 656,250 shares of common stock underlying series B warrants

(27)	Includes (i) 87,500 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 43,750 shares of common stock underlying series A warrants, (iii) 5,250 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 43,750 shares of common stock underlying series B warrants

(28)	Includes (i) 87,500 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 43,750 shares of common stock underlying series A warrants, (iii) 5,250 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 43,750 shares of common stock underlying series B warrants

(29)	Includes (i) 175,000 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 87,500 shares of common stock underlying series A warrants, (iii) 10,500 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 87,500 shares of common stock underlying series B warrants

(30)	Includes (i) 437,500 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 218,750 shares of common stock underlying series A warrants, (iii) 26,250 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 218,750 shares of common stock underlying series B warrants

(31)	Includes (i) 437,500 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 218,750 shares of common stock underlying series A warrants, (iii) 26,250 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 218,750 shares of common stock underlying series B warrants

(32)	Includes (i) 5,314,155 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 5,321,848 shares of common stock underlying series A warrants, (iii) 558,678 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 5,321,848 shares of common stock underlying series B warrants and (iv) 5,329,534 shares of common stock underlying series C warrants

(33)	Includes (i) 1,604,148 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 802,081 shares of common stock underlying series A warrants, (iii) 96,249 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 802,081 shares of common stock underlying series B warrants

(34)	Includes (i) 437,500 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 218,750 shares of common stock underlying series A warrants, (iii) 26,250 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 218,750 shares of common stock underlying series B warrants

(35)	Includes (i) 875,000 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 437,500 shares of common stock underlying series A warrants, (iii) 52,500 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 437,500 shares of common stock underlying series B warrants

(36)	Includes (i) 1,750,000 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 875,000 shares of common stock underlying series A warrants, (iii) 105,000 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 875,000 shares of common stock underlying series B warrants

(37)	Includes (i) 4,375,000 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 2,187,500 shares of common stock underlying series A warrants, (iii) 262,500 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 2,187,500 shares of common stock underlying series B warrants

(38)	Includes (i) 175,000 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 87,500 shares of common stock underlying series A warrants, (iii) 10,500 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 87,500 shares of common stock underlying series B warrants

(39)	Includes (i) 350,000 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 175,000 shares of common stock underlying series A warrants, (iii) 21,000 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 175,000 shares of common stock underlying series B warrants

(40)	Includes (i) 87,500 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 43,750 shares of common stock underlying series A warrants, (iii) 5,250 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 43,750 shares of common stock underlying series B warrants

(41)	Includes (i) 262,500 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 131,250 shares of common stock underlying series A warrants, (iii) 15,750 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 131,250 shares of common stock underlying series B warrants

(42)	Includes (i) 875,000 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 437,500 shares of common stock underlying series A warrants, (iii) 52,500 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 437,500 shares of common stock underlying series B warrants

(43)	Includes (i) 87,500 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 43,750 shares of common stock underlying series A warrants, (iii) 5,250 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 43,750 shares of common stock underlying series B warrants

(44)	Includes (i) 262,500 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 131,250 shares of common stock underlying series A warrants, (iii) 15,750 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, and (iv) 131,250 shares of common stock underlying series B warrants

(45)	Includes (i) 8,750,000 shares of common stock underlying series A 8% convertible preferred stock and dividends, (ii) 4,375,000 shares of common stock underlying series A warrants, (iii) 525,000 shares of common stock underlying series A warrants issued in accordance with the penalty imposed by the registration rights agreement for late filing, (iv) 4,375,000 shares of common stock underlying series B warrants and (v) 10,000,000 warrant issued in connection with the note payable due to Dynamic Decisions of $1,000,000.

(46)	Includes 3,552,500 shares of common stock issued in connection with the acquisition of USVD.

(47)	Includes 3,552,500 shares of common stock issued in connection with the acquisition of USVD.

(48)	Includes 400,000 shares of common stock issued in exchange for payment in full of a $60,000 note payable to MAJ Ventures, Ltd.
Additional Information with Regards to the Series A Convertible Preferred Stock Private Placement only. The information included in the following tables does not include shares offered by MAJ Ventures, Ltd., The Michael P. Fischer Irrevocable Delaware Trust under Agreement dated April 5, 2007, and The M. Scott Diamond Irrevocable Delaware Trust under Agreement dated April 23, 2007, nor the shares issued to the Vicis capital Master Fund.
Total Dollar Value of Securities Underlying the Series A Preferred Stock and Potential Profits on Conversion
The following table sets forth the potential profit to be realized upon conversion of the Series A Preferred Stock.

Market price per share of common stock at April 30, 2007(1)	$0.20
Conversion price per share of Series A Preferred Stock at April 30, 2007(2)	$0.06
Total shares underlying Series A Preferred Stock based on conversion price (assuming no interest payments and complete conversion throughout the term of the Series A Preferred Stock)	38,068,135
Combined market price of underlying shares based on market price as of April 30, 2007	$7,613,627
Combined conversion price	$2,284,088
Total discount to market price of underlying shares	$5,329,539

(1)	April 30, 2007 was the final closing date of the Private Placement.

(2)	The Conversion Price was fixed at the closing of the Private Placement at $0.06 per share. However, the conversion price is subject to adjustment in the event of a stock split, stock dividend or the like. Further, if the Company issues or grants in the future any rights to purchase any of its common stock, or other security convertible into common stock, for an effective per share price less than the conversion price then in effect, the conversion price for any uncoverted portion of the Preferred Stock will be decreased based on a weighted-average formula. The conversion price is not otherwise subject to adjustment.
Warrants Issued at Premium to Market
With respect to the Warrants issued in the Private Placement, the fixed exercise prices of the Series A Warrants, Series B Warrants and Series C Warrants was $0.11, $0.11 and $0.06 per share, respectively, and, therefore, the Warrants were granted at a premium (not discount) to the market value ($0.20) of the Common Stock on the date (April 30, 2007) of the final closing of the Private Placement. The exercise price is subject to adjustment in the event of a stock split, stock dividend or the like. Further, if the Company issues or grants in the future any rights to purchase any of its common stock, or other security convertible into common stock, for an effective per share price less than the exercise price then in effect, the exercise price for any unexercised Warrants will be decreased based on a full-ratchet basis. The exercise price is not otherwise subject to adjustment.
Payments to Selling Shareholders and Affiliates
In connection with the Private Placement, we are or may be required to make the following payments to the selling shareholders:

					Total
					Maximum
		Reimburse-	Maximum	Maximum	Payments
	Placement	ment of Legal	Interest	Registration	During First
Payee	Agent Fee	Fees	Payments(1)	Penalties(2)	Year(3)
Midtown Partners & Co., LLC(4)	$214,199	$0	—	—	$214,199
Apogee Consultants, Inc.(5)	$122,070	—	—	—	$122,070
Venture Fund II	$250,000	—	—	—	$250,000
Investors		$0	$522,077	$25,692	$21,683

(1)	The Preferred Stock pays an annual dividend of 8% which is payable quarterly, at the option of the Company, either in cash or in shares of registered common stock at a 10% discount to the Company’s stock price. This total set forth above represents the maximum amount of interest payable by us on the Preferred Stock assuming interest is paid in cash and assuming the Preferred Stock remains outstanding until April 30, 2010.

(2)	Represents the total liability incurred in 2007 as a result of the Company’s failure to meet the filing timetable related to the registration rights agreement. The Company has recognized such liability and does not anticipate incurring any further penalties. The liability was calculated based on the grant date fair value of the penalty warrants. The liability was reclassified to additional paid-in capital as the issuance of the warrants was considered probable.

(3)	Represents the maximum amounts payable in cash during the first year of the Preferred Stock under the other columns in this table assuming that interest is paid in cash and that the Company does not incur any penalties for under the registration rights agreement other than those recognized as per footnote (2) above.

(4)	In connection with the Private Placement, we paid a fee to Midtown Partners of $214,199 in cash and issued the following warrants:
(i)	a series A warrant to purchase 2,524,767 shares of common stock,

(ii)	a series B warrant to purchase 2,524,767 shares of common stock, and

(iii)	a series C warrant (the “series C warrant”) to purchase 5,324,534 shares of common stock.

The exercise price of all such warrants is at a premium (not discount) to the market value ($0.20) of our common stock on the final closing date (April 30, 2007) of the Private Placement. Midtown Partners & Co., LLC is an NASD registered broker-dealer.

(5)	Apogee Consultants, Inc. received a cash fee of $122,070 for consulting and due diligence services rendered in connection with the Exchange Transactions. Apogee Consultants, Inc. is not an affiliate of Apogee Financial Investments, Inc.

(6)	Venture Fund II, Inc. received a $250,000 consulting fee in connection with the Exchange and the Private Placement and elected to convert all of it into units in the Private Placement.
Net Proceeds from Private Placement
The following table sets forth the gross proceeds received by the Company in the Private Placement, as well as the exercise price payable to the Company in connection with the exercise of the Warrants granted in connection with the Private Placement, assuming that the Warrants are exercised for cash, and calculates the net proceeds from the Private Placement after deduction of the anticipated payments in connection with the Private Placement. The net proceeds do not include the payment of any contingent payments, such as liquidated damages other than as specifically set forth below. The net proceeds assume that all interest and principal related to the Series A Preferred Stock will be paid in cash and that all of the Series A Preferred Stock will be converted into Common Stock on April 30, 2010. The interest amount reflected below assumes that all payments are made when due without any event of default, and the table assumes that the Preferred Stock is not converted prior to April 30, 2010. Based on the foregoing assumptions, the net proceeds represent approximately _72_% of the gross proceeds.

Gross Proceeds	$2,141,990
Approximate Aggregate Interest Payments	$522,077
Approximate Transaction Costs (includes reimbursement of legal fees and Placement Agent Fees)	$80,000

Net Proceeds	$1,539,913
Comparison of Issuer Proceeds to Potential Investor Profit
The following table summarizes the proceeds we will receive from the sale of the Series A Preferred Stock in the Private Placement and the net proceeds we may receive from the exercise of the Warrants assuming they are exercised for cash, and compares them to the total potential investor profit related to the Private Placement. We have used the net proceeds from the sale of the Series A Preferred Stock in the Private Placement and intend to use the net proceeds from the exercise of the Warrants for the Company’s working capital needs.

Total Gross Proceeds Payable to Company in the Current Transaction (1)	$9,886,136
All Payments that have been made or may be required to be made by Company (2)	$522,077
Net Proceeds to Company Assuming Maximum Payments made by Company (3)	$9,364,059
Total Possible Profit to the Selling Shareholders(4)	$5,429,539
Percentage of Payments and Profit over Net Proceeds (5)	64%
Percentage of Payments and Profit over Net Proceeds per year of term of Preferred Stock (6)	11%

(1)	Includes gross proceeds paid to the Company upon the sale of the Preferred Stock in the amount of $2,141,990 and assumes full exercise of the Warrants (including Warrants granted to the placement agent) for cash to yield an aggregate exercise price of $0.16. However, there is no assurance that any Warrants will actually be exercised.

(2)	Total possible payments (excluding repayment of principal) payable by us to the Selling Shareholders or their affiliates, assuming the Series A Preferred Stock remains outstanding until the April 30, 2010 and that interest is paid in cash. Includes interest, placement agent cash fees and reimbursement of legal expenses. Also assumes that no liquidated damages are incurred and that no redemption premium on the Series A Preferred Stock will be applicable.

(3)	Total net proceeds to us calculated by subtracting the result in footnote (2) from the results in footnote (1).

(4)	Total possible profit to the Selling Shareholders based on the aggregate discount to market price of the shares underlying the Series A Preferred Stock and Warrants as indicated in above table entitled “Total Dollar Value of Securities Underlying the Series A Preferred Stock and Potential Profits on Conversion.”

(5)	Percentage of the total possible payments to the Selling Shareholders as calculated in footnote (2) plus profit calculated in footnote (4) compared to the net proceeds disclosed in footnote (3).

(6)	Based on the six-year term of the Series A Preferred Stock.
Comparison of Registered Shares to Outstanding Shares
The following table compares the number of shares held by persons other than the Selling Shareholders, affiliates of the Company, and affiliates of the Selling Shareholders with the number of shares registered for resale and sold by such parties in prior transactions as well as in this Prospectus:

Shares Outstanding Prior to Current Transaction Held by Persons Other than Selling Shareholders, or Affiliates of Company or Selling Shareholders	24,500,000
Shares Registered for Resale by Selling Shareholders, or Affiliates of the Company or Selling Shareholders in Prior Registration Statements	0
Shares Registered for Resale by Selling Shareholders, or Affiliates of the Company or Selling Shareholders that Continue to be Held by Such Persons	0
Shares Sold in Registered Resale Transactions by the Selling Shareholders or Affiliates of the Selling Shareholders	0
Shares Registered for Resale on behalf of the Selling Shareholders or Affiliates of the Selling Shareholders in the Private Placement	0	(1)

(1)	Includes 48,727,210 shares issuable upon the exercise of the Warrants issued in the Private Placement.
The shares being registered for resale on behalf of the Selling Shareholders in the private placement (48,727,210) represents approximately 55% of our outstanding common stock (87,900,000) and 199% of our currently outstanding held by persons other than Selling Shareholders or affiliates of Company or Selling Shareholders.
Other Information
The Company has had no transactions with the Selling Shareholders prior to the Private Placement and Exchange Transactions. As set forth above, Apogee Consultants, Inc., Apogee Consultants, Inc. and Midtown Partners & Co. provided certain services related to the Private Placement and Exchange Transactions.
While the Company currently intends to make all dividend payments on the Preferred Shares, it will not be able to do so unless it successfully completes other acquisitions that provide it sufficient cash flow or other otherwise obtains additional financing to meet these cash dividend obligations. There can be no assurances the Company will be able to do so.
We have not received any information from the Selling Shareholders indicating that any Selling Shareholder has an existing short position in our common stock.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Michael Dance, the President of Brookside, has loaned $29,000 to Brookside and Michael Nole has loaned $30,000 to Brookside, which loans are payable on demand.

Given our small size and limited financial resources, we had not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant stockholders. We intend to establish such policies and procedures so that such transactions will, on a going-forward basis, be subject to review, approval or ratification of our board of directors, or an appropriate committee thereof.
The Company currently has two directors, Michael Nole and Bryan McGuire. They are not independent. The board does not have any separate committees.
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
On April 13, 2007, the Registrant notified Malone & Bailey, PC, (“Malone & Bailey”) that it was dismissing Malone & Bailey as its certifying accountant, effective immediately. The decision to dismiss the accountants was recommended and approved by the Registrant’s Board of Directors.
During the period from inception (October 11, 2005) to August 31, 2006, and any subsequent period through April 13, 2007, (i) there were no disagreements between Registrant and Malone & Bailey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Malone & Bailey would have caused Malone & Bailey to make reference to the matter in its reports on Registrant’s financial statements, and (ii) Malone & Bailey’s reports on Registrant’s financial statements for the fiscal year ended August 31, 2006 did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended December 31, 2006 and 2005 and through April 13, 2007, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B.
On a going forward basis, registrant will continue to engage the firm of Helin, Donovan, Trubee & Wilkinson, LLP now known as PMB Helin Donovan, LLP (“PMB Helin Donovan”), to serve as its independent registered public accountants. PMB Helin Donovan performed the Audit of Brookside’s Financial Statements for the years ended December 31, 2006 and 2005.
LEGAL MATTERS
Shumaker, Loop & Kendrick, LLP, Tampa, Florida will issue an opinion with respect to the validity of the shares of common stock being offered hereby.
EXPERTS
PMB Helin Donovan, LLP Independent Registered Public Accountants, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2006 and 2005 that appear in the prospectus. PMB Helin Donovan, LLP Independent Registered Public Accountants, have audited, as set forth in their report thereon appearing elsewhere herein the financial statements of US Voice & Data, LLC as of December 31, 2006 and 2005 that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors’ opinion based on their expertise in accounting and auditing.
AVAILABLE INFORMATION
We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus and reference is made to such registration statement. This prospectus constitutes the prospectus of Brookside Technology Holdings Corp., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The registration statement may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street NE, Washington, D.C. 20549 and

is available to you on the Securities and Exchange Commission’s website.
We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

FINANCIAL STATEMENTS
INDEX TO FINANCIAL STATEMENTS

I. Unaudited Financial Statements of Brookside Technology Holdings Corp.. as of September 30, 2007

Balance Sheets at September 30, 2007 (Unaudited)	F-1
Statement of Operations (Unaudited)	F-2
Statements of Cash Flows (Unaudited)	F-3
Notes to Financial Statements (Unaudited)	F-4

II. Audited Financial Statements of Brookside Technology Partners, Inc. as of December 31, 2006 and 2005

Report of Independent Registered Public Accounting Firm	F-22
Brookside Technology Partners, Inc. Balance Sheet as of December 31, 2006 and 2005	F-23
Brookside Technology Partners, Inc. Statement of Operations for the years ending December 31, 2006 and 2005	F-24
Brookside Technology Partners, Inc. Statements of Stockholders Equity	F-25
Brookside Technology Partners, Inc. Statements of Cash Flows for the years ending December 31, 2006 and 2005	F-26
Brookside Technology Partners, Inc. Notes to Financial Statements for the years ending December 31, 2006 and 2005	F-27

III. Audited Financial Statements of US Voice & Data, LLC as of December 31, 2005 and 2006, and Unaudited Financial Statements of US Voice & Data, LLC as of September 30, 2007.

Report of Independent Registered Public Accounting Firm	F-40
US Voice & Data, LLC Balance Sheets as of December 31, 2005 and 2006, and September 30, 2007 (unaudited)	F-41
US Voice & Data, LLC Statements of Operations for the years ending December 31, 2005 and 2006, and the nine months ended September 30, 2006 and 2007 (unaudited)	F-42
US Voice & Data, LLC Statements of Members’ Equity for the years ended December 31, 2005 and 2006, and the nine months ended September 30, 2007	F-43
US Voice & Data, LLC Statements of Cash Flows for the years ending December 31, 2005 and 2006, and the nine months ended September 30, 2006 and 2007 (unaudited)	F-44
US Voice & Data, LLC Notes to Financial Statements	F-45

IV. Unaudited Pro Forma Condensed Combined Financial Statements of Brookside Technology Holdings Corp

Unaudited Pro Forma Balance Sheet as of September 30, 2007	F-56
Unaudited Pro Forma Statement of Operations for the nine months ended September 30, 2007	F-57
Unaudited Pro Forma Statement of operations for the year ended December 31, 2006	F-58
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	F-59

Item 1. Financial Statements
BROOKSIDE TECHNOLOGY HOLDINGS CORP
CONSOLIDATED BALANCE SHEETS
As of September 30, 2007 and December 31, 2006

	September 30	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$133,685	$35,666
Accounts receivable, net	2,559,479	333,429
Inventory	790,699	39,160
Deferred contract costs	—	10,883
Prepaid expenses	38,594	—
Deferred Finance Charges	333,258	—

Total current assets	3,855,714	419,138

Property and equipment
Office equipment	261,817	178,424
Vehicles	53,780	—
Furniture, fixtures and leasehold improvements	131,861	12,960

	447,458	191,384
Less: accumulated depreciation	(161,485)	(127,976)

Property and equipment, net	285,973	63,408

Goodwill	14,532,045	—
Non-compete agreement	100,000	—
Deposits and other assets	15,568	—

TOTAL ASSETS	$18,789,300	$482,546

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current liabilities
Accounts payable and accrued expenses	$959,156	$368,419
Billings in excess of revenues	1,708,644	227,195
Accrued payroll liabilities	331,093	37,436
Current portion of long term debt	3,144,946	623,863
Other current liabilities	433,938	71,633

Total current liabilites	6,577,777	1,328,546

Long term debt net of debt issuance costs, less current portion	2,649,027	—

Total liabilities	9,226,804	1,328,546

Stockholders’ deficit
Series A Convertible Preferred Stock, 2,175,322 issued and outstanding at June 30, 2007 at 8% dividend yield. Liquidation preference of $2,271,672 at September 30, 2007.	1,655,493	—
Common stock, $.001 par value, 250,000,000 shares authorized, 87,900,000 shares issued and outstanding at September 30, 2007, and 63,000,000 shares issued at and outstanding at December 31, 2006, respectively	87,900	63,000
Additional paid in capital	12,493,536	337,927
Retained deficit	(4,674,433)	(1,246,927)

Total stockholders’ equity (deficit)	9,562,496	(846,000)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$18,789,300	$482,546

See accompanying notes

BROOKSIDE TECHNOLOGY HOLDINGS CORP
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Quarter and Nine Months Ended September 30, 2007 and 2006

	Quarter Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
REVENUES
Installation and other services	$314,469	$111,168	$624,495	$657,713
Equipment sales	612,567	1,012,326	1,303,980	2,114,727

Total revenues	927,036	1,123,494	1,928,475	2,772,440

COST OF SALES (excluding depreciation)	555,217	576,446	1,146,865	1,869,410

GROSS PROFIT	371,819	547,048	781,610	903,030

OPERATING EXPENSES
General and administrative	841,130	303,432	1,634,398	812,852
Stock based compensation expense	—	—	915,000	—
Provision for doubtful accounts	—	—	—	2,984
Depreciation expense	15,741	18,209	37,317	41,325

Total operating expenses	856,871	321,641	2,586,715	857,161

OTHER INCOME (EXPENSE)
Interest expense	(34,838)	(19,988)	(61,395)	(42,895)
Amortization expense	(933,615)	—	(933,615)	—
Other income (expenses), net	8,814	18,113	10,341	20,886

Total other income (expense)	(959,639)	(1,875)	(984,669)	(22,009)

INCOME (LOSS) BEFORE INCOME TAXES	(1,444,691)	223,532	(2,789,774)	23,860

Income tax benefit	—	—	—	—

NET INCOME (LOSS)	$(1,444,691)	$223,532	$(2,789,774)	$23,860

Preferred Stock Dividends	(43,506)	—	(96,350)	—

Net loss attributable to common shareholders	$(1,488,197)	$223,532	$(2,886,125)	$23,860

Loss per share-basic and fully diluted	$(0.018)	$0.004	$(0.037)	$0.000

Weighted average shares outstandings	81,327,632	63,000,000	77,691,575	63,000,000

See accompanying notes

BROOKSIDE TECHNOLOGY HOLDINGS CORP
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2007 and 2006

	September 30	September 30
	2007	2006
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,789,774)	$23,860

Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	37,317	41,325
Amortization	933,615	—
Stock based compensation	915,000	—
Common stock issued for services	—	30,000
(Increase) decrease in:
Accounts receivable	(250,551)	1,086,194
Deferred contract costs	10,883	457,667
Inventory	1,113,770	—
Prepaid expenses	(8,278)	—
Deposits and other assets	23,703	3,534
Increase (decrease) in:
Accounts payable and accrued expenses	117,737	(870,280)
Accrued payroll liabilities	236,754	(2,720)
Billings in excess of revenues	(1,291,783)	(877,886)
Accrued warranty	(793)	—
Other current liabilites	(84,293)	50,451

	1,748,167	(81,715)

NET CASH USED IN OPERATING ACTIVITIES	(1,036,693)	(57,855)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of equipment	(56,632)	(5,406)
Acquisition of US Voice & Data, LLC (“USVD”), net of $855,791 in cash received	(9,052,899)
Deposits and other assets related to possible acquisition	—	—

NET CASH USED IN INVESTING ACTIVITIES	(9,109,531)	(5,406)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long term debt	7,442,685	97,952
Cash paid for fees in connection with USVD acquisition financing	(463,000)
Proceeds from Series B Preferred Stock Financing (“Series B”)	3,000,000
Cash paid for fees in connection with Series B financing	(250,000)
Deferred finance charges	(349,538)	(2,103)
Proceeds from issuance of Series A Convertible Preferred Stock, net of issuance costs of $376,653	1,280,337	—
Cash paid for fees in connection with the Exchange Transaction	(293,963)	—
Repayment of long term debt	(122,278)	(20,706)

NET CASH PROVIDED BY FINANCING ACTIVITIES	10,244,243	75,143

NET INCREASE IN CASH	98,019	11,882

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	35,666	—

CASH AND CASH EQUIVALENTSAT END OF YEAR	$133,685	$11,882

SUPPLEMENTAL DISCLOSURE
Income taxes paid	$—	$—

Interest paid	$(34,838)	$(16,738)

Non-cash financing and investing activities
Exchange Transaction fee to Venture Fund II for consulting fees, paid in preferred stock	$250,000	$—

Accrual of preferred stock dividend	$96,350

Payment of notes payable paid in Preferred Stock	$235,000	$—

Note Payable issued in USVD acquisition	$3,100,000	$—

Value of Common Stock issued in USVD acquisition	$2,730,000	$—

Prepaid expense to related party for consulting fees, paid in common stock	$—	$30,000

Accrued interest added to note payable balance	$46,556	$—

Conversion of note for 400,000 shares of common stock	$60,000	$—

Beneficial conversion feature assigned to convertible debt	$1,445,006	$—

Warrant value assigned	$6,751,270	$—

See accompanying notes

BROOKSIDE TECHNOLOGY HOLDINGS CORP.
Notes to Unaudited Consolidated Financial Statements
Note 1 — Nature of Business
Background/Name Change/Redomestication
Cruisestock, Inc, (the “Company”) was incorporated in September 2005 under the laws of the State of Texas. Immediately prior to February 21, 2007, it was a shell corporation with no significant operations or assets. On February 21, 2007, the Company acquired all of the stock of Brookside Technology Partners, a Texas corporation, in a transaction where the shareholders of Brookside Technology Partners exchanged all of their shares for shares of common stock of the Company (the “Share Exchange”). As a result, Brookside Technology Partners became a wholly-owned subsidiary of the Company. However, from an accounting perspective, Brookside Technology Partners was the acquirer in the Share Exchange.
Because Brookside Technology Partners was the accounting acquirer in the Share Exchange, management does not believe that it is informative or useful to compare the Company’s historical results of operations with those of Brookside Technology Partners. Instead, below we discuss only Brookside Technology Partners’ results of operations and financial performance.
Subsequent to the Share Exchange, on July 6, 2007 (the “Effective Time”), the Company changed its name to Brookside Technology Holdings Corp. and redomesticated into Florida. The name change and redomestication were accomplished by merging the Company into a newly-formed, Florida wholly-owned subsidiary, with the subsidiary being the surviving entity (the “Redomestication”). As a result, the Company is now a Florida corporation and its name is Brookside Technology Holdings Corp.
The Company’s common stock is quoted on the Over the Counter Bulletin Board (OTCBB) under a new symbol: BKSD.
Stock Split
Concurrently with the Redomestication and as of the Effective Time:
•	Each outstanding share of Cruisestock’s common stock, $0.001 per share, was automatically converted into seven shares of Brookside Technology Holdings Corp.’s common stock, $0.001 par value per share;

•	Each outstanding share of Cruisestock’s series A preferred stock, $0.001 per share, was automatically converted into one share of Brookside Technology Holdings Corp.’s series A preferred stock, $0.001 par value per share;

•	The price at which the series A preferred stock converts into common stock was automatically adjusted, on a proportionate basis, to account for the forward split of the common shares by reducing the current conversion price of $0.40 per share to $0.0571428; and

•	The number of shares of common stock underlying all of Cruisestock’s outstanding options and warrants to purchase common stock, and the exercise price of such options and warrants, was automatically adjusted to account for the 7-for-1 common share stock split.

BROOKSIDE TECHNOLOGY HOLDINGS CORP.
Notes to Unaudited Consolidated Financial Statements
Note 1 — Nature of Business (continued)
Acquisition of USVD
On September 26, 2007, we acquired all of the membership interest of US Voice & Data, LLC, an Indiana Limited Liability Company (“USVD”) from The Michael P. Fischer Irrevocable Delaware Trust under Agreement dated April 5, 2007, and The M. Scott Diamond Irrevocable Delaware Trust under Agreement dated April 23, 2007 (the “Sellers”), pursuant to a Membership Interest Purchase Agreement closed on such date (the “Purchase Agreement”). USVD, headquartered in Louisville, Kentucky, with offices in Lexington, Kentucky and Indianapolis, Indiana, is a leading regional provider of telecommunication services, including planning, design, installation and maintenance for converged voice and data systems. USVD had un-audited revenue of $15.2 million for the trailing twelve months ended August 31, 2007, and audited 2006 revenue of $12.1 million. The purchase price of $16,125,110 was paid through a combination of common stock, cash and a seller note. Cash paid at closing was $9,938,690. The Company issued 7,000,000 shares of its common stock valued at $.39 per share on September 14, 2007. Also, the Company owes the Sellers a note payable of $3,100,000 with a maturity date of June 30, 2010, and an additional amount due to seller’s of $356,160 based on a “True-up” calculation of net worth at September 14, 2007. Additionally, the Purchase Agreement provides the Sellers with the opportunity to earn additional stock or cash consideration in the form of a three-year performance based EBITDA earnout.
Additionally, the Company caused USVD, its new subsidiary, to enter into employment agreements with Michael P. Fischer and M. Scott Diamond, with initial terms of three years, pursuant to which they will serve as USVD’s CEO and COO, respectively. The employment agreements contain standard terms and provisions, including non competition and confidentiality provisions and provisions relating to early termination and constructive termination, and provide for an annual base salary and certain standard benefits.
Credit Facility
The Company, through Midtown Partners & Co., LLC and LCG Capital, raised approximately $10,000,000 less fees and expenses of $1,192,000 for net cash proceeds of $8,808,000 to finance the acquisition of USVD. The financing consisted of approximately $8.0 million of senior and subordinated debt and $3.0 million of series B preferred stock. The deris B preferred stock has been classified as debt because ir has a mandatory redemption date of 90 days from issuance. In connection therewith, the Company and its two subsidiaries, USVD and Brookside Technology Partners, entered into a Credit Agreement with Hilco Financial LLC, pursuant to which Hilco agreed to provide a $7,000,000 ($6,000,000 advanced on acquisition) revolving line of credit, bearing interest at 15% and maturing on September 26, 2008 (the “Senior Loan”). Additionally, the Company also entered into a Subordinated Note and a related Subordinated Note Purchase Agreement with DD Growth Premium Fund, pursuant to which DD Growth Premium Fund loaned the Company $1 million, bearing interest at 10% per annum and maturing on December 30, 2008 (the “Subordinated Loan”). Additionally, the Company entered into a Securities Purchase Agreement with Vicis Capital Master Fund, a sub-trust of Vicis Capital Series Master Trust, pursuant to which Vicis acquired 3,000,000 shares of Series B Convertible Preferred Stock of the Company for $3,000,000, at 16% interest, which shares are convertible into 24,000,000 shares of common stock of the Company (subject to certain adjustments).
The Vicis Series B Convertible Preferred Stock must be either redeemed by the Company or acquired by a third party by December 26, 2007. The Hilco Credit Agreement prohibits any such redemption.

BROOKSIDE TECHNOLOGY HOLDINGS CORP.
Notes to Unaudited Consolidated Financial Statements
Note 1 — Nature of Business (continued)
Warrants Issued in Connection with Financing:
In connection with the foregoing financing of the acquisition of USVD, the Company granted (a) Vicis a warrant to purchase 24,000,000 shares of common stock of the Company at an exercise price of $0.125 per share; (b) Hilco Financial LLC a warrant to purchase 61,273,835 shares of common stock of the Company at an exercise price of $0.137 per share; (c) DD Growth Premium Fund a warrant to purchase 10,000,000 shares of common stock of the Company at an exercise price of $0.114 per share; and (d) Midtown Partners & Co. a warrant to purchase 5,800,000 shares of common stock of the Company at an exercise price of $0.114 per share.
In addition to operating Brookside Technology Partners and USVD, the Company is exploring certain strategic acquisitions.
Operations
We are the holding company for Brookside Technology Partners, Inc, a Texas corporation (“Brookside Technology Partners”), and US Voice & Data, LLC, an Indiana Limited Liability Company (“USVD”), and all operations are conducted through those two wholly owned subsidiaries.
Headquartered in Austin, Texas, Brookside Technology Partners is a provider and global managed service company specializing in selling, designing, analyzing and implementing converged Voice over IP (VoIP), data and wireless business communications systems and solutions for commercial and state/government organizations of all types and sizes in the United States. Brookside Technology Partners is recognized as a leading VoIP reseller and professional services vendor with over 300 BCM installations that have various forms of networked or VoIP functionality.
Headquartered in Louisville, Kentucky, USVD is a leading regional provider of telecommunication services including planning, design, installation and maintenance for the converged voice and data systems. USVD serves the Kentucky and Southern Indiana markets, operating out of offices in Louisville, Lexington and Indianapolis.
USVD combines technical expertise in a range of communications products, including IP-enabled platforms, wired and wireless IP and digital endpoints and leading edge communications applications to create converged voice, video and data networks that help businesses increase efficiency and optimize revenue opportunities, critical for success in today’s competitive business environment. The sale of new systems, built on either Inter-Tel or NEC platforms, is the backbone of USVD’s business, typically accounting for approximately 65% of USVD’s revenue.
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“generally accepted accounting principles”) for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months and nine months ended September 30, 2007 are not necessarily indicative of the results that may be expected for any future quarters or the year ending December 31, 2007. For accounting purposes, the Exchange Transactions were treated as if Brookside had acquired Cruisestock, and, accordingly, for periods prior to the Exchange Transactions, the financial information contained herein is the historical information of Brookside. The results of operations of Cruisestock have been included in the consolidated financial statements contained herein since the date of the closing of the Exchange Transactions (February 21, 2007). For future information, refer to the consolidated financial statements and notes thereto included in the Cruisestock’s Annual Report on Form 10-KSB for the year ended December 31, 2006, as filed with the Securities and Exchange Commission (“SEC”).

BROOKSIDE TECHNOLOGY HOLDINGS CORP.
Notes to Unaudited Consolidated Financial Statements
Note 1 — Nature of Business (continued)
The USVD acquisition significantly depleted the Company’s cash. This depletion of cash could hinder the Company’s ability to successfully execute its acquisition strategy.
Note 2 — Going Concern Uncertainties
The Company has incurred net losses during the nine months ended September 30, 2007, and the years ended December 31, 2006, 2005 and 2004. The Company’s ability to meet its obligations in the ordinary course of business is dependent upon its ability to establish profitable operations, raise additional financing through public or private equity financings, or secure other sources of financing to fund operations. The Company has cash and cash equivalents of $133,685 and a working capital deficit of $2,387,007 at September 30, 2007. The Company had net cash used in operating activities of $1,036,693 during the nine months ended September 30, 2007.
These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 3 — Significant Accounting Policies
Reclassifications
Certain prior year amounts have been reclassified to conform to the fiscal 2007 presentation. During 2007, the Company’s common stock was exchanged for 41.33224 Cruisestock common shares for each Brookside common share. The financial statements have also been changed to reflect the impact of this stock split and the 7-for-1 stock split (as discussed in Note 1) as of January 1, 2006.
Earnings Per Common Share
Basic and diluted net income per common share is presented in conformity with Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS 128) for all periods presented. Basic earnings per share is based on the weighted effect of all common shares issued and outstanding, and is calculated by dividing net income (loss) available to common stockholders by the weighted average shares outstanding during the period. Diluted earnings per share is calculated by dividing net income (loss) available to common stockholders by the weighted average number of common shares used in the basic earnings per share calculation plus the number of common shares that would be issued assuming conversion of all potentially dilutive common shares outstanding.
Below is a reconciliation of the numerators and denominators of basic and diluted earnings per share for each of the following years:

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Numerators
Numerator for basic and diluted earnings per share:

Net loss attributable to common shareholders’	$(1,488,197)	$223,532	$(2,886,125)	$23,860

Denominators

Denominators for basic earnings per share:	81,327,632	63,000,000	77,691,575	63,000,000

BROOKSIDE TECHNOLOGY HOLDINGS CORP.
Notes to Unaudited Consolidated Financial Statements
Note 3 — Significant Accounting Policies (continued)
At September 30, 2006, there were no potentially dilutive securities outstanding. At September 30, 2007, there were potentially dilutive securities outstanding consisting of Series A Preferred stock, Series B Preferred Stock, warrants, and stock options issued to employees. The potential shares would be anti-dilutive during 2007 and as such have not been considered in the calculation of earnings per share. At September 30, 2007, the number of potentially dilutive shares, that are anti-dilutive at September 30, 2007) consists of 14,000,000 stock option shares, 2,175,322 series A preferred stock shares (exercisable into 38,068,135 common shares), 48,727,206 common shares purchase warrants issued in connection with the Series A Preferred Stock transaction, 91,073,835 issued in connection with the USVD acquisition financing, 3,000,000 series B preferred stock (exercisable into 24,000,000 common shares), the USVD seller’s note which is convertible into an estimated 3,000,000 shares and 7,819,602 common stock purchase warrants (issuable as liquidated damages under the registration rights agreement).
Stock-Based Compensation
Effective January 1, 2006, the Company entered into a consulting agreement (“Consulting Agreement”) with Michael Nole (“Consultant”). Pursuant to the Consulting Agreement, Consultant shall use his commercially reasonable efforts to (a) increase the productivity and capacity of Brookside’s business, (b) secure financing and/or capital for Brookside, (c) advise Brookside with regard to potential acquisitions and mergers, (d) and provide such other business advise as Brookside may reasonably request from time to time (“Consulting Services”). In Exchange for performing these Consulting Services, Consultant received $30,000 payable in 28,000,000 shares of Common Stock. The following disclosures provide information regarding the Company’s stock-based compensation awards, all of which are classified as equity awards in accordance with SFAS No. 123(R):
Stock options. The Company grants stock options to employees that allow them to purchase shares of the Company’s common stock. Options are also granted to members of the Board of Directors. The Company determines the fair value of stock options at the date of grant using the Black-Scholes valuation model. Most options vest annually over a three-year service period. The Company will issue new shares upon the exercise of stock options.
2007 Stock Incentive Plan
Effective April 19, 2007, we adopted the Brookside Technology Holdings Corp. (formerly Cruisestock, Inc) 2007 Stock Incentive Plan. The Stock Incentive Plan is discretionary and allows for an aggregate of up to 35,000,000 shares of our common stock to be awarded through incentive and non-qualified stock options and stock appreciation rights. The Stock Incentive Plan is administered by our Board of Directors, which has exclusive discretion to select participants who will receive the awards and to determine the type, size and terms of each award granted.
Total compensation expense recognized for options was approximately $915,000 and $0 for the nine months ended September 30, 2007 and September 30, 2006, respectively.
A summary of the changes in the total stock options outstanding during the nine months ended September 30, 2007 follows:

		Weighted
		Average
	Options	Exercise Price
Outstanding at December 31, 2006	—	$—
Granted	14,000,000	0.186
Forfeited or expired	—	—
Exercised	—	—
Outstanding at September 30, 2007	14,000,000	$0.186
Vested and exercisable at September 30, 2007	10,500,000	$0.186

BROOKSIDE TECHNOLOGY HOLDINGS CORP.
Notes to Unaudited Consolidated Financial Statements
Note 3 — Significant Accounting Policies (continued)
The fair value of the Company’s options were estimated on the date of grant using the Black-Scholes valuation model with the following weighted-average assumptions:

Nine Months
Ended
September 30, 2006
Expected life (years)	5
Interest rate	4.7%
Dividend yield	—
Volatility	47%
Forfeiture rate	—
At September 30, 2007, there was $2.1 million of total unrecognized compensation cost related to non-vested stock option awards which is expected to be recognized over a weighted-average period of 5 years. There were 0 and 10,500,000 options that became vested during the three months and nine months ended September 30, 2007, respectively.
2007 Stock Incentive Plan
Effective April 19, 2007, we adopted the Brookside Technology Holdings Corp. (formerly Cruisestock, Inc) 2007 Stock Incentive Plan. The Stock Incentive Plan is discretionary and allows for an aggregate of up to 35,000,000 shares of our common stock to be awarded through incentive and non-qualified stock options and stock appreciation rights. The Stock Incentive Plan is administered by our Board of Directors, which has exclusive discretion to select participants who will receive the awards and to determine the type, size and terms of each award granted.
Recently Issued Accounting Pronouncements
In December 2004, the FASB issued SFAS 123 (revised 2004) Share-Based Payment (“SFAS 123(r)”), which revised SFAS No. 123, Accounting for Stock-Based Compensation and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. SFAS 123(r) provides additional guidance on determining whether certain financial instruments awarded in share-based payment transactions are liabilities. SFAS 123(r) also requires that the cost of all share-based transactions be measured at fair value and recognized over the period during which an employee is required to provide service in exchange for an award. The adoption of SFAS 123(r) is expected to increase compensation expense during the period that employees vest in their stock options when granted. In accordance with the adoption of SFAS 123R, the Company utilizes the Black-Scholes valuation model to value all stock options (the “Options”). Compensation for restricted stock awards is measured at fair value on the date of grant based on the number of shares expected to vest and the quoted market price of the Company’s common stock. Compensation cost for all awards will be recognized in earnings, net of estimated forfeitures, on a straight-line basis over the requisite service period. For the six months ended June 30, 2007, the Company recognized $915,000 in Employee Stock Compensation Expense.
In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements (“FSP EITF 00-19-2”). FSP EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with SFAS No. 5, Accounting for Contingencies. The Company adopted FSP EITF 00-19-2 in the first quarter of 2007 as a result of its issuance of Series A Preferred Stock and warrants subject to a registration payment agreement in February 2007. FSP EITF 00-19-2 requires that the contingent obligation to pay liquidated damages under the securities purchase agreement should be separately recognized and measured in accordance with FASB Statement No. 5 (FASB No. 5), Accounting for Contingencies”. The Company implemented this FSP effective the first

BROOKSIDE TECHNOLOGY HOLDINGS CORP.
Notes to Unaudited Consolidated Financial Statements
Note 3 — Significant Accounting Policies (continued)
quarter of 2007 and recorded a $25,693 liability related to expected liquidated damages under the registration rights agreement. As the issuance of additional warrants under the liquidated damages clause is probable, the value of the 7,819,602 Class A Warrants expected to be issued has been accrued and included in additional paid in capital at September 30, 2007. The valuation of the warrants were based on the original grant date fair value of the options of $0.0033 per option share.
Note 4 – Trade Accounts Receivable
Supplemental information on net trade accounts receivable:

	Nine Months ended
	September 30,	Year ended
	(Unaudited)	December 31,
	2007	2006
Gross trade accounts receivable	$2,559,479	$333,429
Less: allowance for doubtful accounts	—	—

	$2,559,479	$333,429

Note 5 – Billings in Excess of Revenues
Billings in excess of revenues at September 30, 2007 and December 31, 2006 consisted of the following:

	September 30, 2007	December 31,
	(Unaudited)	2006
Customer deposits and deferred income	$1,708,644	$227,195

BROOKSIDE TECHNOLOGY HOLDINGS CORP.
Notes to Unaudited Consolidated Financial Statements
Note 6 – Long Term Debt
Long term debt as of September 30, 2007 and December 31, 2006 consisted of the following:

	September 30,
	2007	December 31,
	(Unaudited)	2006
Secured note payable to a bank, accruing interest at a prime rate plus 2% with monthly payments of $2,302. Note was paid in full on September 26, 2007.	$—	$32,011

Note payable to an individual, unsecured, accruing interest at 2% per annum, with monthly payments of $5,215 due September 1, 2010.	167,896	176,000

Note payable to executive officers and shareholders, unsecured, accruing interest at 0% per annum, due in installments over 3 years with a maturity date of June 30, 2010, less 737,869 value attributable to beneficial conversion feature, net of amortization.	2,362,131	—

Notes payable to an individual, unsecured, accruing interest at 7% per annum, with monthly payments of $1,130 due May 1, 2011	43,730	50,852

Note payable to and shareholder, unsecured, accruing interest at 0% per annum, due on demand	60,000	—

Note payable to executive officer and shareholders, unsecured, accruing interest at 7% per annum, with monthly payments of $1,343, due September 1, 2009	30,000	30,000

Notes payable to shareholder, unsecured, accruing interest at 7% per annum, with monthly payments of $6,432 due June 1, 2010	192,566	275,000

Notes payable to Hilco Financial, LLC, secured by all assets of the Company, accruing interest at 15% per annum, principal and accrued interest due in full September 26, 2008. Principal amount due of $6,127,723, less finance fees of $335,433 and value attributed to warrants of $3,813,915, net of amortization	1,978,375	—

Series B Preferred Stock issued to Vicis Capital, unsecured, accruing interest at 16% per annum. The terms of the Series B Preferred stock require the full redemption of the principal by December 26, 2007. Principal amount of $3,000,000 less financing fees of $236,688 and value attributed to warrants and beneficial conversion feature of $2,230,556, net of amortization	532,756	—

Notes payable to Dynamic Decisions Strategic Opportunities, unsecured, accruing interest at 10% per annum, total principal and accrued interest due September 26, 2008. Less value attributed to warrants of $585,677, net of amortization.	414,323	—

BROOKSIDE TECHNOLOGY HOLDINGS CORP.
Notes to Unaudited Consolidated Financial Statements
Note 6 – Long Term Debt (continued)

	September 30,
	2007	December 31,
	(Unaudited)	2006
Secured notes payable to Huntington Bank, accruing interest at a prime rate plus 3.73% with monthly payments of $383, with a maturity date of March 28, 2009. Note is secured by a vehicles.	12,196	—

Note payable to MAJ Ventures, Ltd., unsecured, accruing interest at 10% per annum. Converted to 400,000 shares of common stock on September 14, 2007.	—	60,000

Total long term debt	5,793,973	623,863
Less current portion	(3,144,946)	(623,863)

Long term portion	$2,649,027	$—

Principal maturities of long-term debt as of September 30, 2007 are as follows:

Nine Months Ending
September 30,

2008	$3,144,946
2009	1,858,842
2010	781,381
2011	8,804

$5,793,973

All notes payable to the bank are secured by certain assets of the Company. The majority of the accounts receivable secure accounts payable to vendors for telecommunications equipment for customer contracts.
Note 7 — Commitments and Contingencies
Leases
On July 26, 2007 the Company entered into a 31 month lease for its Austin operations under a lease classified as an operating lease. Effective September 26, 2007 the Company assumed current operating leases for the three offices leased by USVD. On October 15, 2007 the Company entered into a 60 month lease for its headquarters in Clearwater, Florida effective December 1, 2007. Minimum lease obligations are as follows:

October through December 2007	$69,868
2008	304,212
2009	299,476
2010	234,025
2011	110,665
2012	76,870
Rental expense for operating leases during the Quarters ended September 30, 2007 and 2006 was approximately $29,971 and $16,082, respectively. Rental expense for operating leases for the Nine Months ended September 30, 2007 and 2006 was approximately $42,854 and $41,647, respectively.

BROOKSIDE TECHNOLOGY HOLDINGS CORP.
Notes to Unaudited Consolidated Financial Statements
Note 7 — Commitments and Contingencies (continued)
Litigation
The Company is not involved in any claims or legal actions, other than those that arise in the normal course of business.
Risk Management
The Company maintains various forms of insurance that the Company’s management believes are adequate to reduce the exposure to property and general liability risks to an acceptable level.
Note 8 – Related Party Transactions
The Company has notes payable to officer and shareholders of the Company. The balance of these notes payable were $282,566 at September 30, 2007.
Note 9 – Cost of Sales
For the Three and Nine Months ended September 30, 2007 and 2006, costs of sales consisted of the following:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Equipment costs	$493,614	$452,452	$1,021,798	$1,324,978
Contract labor	41,005	76,980	85,797	152,280
Direct labor	0	0	0	238,202
Sales commissions and selling costs selling costs	15,277	43,443	22,439	115,443
Other costs	5,321	3,571	16,831	38,507

	$555,217	$576,446	$1,146,865	$1,869,410

Note 10 – General and Administrative Expenses
For the Three and Nine months ended September 30, 2007 and 2006, general and administrative expenses consisted of the following:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Employee compensation and benefits	$470,361	$257,199	$1,062,769	$608,905
Telephone	12,755	8,748	32,827	40,376
Travel expense	76,282	5,370	110,291	32,522
Occupancy	29,971	16,082	42,854	41,647
Professional fees	145,515	453	232,225	31,177
Other	106,246	15,580	153,432	58,225

	$841,130	$303,432	$1,634,398	$812,852

BROOKSIDE TECHNOLOGY HOLDINGS CORP.
Notes to Unaudited Consolidated Financial Statements
Note 11 – Employee Benefit Plan
The Company has a 401(k) profit sharing plan (the Plan) and other employee health and benefit plans. The Plan allows all eligible employees to defer a portion of their income on a pretax basis through contributions to the Plan. The Company’s has made 401(k) matching contributions $5,804 of during 2007 and none during 2006.
The Company provides group health and other benefits to its employees through plans that cover all employees that elect to be covered. The Company’s share of group health care costs was approximately $49,000 for the year ended December 31, 2006 and $61,226 for the nine months ended September 30, 2007 and such amounts have been included in employee compensation and benefits expense.
Note 12 – Common Stock Purchase Agreement, Exchange Agreement, and Preferred Stock Purchase Agreement
Exchange Transactions
On February 21, 2007, Cruisestock acquired Brookside Technology Partners, Inc., a Texas Corporation (“Brookside”) through a series of transactions (the “Exchange Transactions”), the result of which were that (i) Brookside became a wholly –owned subsidiary of Cruisestock, (ii) the former stockholders of Brookside obtained, collectively, the majority ownership of Cruisestock and (iii) Cruisestock succeeded to the business of Brookside as its sole business.
Terms of Convertible Preferred Stock and Warrant Financing
From February 21, 2007 to April 30, 2007, the Company entered into Preferred Stock Purchase Agreements with a group of accredited investors (the “Investors”), pursuant to which the Investors purchased 2,175,322 of Cruisestock’s Series A convertible preferred stock (the “Preferred Stock”), 19,034,071 (2,719,153 pre-split) series A common stock purchase warrants (the “series A warrants”) and 19,034,071 (2,719,153 pre-split) series B common stock purchase warrants (the “series B warrants”) for an aggregate purchase price of $2,141,990 (the “Private Placement”). Of the total purchase price, $235,000 was paid through the cancellation of promissory notes due from Brookside to the investor, as discussed in more detail below. Additionally, Venture Fund II, Inc. elected to convert $250,000 of a cash consulting fee into units in the offering and such amount is included in the total purchase price.
The Preferred Stock has a fixed conversion price of $0.0571428 and the 2,175,322 shares of Preferred Stock issued in the Private Placement are initially convertible into an aggregate of 38,068,135 shares of common stock. In addition, the Preferred Stock pays an annual dividend of 8%, which is payable quarterly, at the option of Cruisestock, either in cash or in shares of common stock at a 10% discount to Cruisestock’s stock price.
The series A warrants have an exercise price of $0.11428 and a term of three (3) years. The series B warrants had an exercise price of $0.22857 at issuance date. However, on September 14, 2007, the exercise price was adjusted down to $0.11428 pursuant to paragraph 4(e) of The Series B Warrant to Purchase Shares of Common Stock due to the issuance of warrants in connection with the acquisition of USVD of warrants priced at $0.11428. The amount calculated as an increase to the discount to the series A preferred stock was deemed immaterial. The series B warrants have a term of five (5) years.
The conversion price of the Preferred Stock and the exercise price of the warrants are subject to adjustment in certain instances, including the issuance by Cruisestock of securities with a lower conversion or exercise price. The Preferred Stock is entitled to vote with the common stockholders on a common stock-equivalent basis.
In addition, Cruisestock and the Investors entered into an Investor Rights Agreement pursuant to which Cruisestock agreed to file, within 60 days after the closing, a registration statement covering the common stock issuable upon conversion of the Preferred Stock and exercise of the warrants. The failure of Cruisestock to meet this schedule and other timetables provided in the Investor Rights Agreement would result in the imposition of liquidated damages. The Company recorded liabilities of $15,010 and $25,693 in the three and six months ended June 30, 2007, respectively, related to liquidated damages under the registration rights agreement effective as of the Exchange Transaction. As the issuance of additional warrants under the liquidated damages clause is probable, the value of the 7,819,602 Class A Warrants

BROOKSIDE TECHNOLOGY HOLDINGS CORP.
Notes to Unaudited Consolidated Financial Statements
Note 12 – Common Stock Purchase Agreement, Exchange Agreement, and Preferred Stock Purchase Agreement (continued)
expected to be issued has been accrued and included in additional paid in capital at September 30, 2007, at the original valuation of the shares.
Midtown Partners & Co., LLC, which served as placement agent in connection with the Preferred Stock Purchase Agreement, received an aggregate placement agent fee of $214,199 in cash and the following common stock purchase warrants:
(i)	a series A warrant to purchase 2,664,767 shares of common stock at an exercise price of $0.1142857,

(ii)	a series B warrant to purchase 2,664,767 shares of common stock at an exercise price of $0.1142857, and

(iii)	a series C warrant (the “series C warrant”) to purchase 5,329,534 shares of common stock at an exercise price of $0.0571428.
The series C warrant has an exercise price of $0.0571428 and a term of three years. All the placement agent warrants provide for cashless exercise. Midtown Partners & Co., LLC is an NASD registered broker-dealer.
In addition, previously Chris Phillips and an affiliate of his, Apogee Financial Investments, Inc., which is the sole member of Midtown Partners & Co., LLC, each loaned $50,000 to Brookside. In connection with the Exchange Transactions, they converted such bridge loans into the units offered to Investors in the Private Placement at a 25% discount to the price paid by such Investors, which was offered as an incentive for such conversion.
Accordingly, on February 21, 2007, each of Mr. Phillips and Apogee Financial Investments, Inc. received 466,667 shares of Preferred Stock and the following warrants:
(i)	a series A warrant issued to Mr. Phillips to purchase 320,831 shares of common stock at an exercise price of $0.1142857,

(ii)	a series B warrant issued to Mr. Phillips to purchase 320,831 shares of common stock at an exercise price of $0.1142857,

(iii)	a series A warrant issued to Apogee Financial Investments, Inc. to purchase 320,831 shares of common stock at an exercise price of $0.1142857 and

(iv)	a series B warrant issued to Apogee Financial Investments, Inc. to purchase 320,831 shares of common stock at an exercise price of $0.1142857.
In addition, on January 12, 2007, Apogee Financial Investments, Inc. loaned $135,000 to Brookside. In connection with the Exchange Transactions, Apogee Financial Investments, Inc. converted the loan into 135,000 units in the Private Placement. Accordingly, Apogee was issued 945,000 additional shares of Preferred Stock and the following warrants:
(i)	a series A warrant issued to Apogee Financial Investments, Inc. to purchase 1,181,250 shares of common stock at an exercise price of $0.1142857; and

(ii)	a series B warrant issued to Apogee Financial Investments, Inc. to purchase 1,181,250 shares of common stock at an exercise price of $0.1142857.
In addition, Apogee Consultants, Inc. received a cash fee of $122,070 for consulting and due diligence services rendered in connection with the transactions. Apogee Consultants, Inc. is not an affiliate of Apogee Financial Investments, Inc.

BROOKSIDE TECHNOLOGY HOLDINGS CORP.
Notes to Unaudited Consolidated Financial Statements
Note 12 – Common Stock Purchase Agreement, Exchange Agreement, and Preferred Stock Purchase Agreement (continued)
The conversion price of the Preferred Stock and the exercise price of the Warrants are subject to adjustment in certain instances, including the issuance by Cruisestock of securities with a lower conversion or exercise price. The Series A preferred stock has no voting rights, except as required by law
Note 13 – Acquisition of US Voice & Data, LLC
On September 26, 2007, we acquired all of the membership interest of USVD from The Michael P. Fischer Irrevocable Delaware Trust under Agreement dated April 5, 2007, and The M. Scott Diamond Irrevocable Delaware Trust under Agreement dated April 23, 2007 (the “Sellers”), pursuant to a Membership Interest Purchase Agreement closed on such date (the “Purchase Agreement”). USVD, headquartered in Louisville, Kentucky, with offices in Lexington, Kentucky and Indianapolis, Indiana, is a leading regional provider of telecommunication services, including planning, design, installation and maintenance for converged voice and data systems. The purchase price of approximately $16,125,110 was paid through a combination of common stock, cash of at closing and a seller note. Cash paid at closing was $9,938,690. The Company issued 7,000,000 shares of its common stock valued at $.39 per share on September 14, 2007. Also, the Company owes the Sellers a note payable of $3,100,000 with a maturity date of June 30, 2010, and an additional amount due to seller’s of $356,160 based on a “True-up” calculation of net worth at September 14, 2007. Additionally, the Purchase Agreement provides the Sellers with the opportunity to earn additional stock or cash consideration in the form of a three-year performance based EBITDA earnout.
Additionally, the Company caused USVD, its new subsidiary, to enter into employment agreements with Michael P. Fischer and M. Scott Diamond, with initial terms of three years, pursuant to which they will serve as USVD’s CEO and COO, respectively. The employment agreements contain standard terms and provisions, including non competition and confidentiality provisions and provisions relating to early termination and constructive termination, and provide for an annual base salary and certain standard benefits.
A summary of the acquisition is as follows:
The Acquisition of USVD was accounted for under the purchase method of accounting which requires that the assets acquired and liabilities assumed be recorded at the date of acquisition at their respective fair market value. The judgments made in determining the estimated fair values assigned to each class of assets acquired and liabilities assumed, as well as asset lives, can materially impact net income. The USVD acquisition was accounted for using the purchase method of accounting. Additional direct acquisition costs were unpaid at September 30, 2007 and may be paid in 2008 and 2009, if certain revenue targets are met. No amount has been recognized for their contingent earnout as of September 30, 2007. The purchase price was allocated to the assets acquired and liabilities assumed, based on estimated fair values at the date of the acquisition. No allocation has been made to any intangible assets as of September 30, 2007. The value of assets and liabilities was estimated based on purchase price and future intended use.
Goodwill represents the acquisition costs in excess of the fair value of net tangible and intangible assets of businesses purchased. Intangible assets consist primarily of the value of intellectual property, customer relationships, non-compete agreements, trademarks and goodwill (1). Goodwill is evaluated annually for impairment, or earlier if indicators of impairment exist. The determination as to whether or not goodwill or other intangible assets have become impaired involves a significant level of judgment in the assumptions underlying the approach used to determine the value of the reporting units. Changes in our operating strategy and our market conditions could significantly impact these judgments and require adjustments to recorded amounts of intangible assets.
We have adopted a policy to review goodwill and indefinite-lived intangibles for impairment using a discounted cash flow approach that uses forward-looking information regarding market share, revenues and costs for the reporting unit as well as appropriate discount rates. As a result, changes in these assumptions

BROOKSIDE TECHNOLOGY HOLDINGS CORP.
Notes to Unaudited Consolidated Financial Statements
Note 13 – Acquisition of US Voice & Data, LLC (continued)
could materially change the outcome of the reporting unit’s fair value determination in future periods, which could require a further permanent write-down of goodwill.
(1)	No allocation has been made to intangible assets as of the September 30, 2007. Management will determine the proper value of intangible assets acquired from USVD, Inc. and allocate a portion of the goodwill to intangible assets within the next twelve months.
Goodwill represents the excess of the purchase price over the fair value of the net identifiable assets acquired. This premium paid for the acquisitions is based on management’s belief that the acquired technologies, businesses and engineering talent were of strategic importance in the Company’s growth strategy. Operating results from the acquired business is included in the condensed consolidated statements of operations from the date of acquisition.
A summary of the purchase price allocation is as follows:

Purchase price -
Cash paid	$9,938,690
Stock issued	2,730,000
Notes payable issued to seller	3,100,000
Additional amount due to seller	356,160
Legal & Other Acquisition Costs	—

Acquisition costs	16,124,850
Net fair value of assets acquired and liabilities assumed	(1,592,873)

Goodwill acquired	$14,531,977

Fair value of assets acquired and liabilities assumed -
Cash acquired	$885,791
Accounts receivable	1,975,499
Inventory and work in progress	1,865,309
Property and equipment	203,249
Other assets	69,587
Accounts payable and accrued expenses	(529,903)
Customer deposits and deferred income	(2,773,232)
Other liabilities	(103,426)

Net fair value of assets acquired and liabilities assumed	$1,592,873

BROOKSIDE TECHNOLOGY HOLDINGS CORP.
Notes to Unaudited Consolidated Financial Statements
Note 13 – Acquisition of US Voice & Data, LLC (continued)
The following unaudited pro forma financial information presents the results of operations for the three and nine month periods ended September 30, 2007 and 2006 as if the acquisitions had occurred at the beginning of each period presented. The pro forma financial information has been adjusted for the effect of interest paid on the term loan and the reduced interest earned on cash used in the acquisition of USVD. The pro forma financial information for the combined entities has been prepared for comparative purposes only and is not indicative of what actual results would have been if the acquisitions had taken place at the beginning of each period presented, or of future results.

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Pro forma net revenues	$3,861,696	$4,132,522	$13,408,115	$11,592,853
Pro forma net income (loss)	(1,398,801)	420,022	(1,726,514)	629,456

Pro forma net income per share:
Diluted	$(0.02)	$0.01	$(0.02)	$0.01

The following summarizes the financing of the USVD acquisition:
Credit Facility
The Company, through Midtown Partners & Co., LLC and LCG Capital, raised approximately $10,000,000 less fees and expenses of $1,192,000 for net cash proceeds of $8,808,000 to finance the acquisition of USVD. The financing consisted of approximately $8.0 million of senior and subordinated debt and $3.0 million of series B preferred stock. In connection therewith, the Company and its two subsidiaries, USVD and Brookside Technology Partners, entered into a Credit Agreement with Hilco Financial LLC, pursuant to which Hilco agreed to provide a $7,000,000 ($6,000,000 advanced at acquisition date) revolving line of credit, bearing interest at 15% and maturing on September 26, 2008 (the “Senior Loan”). Additionally, the Company also entered into a Subordinated Note and a related Subordinated Note Purchase Agreement with DD Growth Premium Fund, pursuant to which DD Growth Premium Fund loaned the Company $1 million, bearing interest at 10% per annum and maturing on December 30, 2008 (the “Subordinated Loan”). Additionally, the Company entered into a Securities Purchase Agreement with Vicis Capital Master Fund, a sub-trust of Vicis Capital Series Master Trust, pursuant to which Vicis acquired 3,000,000 shares of Series B Convertible Preferred Stock of the Company for $3,000,000, which shares are convertible into 24,000,000 shares of common stock of the Company (subject to certain adjustments).
The Vicis Series B Convertible Preferred Stock must be either redeemed by the Company or acquired by a third party by December 26, 2007. The Hilco Credit Agreement prohibits any such redemption. See, Risk Factors.

BROOKSIDE TECHNOLOGY HOLDINGS CORP.
Notes to Unaudited Consolidated Financial Statements
Note 13 – Acquisition of US Voice & Data, LLC (continued)
Warrants Issued in Connection with Financing:
In connection with the foregoing financing of the acquisition of USVD, the Company granted (a) Vicis a warrant to purchase 24,000,000 shares of common stock of the Company at an exercise price of $0.125 per share; (b) Hilco Financial LLC a warrant to purchase 61,273,835 shares of common stock of the Company at an exercise price of $0.137 per share; (c) DD Growth Premium Fund a warrant to purchase 10,000,000 shares of common stock of the Company at an exercise price of $0.114 per share; and (d) Midtown Partners & Co. a warrant to purchase 5,400,000 shares of common stock of the Company at an exercise price of $0.114 per share.
A summary of the notes payable and warrants is as follows:
As a result of these contract provisions, the Hilco Senior Convertible Note balance at Inception (September 26, 2007) was adjusted as follows:

Notional balance of Hilco Senior Convertible Note	$6,000,000
Adjustments:
Discount for Warrant issued (based on relative fair value assigned)	(4,000,227)
Discount for loan fees paid to Hilco on Note	(340,000)

Hilco Senior Convertible Note balance, net of unamortized discount at September 26, 2007	$1,659,773

Hilco Senior Convertible Note at September 30, 2007-
The Hilco Senior Convertible Note balance on the consolidated balance sheet as of September 30, 2007 is comprised of the following:

Notional balance of Hilco Senior Convertible Note at September 30, 2007	$6,127,723
Adjustments:
Unamortized discount	(4,149,348)

Hilco Senior Convertible Note balance, net of unamortized discount at September 30, 2007	$1,978,375

As a result of these contract provisions, the DD Subordinated Convertible Note balance at Inception (August 31, 2007) was adjusted as follows:

Notional balance of DD Subordinated Convertible Note at August 31, 2007	$1,000,000
Adjustments:
Discount for Warrant	(722,068)

DD Subordinated Convertible Note balance, net of unamortized discount at August 31, 2007	$277,932

BROOKSIDE TECHNOLOGY HOLDINGS CORP.
Notes to Unaudited Consolidated Financial Statements
Note 13 – Acquisition of US Voice & Data, LLC (continued)
DD Subordinated Note at September 30, 2007-
The DD Subordinated Note balance on the consolidated balance sheet as of September 30, 2007 is comprised of the following:

Notional balance of DD Subordinated Convertible Note at September 30, 2007	$1,000,000
Adjustments:
Unamortized discount	(585,677)

DD Subordinated Convertible Note balance, net of unamortized discount at September 30, 2007	$414,323

As a result of these contract provisions, the Series B Preferred stock balance at Inception (September 14, 2007) was adjusted as follows:

Notional balance of Series B Preferred stock	$3,000,000
Adjustments:
Discount for Warrants issued	(2,054,995)
Discount for Beneficial conversion feature	(695,005)

Discount for loan fees paid to Vicis	(250,000)

Series B Preferred stock balance, net of unamortized discount at September 14, 2007	$—

Series B Preferred stock at September 30, 2007-
The Series B Preferred stock balance on the consolidated balance sheet as of September 30, 2007 is comprised of the following:

Notional balance of Series B Preferred stock at September 30, 2007	$3,000,000
Adjustments:
Unamortized discount	(2,467,244)

Series B Preferred stock balance, net of unamortized discount at September 30, 2007	$532,756

As a result of these contract provisions, the USVD Seller’s Convertible Note balance at Inception (September 14, 2007) was adjusted as follows:

Notional balance of USVD Seller’s Convertible Note	$3,100,000
Adjustments:
Discount for Beneficial conversion feature	(750,000)

USVD Seller’s Convertible Note balance, net of unamortized discount at September 14, 2007	$2,350,000

USVD Seller’s Convertible Note at September 30, 2007-
The USVD Seller’s Convertible Note balance on the consolidated balance sheet as of September 30, 2007 is comprised of the following:

Notional balance of USVD Seller’s Convertible Note at September 30, 2007	$3,100,000
Adjustments:
Unamortized discount	(737,869)

USVD Seller’s Convertible Note balance, net of unamortized discount at September 30, 2007	$2,362,131

BROOKSIDE TECHNOLOGY HOLDINGS CORP.
Notes to Unaudited Consolidated Financial Statements
Note 13 – Acquisition of US Voice & Data, LLC (continued)
Change in unamortized discount and loan costs of the Convertible Note -
For the three and nine months ended September 30, 2007, the discount on the above Notes changed for amortization of discounts in connection with the Notes. The total discount on the Convertible Note changed from $8,812,295 at inception to $7,940,738 at September 30, 2007, as unamortized discounts were amortized to expense over the terms of the notes.
The following assumptions were used in the preparation of the Warrant valuations at inception (September 26, 2006), September 30, 2007 and February 13, 2007:
Black-Scholes Methodology:

	Hilco Note	DD Sub Debt	Series B
Assumptions	Warrant	Warrant	Warrant
Dividend yield	0.00%	0.00%	0.00%
Risk-free interest rate	4.21%	4.21%	4.21%
Volatility	61.55%	61.55%	61.55%
Expected Term	5.00 years	5.00 years	5.00 years
The Company has 250,000,000 of common stock authorized and 87,900,000 shares issued and outstanding at September 30, 2007. The Company has potentially 236,669,176 shares of additional common stock assuming that all convertible debt, warrants, and options were excersized as of September 30, 2007. However, the additional shares are convertible into approximately 155,132,000 shares on a net share settlement basis at September 30, 2007. The total issued common shares and the potential common shares on a net share settlement basis total approximately 243,032,000 shares.

Report of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders
Brookside Technology Partners, Inc.:
We have audited the accompanying balance sheets of Brookside Technology Partners, Inc. (the Company) as of December 31, 2006 and 2005, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brookside Technology Partners, Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.
The accompanying financial statements have been prepared assuming that Brookside Technology Partners, Inc. will continue as a going concern. As more fully described in Note 2, the Company has incurred net losses during 2006 and 2005. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.
PMB Helin Donovan, LLP
March 29, 2007
Austin, Texas

BROOKSIDE TECHNOLOGY PARTNERS, INC
BALANCE SHEETS
As of December 31, 2006 and 2005

	December 31,
	2006	2005
ASSETS
Current assets
Cash and cash equivalents	$35,666	$—
Accounts receivable, net	333,429	1,338,153
Inventory	39,160	29,640
Deferred contract costs	10,883	457,667
Prepaid expenses	—	5,397

Total current assets	419,138	1,830,857

Property and equipment
Office equipment	178,424	173,018
Furniture, fixtures and leasehold improvements	12,960	14,560

	191,384	187,578
Less: accumulated depreciation	(127,976)	(78,393)

Property and equipment, net	63,408	109,185

Deposits and other assets	—	3,534

TOTAL ASSETS	$482,546	$1,943,576

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities
Accounts payable and accrued expenses	$368,419	$1,288,862
Billings in excess of revenues	227,195	915,081
Payroll liabilities	37,436	2,720
Bank overdraft	—	11,413
Current portion of long term debt	623,863	446,617
Other current liabilities	71,633	45,090

Total current liabilities	1,328,546	2,709,783

Long term debt, less current portion	—	—

Total liabilities	1,328,546	2,709,783

Stockholders’ deficit
Common stock, $.01 par value, 100,000,000 shares authorized, 217,800 shares issued and outstanding at December 31, 2006 and 121,000 shares issued and outstanding at December 31, 2006 and 2005	2,178	1,210
Additional paid in capital	398,749	369,717
Retained deficit	(1,246,927)	(1,137,134)

Total stockholders’ deficit	(846,000)	(766,207)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$482,546	$1,943,576

See accompanying notes and independent auditors’ report.

BROOKSIDE TECHNOLOGY PARTNERS, INC
STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2006 and 2005

	December 31
	2006	2005
REVENUES
Installation and other services	$776,052	$1,449,072
Equipment sales	2,326,461	2,174,131

Total revenues	3,102,514	3,623,203

COST OF SALES	2,015,031	2,552,749

GROSS PROFIT	1,087,483	1,070,454

OPERATING EXPENSES
General and administrative	1,103,437	1,034,235
Depreciation expense	51,185	33,759

Total operating expenses	1,154,622	1,067,994

OTHER INCOME (EXPENSE)
Interest expense	(47,106)	(40,776)
Other income (expenses), net	4,452	2,844

Total other income (expense)	(42,655)	(37,932)

LOSS BEFORE
INCOME TAXES	(109,793)	(35,472)

Income tax benefit	—	—

NET LOSS	$(109,793)	$(35,472)

Loss per share- basic and fully diluted	$(0.50)	$(0.29)

Weighted average shares outstandings (1)	217,800	121,000

Loss per share- basic and fully diluted	$(0.015)	$(0.007)

Weighted average shares outstandings (1)	7,500,000	5,000,000

(1)	These shares were convertible into 7,500,000 shares of Cruisestock common stock at February 21, 2007 at a ratio of 41.33224 Cruisestock common shares for each Brookside common share. A total of 11,500,000 common shares were outstanding immediately after the reverse merger transaction.
See accompanying notes and independent auditors’ report.

BROOKSIDE TECHNOLOGY PARTNERS, INC
STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Years Ended December 31, 2006 and 2005

	Common Stock
	Common shares	Common Stock	Additional Paid in Capital	Retained Earnings	Total
Balance at December 31, 2004	121,000	1,210	369,717	(1,101,662)	(730,735)

Net loss	—	—	—	(35,472)	(35,472)

Balance at December 31, 2005	121,000	$1,210	369,717	(1,137,134)	$(766,207)

Common stock issued for services	96,800	968	29,032	—	30,000

Net loss	—	—	—	(109,793)	(109,793)

Balance at December 31, 2006	217,800	$2,178	398,749	(1,246,927)	$(846,000)

See accompanying notes and independent auditors’ report.

BROOKSIDE TECHNOLOGY PARTNERS, INC
STATEMENT OF CASH FLOWS
For the Years Ended December 31, 2006 and 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(109,793)	$(35,472)

Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	51,185	33,759
Common stock issued for services	30,000	—
(Increase) decrease in:
Accounts receivable	1,004,724	(1,125,915)
Inventory	(9,520)	5,500
Deferred contract costs	446,784	(388,859)
Prepaid expenses	5,397	2,290
Deposits and other assets	3,534	(602)
Increase (decrease) in:
Accounts payable and accrued expenses	(920,443)	880,341
Accrued payroll liabilities	34,716	(43,215)
Billings in excess of revenues	(687,886)	633,551
Other current liabilities	15,130	(15,753)

	(26,379)	(18,903)

NET CASH USED IN OPERATING ACTIVITIES	(136,173)	(54,375)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of equipment	(5,406)	—

NET CASH USED IN INVESTING ACTIVITIES	(5,406)	—

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long term debt	197,952	260,285
Repayment of long term debt	(20,707)	(205,943)

NET CASH PROVIDED BY FINANCING ACTIVITIES	177,245	54,342

NET INCREASE (DECREASE) IN CASH	35,666	(33)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	—	33

CASH AND CASH EQUIVALENTS AT END OF YEAR	$35,666	$—

SUPPLEMENTAL DISCLOSURE
Income taxes paid	$—	$—

Interest paid	$16,738	$34,541

Non-cash prepaid expense to related party for consulting fees, paid in common stock	$30,000	$—

See accompanying notes and independent auditors’ report.

BROOKSIDE TECHNOLOGY PARTNERS, INC.
Notes to Financial Statements
December 31, 2006 and 2005
Note 1 — Nature of Business
Organization
Brookside Technology Partners, Inc., a Texas corporation (“Brookside”)was originally formed in December 2001. However, on February 21, 2007, Brookside was acquired by Cruisestock, Inc. (“Cruisestock” or the “Company”) whereby Cruisestock entered into and consummated a Securities Purchase Agreement (the “Common Stock Purchase Agreement”) with Brookside and Ruth Shepley, the former president of Cruisestock. Simultaneously therewith, Cruisestock entered into and consummated securities purchase agreements with a group of accredited investors for the sale of convertible preferred stock and warrants for an aggregate purchase price of $1,514,990 (the “Preferred Stock Purchase Agreements”).
The aforementioned transactions resulted in a change in control of Cruisestock. We will refer to the forgoing transactions, collectively, as the “Exchange Transactions”. As a result of the Exchange Transactions, (i) Brookside became a wholly-owned subsidiary of Cruisestock, (ii) the former stockholders of Brookside obtained, collectively, the majority ownership of Cruisestock and (iii) Cruisestock succeeded to the business of Brookside as its sole business. As a result of the Exchange Transactions, Cruisestock intends to change its name in the future.
The following is a summary of the Exchange Transactions and agreements. This summary is qualified by reference to the actual agreements, all of which are being filed as exhibits to this Form 10-KSB. Pursuant to the Common Stock Purchase Agreement, Brookside purchased 20,000,000 shares of Cruisestock’s common stock from Cruisestock’s then majority shareholder, Ruth Shepley, for an aggregate purchase price of $127,930. Immediately after the closing of the transactions contemplated by the Common Stock Purchase Agreement, Brookside transferred the 20,000,000 shares acquired from Ms. Shepley to Cruisestock for cancellation. Cruisestock entered into a consulting agreement with Venture Fund II, Inc., pursuant to which Cruisestock paid to Venture Fund II, Inc. a consulting fee of $375,000 in cash, plus a warrant to acquire 250,000 shares of Cruisestock’s common stock at $.80 per share and a warrant to acquire 250,000 shares of Cruisestock’s common stock at $1.60 per share. Venture Fund II, Inc. converted $250,000 of such $375,000 fee into units in the Private Placement discussed below.
The shareholders of Brookside approved the Exchange Agreement on February 21, 2007, pursuant to which each shareholder received 41.3224 shares of Cruisestock common stock for each share of Brookside for a total of 9,000,000 shares. One shareholder also elected to surrender for cancellation 1,500,000 shares of Cruisestock common stock received in the exchange as part of the various closing transactions. Accordingly, the shareholders of Brookside own 7,500,000 equivalent shares of Cruisestock common stock out of a total 11,500,000 shares of common stock outstanding after the Exchange Transactions.

BROOKSIDE TECHNOLOGY PARTNERS, INC.
Notes to Financial Statements
December 31, 2006 and 2005
Note 1 — Nature of Business (continued)
Pro Forma Information
The following unaudited pro forma financial information presents the balance sheet as of December 31, 2006 as if the merger and the Series A Preferred stock issuance occurred on December 31, 2006 and the results of operations for the years ended December 31, 2005 and 2006 as if the acquisition had occurred at the beginning of each period presented. The pro forma financial information has been adjusted for the effect of common shares exchanged, issuance of Series A preferred stock, and fees paid. The pro forma financial information for the combined entities has been prepared for comparative purposes only and is not indicative of what actual results would have been if the acquisitions had taken place at the beginning of each period presented, or of future results.

	Year Ended
	December 31,
	2006	2005
	(in thousands, except per share data)
Pro forma net revenues	$3,103	$3,623
Proforma preferred stock dividend	(121)	(121)

Pro forma net loss allocated to common shareholders	$(240)	$(156)

Pro forma net income per common share:
Basic	$(0.02)	$(0.01)
Diluted	$(0.02)	$(0.01)

Proforma basic and fully diluted weighted average common shares outstanding	11,500,000	11,500,000

As of
December 31, 2006
(in thousands,
except per share data)
Pro forma current assets	$921
Pro forma total assets	986

Pro forma current liabilities	1,094
Pro forma total liabilities	1,094
Pro forma Series A convertible preferred stock	$1,365
Pro forma stockholders’ deficit	$(1,473)
Nature of Operations
The Company is a provider of converged voice, data and wireless communications solutions, including Voice over IP and related technologies for corporate and government entities in the United States.

BROOKSIDE TECHNOLOGY PARTNERS, INC.
Notes to Financial Statements
December 31, 2006 and 2005
Note 2 — Going Concern Uncertainties
The Company has incurred net losses during 2006 and 2005. The Company’s ability to meet its obligations in the ordinary course of business is dependent upon its ability to establish profitable operations, raise additional financing through public or private equity financings, or secure other sources of financing to fund operations. The Company was able to fund operations with little additional funding and to manage its expenses in line with its operations during 2006 and 2005. There can be no assurances that any of these actions will be successful. On February 21, 2007, the Company’s new parent, Cruisestock, Inc., completed a private placement of series A preferred stock. See Note 1. We believe that the net proceeds that we received in the private placement, in addition to our cash flow from operations and cash and cash equivalents, will be sufficient to meet our working capital requirements for the next 12 months. We may use a portion of such net proceeds to repay a portion of our borrowings.
These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 3 — Significant Accounting Policies
The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (GAAP) and to general practices within the telecommunications industry. The following summarizes the more significant of these policies.
Cash Equivalents
For purposes of the statements of cash flows, the Company considers short-term investments, which may be withdrawn at any time without penalty, and restricted cash, which will become available within one year from the date of the financial statements, to be cash equivalents.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.
Property and Equipment
Property and equipment are stated at cost. Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets. The following table shows estimated useful lives of property and equipment:

Classification	Useful Lives
Telecom Equipment	3-5 years
Software	3-5 years
Computer equipment	3-5 years
Furniture, fixtures and leasehold improvements	2-7 years

BROOKSIDE TECHNOLOGY PARTNERS, INC.
Notes to Financial Statements
December 31, 2006 and 2005
Note 3 — Significant Accounting Policies (continued)
The Company periodically evaluates the estimated useful lives used to depreciate its assets and the estimated amount of assets that will be abandoned or have minimal use in the future. While the Company believes its estimates of useful lives are reasonable, significant differences in actual experience or significant changes in assumptions may affect future depreciation expense.
Expenditures for maintenance and repairs are charged to expense as incurred. Major expenditures for additions, replacements and betterments are capitalized. When assets are sold, retired or fully depreciated, the cost, reduced by the related amount of accumulated depreciation, is removed from the accounts and any resulting gain or loss is recognized as income or expense.
Financial Instruments and Credit Risk
Financial instruments that potentially subject the Company to credit risk include cash and cash equivalents, accounts receivable and unbilled receivables from customers. Cash is deposited in demand accounts in federally insured domestic institutions to minimize risk. Accounts receivable and unbilled receivables are generally unsecured. With respect to accounts receivable and unbilled receivables, the Company performs ongoing credit evaluations of customers and generally does not require collateral.
Receivables are concentrated with a small number of customers (note 8). The Company maintains reserves for potential credit losses on customer accounts when deemed necessary. There were no allowances for credit losses at December 31, 2006 and 2005.
The amounts reported for cash equivalents, receivables, accounts payable, accrued liabilities and notes payable are considered to approximate their market values based on comparable market information available at the respective balance sheet dates and their short-term nature.
Inventories
Inventories are comprised primarily of spare parts or common parts used in telephone system installations and are stated at the lower of cost (first-in, first out) or market through the use of an inventory valuation allowance. In order to assess the ultimate realization of inventories, the Company is required to make judgments as to future demand requirements compared to current or committed inventory levels. Allowance requirements generally increase as the projected demand requirement decreases due to market conditions, technological and product life cycle changes.
Income taxes
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, a valuation allowance is established to reduce any deferred tax asset in which the Company is not able to determine on a more likely than not basis that the deferred tax asset will be realized.

BROOKSIDE TECHNOLOGY PARTNERS, INC.
Notes to Financial Statements
December 31, 2006 and 2005
Note 3 — Significant Accounting Policies (continued)
Impairment of Long-Lived Assets
FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, addresses financial accounting and reporting for the impairment or disposal of long-lived assets. FASB Statement No. 144 requires that a long-lived asset (asset group) to be held and used be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. An impairment loss shall be recognized only if the carrying amount of a long-lived asset (asset group) is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset (asset group) is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset (asset group). That assessment shall be based on the carrying amount of the asset (asset group) at the date it is tested for recoverability, whether in use or under development. An impairment loss shall be measured as the amount by which the carrying amount of a long-lived asset (asset group) exceeds its fair value. The Company periodically evaluates whether it has incurred any impairment loss. The Company has not made a provision for an impairment loss as of December 31, 2006 and 2005.
Revenue Recognition
The Company derives its revenues primarily from sales of converged VOIP telecommunications equipment and professional services implementation/installation, data and wireless equipment and installation, recurring maintenance/managed service and network service agreements and other services. The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (“SAB 101”), as amended by SAB No. 104. Under SAB 101 and SAB 104, revenue is recognized when there is persuasive evidence of an arrangement, delivery has occurred or services have been rendered, the sales price is determinable, and collectibility is reasonably assured. Sales are recorded net of discounts, rebates, and returns.
The Company’s recognizes revenue from the equipment sales and installation services at the completion of the contract and acceptance by the customer. A majority of equipment sales and installation services revenues are billed in advance on a monthly basis based upon the fixed price, and are included both accounts receivable and deferred income on the accompanying balance sheets. Direct costs incurred on such contracts are deferred until the related revenue is recognized and are included in deferred contract costs on the accompanying balance sheets.
The Company also provides professional services (maintenance/managed services) on a fixed price basis. These services are billed as bundles and or upon completion of the services.

BROOKSIDE TECHNOLOGY PARTNERS, INC.
Notes to Financial Statements
December 31, 2006 and 2005
Note 3 — Significant Accounting Policies (continued)
Warranty Reserves
Reserves are provided for estimated warranty costs when revenue is recognized. The costs of warranty obligations are estimated based on warranty policy or applicable contractual warranty, historical experience of known product failure rates and use of materials and service delivery charges incurred in correcting product failures. Specific warranty accruals may be made if unforeseen technical problems arise. If actual experience, relative to these factors, adversely differs from these estimates, additional warranty expense may be required. To date the Company has not accrued for warranty costs as the telecommunications equipment is covered by original equipment manufacturer warranties and the remaining costs have not been considered material the financial statements.
Advertising
The Company recognizes advertising expenses as incurred.
Earnings Per Common Share
Basic and diluted net income per common share is presented in conformity with Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS 128) for all periods presented. Basic earnings per share is based on the weighted effect of all common shares issued and outstanding, and is calculated by dividing net income (loss) available to common stockholders by the weighted average shares outstanding during the period. Diluted earnings per share is calculated by dividing net income (loss) available to common stockholders by the weighted average number of common shares used in the basic earnings per share calculation plus the number of common shares that would be issued assuming conversion of all potentially dilutive common shares outstanding.
Earnings Per Common Share
Below is a reconciliation of the numerators and denominators of basic and diluted earnings per share for each of the following years:

	Year Ended December 31,
	2006	2005
Numerators

Numerator for basic and diluted earnings per share:

Net loss	$(109,793)	$(35,472)

Denominators

Denominators for basic earnings per share:

Weighed average shares outstanding-basic and fully diluted (1)	217,800	121,000

BROOKSIDE TECHNOLOGY PARTNERS, INC.
Notes to Financial Statements
December 31, 2006 and 2005
Note 3 — Significant Accounting Policies (continued)
At December 31, 2006 and 2005 there are no potentially dilutive securities outstanding. During 2006, the Company entered into a consulting agreement that resulted in the issuance of common shares (note 9). The new shares have been considered in the calculation of earnings per share.

	2006	2005
Loss per share-
basic and fully diluted	$(0.50)	$(0.29)

(1)	These shares were convertible into 7,500,000 shares of Cruistock common stock at February 21, 2007 at a ratio of 41.33224 Cruistock common shares for each Brookside common share. A total of 11,500,000 common shares were outstanding immediately after the reverse merger transaction. Net loss available to common stockholders for basic and diluted share for the fiscal years ended December 31, 2006 and 2005, respectively was ($0.015) and ($0.007) on a Cruisestock equivalent basis.
Stock-Based Compensation
Effective January 1, 2006, the Company entered into a consulting agreement (“Consulting Agreement”) with Michael Nole (“Consultant”). Pursuant to the Consulting Agreement, Consultant shall use his commercially reasonable efforts to (a) increase the productivity and capacity of Client’s business, (b) secure financing and/or capital for Client, (c) advise client with regard to potential acquisitions and mergers, (d) and provide such other business advise as Client may reasonably request from time to time (“Consulting Services”). In Exchange for performing these Consulting Services, Consultant received $30,000 payable in 96,800 shares of Common Stock.
Recently Issued Accounting Pronouncements
Effective July 1, 2005, the Company adopted SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of Accounting Principles Board (“APB”) Opinion No. 29 (“SFAS 153”). SFAS 153 amended prior guidance to eliminate the exception for nonmonetary exchanges of similar productive assets and replaced it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS 153 were required to be applied prospectively. SFAS 153 did not have a material impact on the Company’s financial statements.

BROOKSIDE TECHNOLOGY PARTNERS, INC.
Notes to Financial Statements
December 31, 2006 and 2005
Note 3 — Significant Accounting Policies (continued)
Recently Issued Accounting Pronouncements
In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3 (“SFAS 154”). The statement requires retrospective application to prior periods’ financial statements for a voluntary change in accounting principle unless it is deemed impracticable. It also requires that a change in the method of depreciation, amortization, or depletion for long-lived, non-financial assets be accounted for as a change in accounting estimate rather than a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. SFAS 154 did not have a material impact on the Company’s financial statements.
In December 2004, the FASB issued SFAS 123 (revised 2004) Share-Based Payment (“SFAS 123(r)”), which revised SFAS No. 123, Accounting for Stock-Based Compensation and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. SFAS 123(r) provides additional guidance on determining whether certain financial instruments awarded in share-based payment transactions are liabilities. SFAS 123(r) also requires that the cost of all share-based transactions be measured at fair value and recognized over the period during which an employee is required to provide service in exchange for an award. The adoption of SFAS 123(r) is expected to increase compensation expense during the period that employees vest in their stock options, if and when granted.
Note 4— Trade Accounts Receivable
Supplemental information on net trade accounts receivable:

	Year ended December 31,
	2006	2005
Gross trade accounts receivable	$333,429	$1,338,153
Less: allowance for doubtful accounts	—	—

	$333,429	$1,338,153

Note 5 —Billings in Excess of Revenues
Billings in excess of revenues at December 31, 2006 and 2005 consisted of the following:

	2006	2005
Advance billings of equipment sales and installation services	$227,195	$915,081

BROOKSIDE TECHNOLOGY PARTNERS, INC.
Notes to Financial Statements
December 31, 2006 and 2005
Note 6 —Long Term Debt
Long term debt as of December 31, 2006 and 2005 consisted of the following:

	2006	2005
Secured note payable to a bank, accruing interest at a prime rate plus 2% (10.25% as of December 31, 2006) maturing July 26, 2007, with monthly payments of $2,302.	$32,011	$39,217

Note payable to an individual, unsecured, accruing interest at 2% per annum, maturing on March 30, 2007	176,000	125,000

Notes payable to executive officers and shareholders, unsecured, accruing interest at rates ranging from 0% to 7% per annum, due on demand	355,852	217,400

Note payable to MAJ Ventures, Ltd., subordinated security interest in accounts receivable, accruing interest at 10% per annum and maturing March 30, 2007.	60,000	65,000

Total long term debt	623,863	446,617
Less current portion	(623,863)	(446,617)

Long term portion	$—	$—

Principal maturities of long-term debt as of December 31 2006 are as follows:

Year Ending December 31,
2007	$623,863

$623,863

All notes payable to the bank are secured by certain assets of the Company. The majority of the accounts receivable are secured by accounts payable to vendors for telecommunications equipment for customer contracts.
The Company extended the maturity date on its notes payable to an individual totaling $176,000 and its notes payable to executive officers and shareholders totaling $217,400 until March 30, 2007. The Company is currently negotiating an additional extension of the maturity date for those notes that that have maturity dates prior to March 29, 2007. Effective February 21, 2007 the Company converted the $100,000 note payable to Chris Phillips to Series A Convertible Preferred Stock. Also, the Company borrowed $135,000 from Midtown Capital Partners in January 2007 that was converted to Series A Convertible Preferred Stock, effective February 21, 2007.

BROOKSIDE TECHNOLOGY PARTNERS, INC.
Notes to Financial Statements
December 31, 2006 and 2005
Note 7 — Commitments and Contingencies
Leases
The Company conducts its operations in a leased facility under a lease classified as an operating lease. The Company has no leases with terms in excess of one year as of December 31, 2006.
Rental expense for operating leases during the years ended December 31, 2006 and 2005 was approximately $52,368 and $51,000, respectively.
Litigation
The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operation or liquidity.
Risk Management
The Company maintains various forms of insurance that the Company’s management believes are adequate to reduce the exposure to property and general liability risks to an acceptable level.
Note 8 — Concentrations
Revenues are concentrated in the telecommunications industry, which is highly competitive and rapidly changing. Significant technological changes in the industry or customer requirements, or the emergence of competitive products with new capabilities or technologies could adversely affect operating results. The Company is also dependent on a limited number of suppliers for telecommunications equipment.
During the years ended December 31, 2006 and 2005 sales and net receivables (receivables billed, plus unbilled receivables, less billings in excess of revenues) by customers with more than 10% of revenue or the total of accounts and unbilled receivables balances were as follows:
2006

Customer	Revenues		Receivables
Customer F	$511,399	18.9%	$57,949	17.4%
Customer H*	$33,689	1.2%	$209,590	62.9%
2005

Customer	Revenues		Receivables
Customer E	$462,460	12.8%	$27,001	2.0%
Customer F*	$—	0.0%	$483,844	36.1%
Customer G	$440,006	12.2%	$440,006	32.8%

*	These accounts receivable were amounts billed prior to the completion of the contact and have an offsetting deferred income balance at period end.

BROOKSIDE TECHNOLOGY PARTNERS, INC.
Notes to Financial Statements
December 31, 2006 and 2005
Note 8 — Concentrations (continued)
For the years ended December 31, 2006 and 2005, the sales revenue was earned exclusively in the State of Texas.
The Company is also dependent on a limited number of suppliers for telecommunications equipment, as follows:

Concentration	Activity and Balances
Ronco C&E	Supplies telephone equipment under the brand names Nortel Networks and Cisco Systems.
Wave Tech Plus	Supplies refurbished telephone equipment under multiple brand names.
Westcon Group North America	Supplies telephone equipment under the brand name Nortel Networks, Cisco Systems and Avaya.
Note 9 — Related Party Transactions
The Company has notes payable to officers and shareholders of the Company. The balance of these notes payable were $355,852 at December 31, 2006.
The Company purchases equipment from Wave Tech Plus. This company is considered a related party as the Brookside and Wave Tech Plus have entered into agreement to merge the two entities. During the years ended 2006 and 2005, the Company purchased $42,170 and $116,275 respectively from Wave Tech Plus.
The Company entered into a consulting agreement with Michael Nole, the Company’s CEO for consulting services to enhance productivity, secure financing, advise on potential mergers and acquisitions, and provide additional business advice. The Company paid $30,000 over the one year term of the consulting contract beginning on January 1, 2006 through the delivery of 96,800 shares of common stock of the Company.
Note 10 — Income Taxes
A reconciliation of the U.S. statutory income tax rate to the effective rate for the years ended December 31, 2006 and 2005 is as follows:

	2006	2005
Tax at Federal Statutory rate of 34%	$(37,330)	$(12,060)
State income tax, net of federal benefit
Non-deductible meals and entertainment	1,367	1,804
Non-deductible penalties	732	1,319
Increase in valuation reserve	32,986	8,937
Other items	2,245

Income tax (benefit) expense	$—	$—

BROOKSIDE TECHNOLOGY PARTNERS, INC.
Notes to Financial Statements
December 31, 2006 and 2005
Note 10 — Income Taxes (continued)
Significant temporary differences that give rise to the deferred tax assets and liabilities as of December 31, 2006 and 2005 are as follows:

	2006	2005
Deferred tax assets / (liability):
Net operating loss carryforward for tax purposes	$321,615	$221,380
Billings in excess of revenues	77,247	311,127
Property and equipment	(4,694)	(17,761)
Deferred job costs	(3,700)	(155,607)
Other	3,695	2,036

Deferred tax asset / (liability)	394,163	361,175
Valuation reserve on deferred tax assets	(394,163)	(361,175)

Net deferred tax asset / (liability)	$—	$—

Note 11 — Cost of Sales
For the years ended December 31, 2006 and 2005, costs of sales consisted of the following:

	2006	2005
Equipment costs	$1,442,946	$1,866,435
Contract labor	192,981	120,323
Sales commissions and selling costs	86,317	136,357
Direct labor	253,202	383,232
Other costs	39,585	46,402

	$2,015,031	$2,522,749

Note 12 — General and Administrative Expenses
For the years ended December 31, 2006 and 2005, general and administrative expenses consisted of the following:

	2006	2005
Employee compensation and benefits	$817,757	$751,452

Telephone	49,056	41,673
Travel expense	37,835	61,037
Occupancy	52,368	51,129
Professional fees	60,657	64,447
Other	85,764	64,497

	$1,103,437	$1,034,235

BROOKSIDE TECHNOLOGY PARTNERS, INC.
Notes to Financial Statements
December 31, 2006 and 2005
Note 13 — Employee Benefit Plan
The Company has a 401(k) profit sharing plan (the Plan) and other employee health and benefit plans. The Plan allows all eligible employees to defer a portion of their income on a pretax basis through contributions to the Plan. The Company’s has not made any 401(k) matching contributions during 2006 and 2005.
The Company provides group health and other benefits to its employees through plans that cover all employees that elect to be covered. The Company’s share of group health care costs was approximately $49,000 for the year ended December 31, 2006 and $68,000 in 2005 and such amounts have been included in employee compensation and benefits expense.
Note 14 — Subsequent Events
The Company extended the maturity date on its notes payable to an individual totaling $176,000 and its notes payable to executive officers and shareholders totaling $217,400 until March 30. Effective February 21, 2007, the Company converted the $50,000 note payable to Chris Phillips to Series A Convertible Preferred Stock. The Company also converted the $50,000 note payable to Midtown Capital Partners to Series A Convertible Preferred Stock. Also, the Company borrowed $135,000 from Midtown Capital Partners in January 2007 that was converted to Series A Convertible Preferred Stock, effective February 21, 2007.
On February 21, 2007, the Company completed a reverse merger with an inactive public shell company and a private placement of preferred stock and warrants. See Note 1.

Report of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders
U.S. Voice & Data, LLC:
We have audited the accompanying balance sheet of U.S. Voice & Data, LLC (the “Company”) as of December 31, 2005 and 2006, and the related statements of operations, members’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the auditing standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.S. Voice & Data, LLC as of December 2005 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.
As discussed in Note 7 of the financial statements, Brookside Technology Holdings Corp. acquired all of the outstanding membership interests of U.S. Voice & Data, LLC on September 26, 2007.

/s/ PMB Helin Donovan, LLP
PMB Helin Donovan, LLP

December 6, 2007
Austin, Texas

U.S. VOICE & DATA, LLC
BALANCE SHEETS

			September 30
	December 31,	December 31,	2007
	2005	2006	(Unaudited)
ASSETS
Current assets
Cash	$1,047,753	$1,054,929	$93,215
Accounts receivable from Brookside Technology Holdings, Corp.	—	—	945,415
Trade accounts and contracts receivable, net	910,721	1,797,212	2,132,418
Inventory	913,453	854,239	751,239
Costs and estimated earnings in excess of billings on uncompleted contracts	107,741	—	—
Prepaid expenses	36,466	139,850	25,273

Total current assets	3,016,134	3,846,230	3,947,560

Property and equipment
Vehicles	239,931	239,931	251,745
Furniture and equipment	295,564	308,168	313,127
Leasehold improvements	71,175	98,129	102,049

Total property and equipment	606,670	646,228	666,921
Less: accumulated depreciation and amortization	(322,253)	(411,216)	(470,393)

Property and equipment, net	284,417	235,012	196,528

Other assets	17,511	16,343	16,313

TOTAL ASSETS	$3,318,062	$4,097,585	$4,160,401

LIABILITIES AND MEMBERS’ EQUITY
Liabilities
Current liabilities
Accounts payable	$457,029	$697,970	$670,415
Accrued payroll and related payables	274,451	294,963	299,774
Unearned revenue	767,867	720,169	869,580
Current maturities of long term debt	108,301	8,616	8,132
Billings in excess of costs and estimated earnings on uncompleted contracts	372,486	875,990	793,498
Accrued distributions	272,108	291,235	—
Other	29,606	139,973	52,892

Total current liabilities	2,281,848	3,028,916	2,694,291

Long term debt	60,749	10,466	4,064

Total liabilities	2,342,597	3,039,382	2,698,355

Members’ equity	975,465	1,058,203	1,462,046

TOTAL LIABILITIES AND MEMBERS” EQUITY	$3,318,062	$4,097,585	$4,160,401

See accompanying notes

U.S. Voice & Data, LLC
STATEMENTS OF OPERATIONS

	Year ended December 31,		September 30,
	2005	2006	2006	2007
			(Unaudited)	(Unaudited)
REVENUES
Sales and services	$2,888,407	$3,206,185	$2,620,944	$2,301,810
Contract revenue	8,662,448	8,798,572	6,089,524	9,446,851
Other	82,967	102,598	74,683	85,873

Total revenues	11,633,822	12,107,355	8,785,151	11,834,534

COSTS
Cost of sales and services, excluding depreciation which is included in operating expenses below.	767,214	877,473	681,023	576,357
Cost of contract revenue	4,860,573	5,071,726	3,484,018	5,948,010

Total costs	5,627,787	5,949,199	4,165,041	6,524,367

GROSS PROFIT	6,006,035	6,158,156	4,620,110	5,310,167

OPERATING EXPENSES	3,864,683	3,894,145	2,815,372	3,174,788

INCOME FROM OPERATIONS	2,141,352	2,264,011	1,804,738	2,135,379

OTHER INCOME (EXPENSE)
Interest income	1,569	19,625	13,877	29,377
Interest expense	(15,064)	(6,662)	(5,778)	(3,158)
Gain on disposal of property and equipment	7,807	4,498	4,498	6,360
Miscellaneous income	13,306	2,552	1,355	2,242

Total other income (expense), net	7,618	20,013	13,952	34,821

INCOME BEFORE PROVISION FOR STATE AND LOCAL INCOME TAXES	2,148,970	2,284,024	1,818,690	2,170,200

PROVISION FOR STATE AND LOCAL INCOME TAXES	131,838	129,868	103,094	138,117

NET INCOME	$2,017,132	$2,154,156	$1,715,596	$2,032,083

See accompanying notes

U.S. VOICE & DATA, LLC
STATEMENTS OF MEMBERS’ EQUITY

			Nine months ended
	Year ended December 31,		September 30,
	2005	2006	2007
			(Unaudited)

BEGINNING BALANCE	$517,935	$975,465	$1,058,203

NET INCOME	2,017,132	2,154,156	2,032,083

DISTRIBUTIONS TO MEMBERS	(1,559,602)	(2,071,418)	(1,628,240)

ENDING BALANCE	$975,465	$1,058,203	$1,462,046

See accompanying notes

U.S. Voice & Data, LLC
STATEMENTS OF CASH FLOWS

	Years ended December 31,		Nine months ended September 30,
	2005	2006	2006	2007
			(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,017,132	$2,154,156	$1,715,596	$2,032,083

Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	88,687	93,497	69,326	67,578
Gain on disposal of property and equipment	(7,807)	(4,498)	(4,498)	(6,360)
(Increase) decrease in cash resulting from changes in:
Trade accounts and contracts receivable	430,479	(886,491)	(1,229,996)	(1,280,621)
Inventory	(194,354)	59,214	50,488	103,000
Costs and estimated earnings in excess of billings on uncompleted contracts	(107,741)	107,741	107,741	—
Prepaid expenses	(9,249)	(103,384)	(7,247)	114,577
Other assets	(10,046)	1,168	(70,717)	30
Accounts payable	195,185	240,941	(150,486)	(27,555)
Accrued payroll and related payables	20,389	20,512	32,284	4,811
Unearned revenue	128,733	(47,698)	314,759	149,411
Other current liabilities	(33,978)	110,367	(271,852)	(87,081)
Billings in excess of costs and estimated earnings on uncompleted contracts	(510,761)	503,504	460,239	(82,492)

	(10,463)	94,873	(699,959)	(1,311,055)

NET CASH PROVIDED BY OPERATING ACTIVITIES	2,006,669	2,249,029	1,015,637	987,381

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(117,856)	(50,147)	(38,523)	(30,734)
Proceeds from disposal of property and equipment	15,528	10,553	5,000	8,000

NET CASH USED IN INVESTING ACTIVITIES	(102,328)	(39,594)	(33,523)	(22,734)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on long-term debt	(122,589)	(149,968)	(149,161)	(6,886)
Payments under capital lease obligation	(3,899)	—	—	—
Distributions paid to members	(1,562,509)	(2,052,291)	(1,565,580)	(1,919,475)

NET CASH USED IN FINANCING ACTIVITIES	(1,688,997)	(2,202,259)	(1,714,741)	(1,926,361)

NET INCREASE (DECREASE) IN CASH	215,344	7,176	(732,627)	(961,714)
CASH AT BEGINNING OF YEAR	832,409	1,047,753	1,047,753	1,054,929

CASH AT END OF YEAR	$1,047,753	$1,054,929	$315,126	$93,215

SUPPLEMENTAL DISCLOSURE
Income taxes paid	$113,352	$163,475	$—	$2,370

Interest paid	$6,662	$15,064	$5,778	$3,158

Accrued Distributions	$291,235	$272,108	$—	$—

See accompanying notes

U.S. VOICE & DATA, LLC
Notes To Financial Statements
December 31, 2005 and 2006
Note 1 — Nature of business and summary of significant accounting policies
Nature of business – U. S. Voice & Data, LLC (the “Company”) is engaged in the sale, installation, and service of telephone communications systems primarily in Kentucky and Indiana. Sales and installation take place principally under fixed priced contracts. The length of the contracts vary but are typically less than three months. The Company is headquartered in Louisville, Kentucky and has additional offices in Indianapolis, Indiana and Lexington, Kentucky.
Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.
Contract revenue and cost recognition – The Company recognizes contract revenue utilizing the percentage-of-completion method, measured by the percentage of the cost incurred to date to estimated cost for each contract. This method is used because management considers total cost to be the best available measure of progress on these contracts. Assets, liabilities, revenue, and costs related to contracts are impacted by management’s estimates. Because of inherent uncertainties in estimating costs and revenue, it is at least reasonably possible that the estimates will change within the near term and such differences could have a material affect on the Company’s financial condition, results of operations, and cash flows.
The Company also provides professional services (maintenance/managed services) on a fixed price basis. These services are billed as bundles and or upon completion of the services.
Contract costs include all direct material and labor costs, and those indirect costs related to contract performance. Operating expenses are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.
Costs and estimated earnings in excess of billings on uncompleted contracts represents revenues recognized in excess of amounts billed on certain uncompleted contracts and are classified as current assets on the accompanying balance sheets. Billings in excess of costs and estimated earnings on uncompleted contracts represents billings in excess of revenues recognized on certain uncompleted contracts and are classified as current liabilities on the accompanying balance sheets.
Cash and cash equivalents – For purposes of the statements of cash flows, the Company considers short-term investments, which may be withdrawn at any time without penalty, and restricted cash, which will become available within one year from the date of the financial statements, to be cash equivalents.
Trade accounts and contracts receivable – Credit is extended based on an evaluation of the customer’s financial condition, and generally collateral is not required. Management estimates an allowance for uncollectible trade accounts and contracts receivable through specific identification of known collection problem accounts based on past due status and through the utilization of historical trend information. Trade accounts and contracts receivable are charged-off when management has exhausted collection attempts and concludes the amounts are uncollectible. Trade accounts and contract receivables are considered past due based on invoice or contract terms, as applicable. Management believes all trade accounts and contracts receivable as of December 31, 2006 and 2005 are fully collectible; therefore, no allowance for doubtful accounts has been recorded.
Inventory – Inventory consists of telecommunications equipment and related purchased parts. Inventory is recorded a the lower of cost (first-in, first-out) or market.

U.S. VOICE & DATA, LLC
Notes To Financial Statements
December 31, 2005 and 2006
Note 1 – Nature of business and summary of significant accounting policies (continued)
Property and equipment – Net property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is provided using the straight-lined method over the estimated useful lives of the related assets, which range from five to seven years. Amortization of leasehold improvements is provided using the straight-line method over the term of the lease or the estimated useful lives of the assets, whichever is shorter.
Unearned revenue – Unearned revenue arises in the ordinary course of business from advance maintenance payments required under maintenance contracts. The maintenance contracts are typically for a one-year period, are billed and collected in advance of the maintenance period, and are non-cancelable. There are no refunds given against these contracts even if the customer ceases business or chooses another vendor prior to contract expiration. Revenue from maintenance contracts is earned ratably over the contract term.
Warranty expense – The Company provides customers a variety of warranties covering workmanship and performance on certain products. Warranty costs are charged to operations in the year in which the warranty claim is made. If a warranty reserve method was used, it would not have a material effect on the financial statements. Warranty expense totaled approximately $192,000 and $160,000 for the years ended December 31, 2006 and 2005, respectively, and $162,179 and $140,556 for the nine months ended September 30, 2007 and 2006, respectively, and is included in operating expenses on the accompanying statements of operations.
Shipping and handling costs – Shipping and handling costs are expensed as incurred and included in cost of contract revenue in the accompanying statements of operations. Shipping and handling costs totaled approximately $29,000 and $31,000 for the years ended December 31, 2006 and 2005, respectively, and $26,535 and $20,986 for the nine months ended September 30, 2007 and 2006, respectively.
Advertising expense – The Company charges all advertising expenses to operations when incurred. Advertising expense totaled approximately $17,000 and $27,000 for the years ended December 31, 2006 and 2005, respectively, and $258 and $15,969 for the nine months ended September 30, 2007 and 2006, respectively, and is included in operating expenses on the accompanying statements of operations.
Income taxes – Prior to the acquisition, the Company had elected under the Internal Revenue Service to be taxed as a partnership. Accordingly, no Federal or Indiana state income taxes were paid by the Company since the taxable income or loss is reported by the members on their individual income tax returns. Effective September 14, 2007, the Company will be treated as a single member LLC for tax purposes, and as such the taxable income will be consolidated with Brookside Technology Holdings Corp. Kentucky and local income taxes are provided for in the accompanying statements of operations.

U.S. VOICE & DATA, LLC
Notes To Financial Statements
December 31, 2005 and 2006
Note 2 – Uncompleted contracts
Costs, estimated earnings, and billings on uncompleted contracts as of September 30, 2007 (unaudited), December 31, 2006 and 2005 are summarized as follows:

	(Unaudited)
	September
	30, 2007	2006	2005
Costs incurred on uncompleted contracts	$631,413	$667,153	$279,859
Estimated earnings	353,689	348,497	215,597

Total costs incurred and estimated earnings on uncompleted contracts	985,102	1,015,650	495,456
Billings to date	1,778,600	1,891,640	760,201

Net billings in excess of costs and estimated earnings on uncompleted contracts	$(793,498)	$(875,990)	$(264,745)

Net billings in excess of costs and estimated earnings on uncompleted contracts as of September 30, 2007 (unaudited) and December 31, 2006 and 2005 are included in the balance sheets under the following captions:

	(Unaudited)
	September 30,
	2007	2006	2005
Costs and estimated earnings in excess of billings on uncompleted contracts	$—	$—	$107,741
Billings in excess of costs and estimated earnings on uncompleted contracts	(793,498)	(875,990)	(372,486)

Net billings in excess of costs and estimated earnings on uncompleted contracts	$(793,498)	$(875,990)	$(264,745)

U.S. VOICE & DATA, LLC
Notes To Financial Statements
December 31, 2005 and 2006
Note 3 — Debt
The Company had a $400,000 revolving line-of-credit agreement with a financial institution. The revolving credit agreement bears interest at the financial institution’s prime lending rate. The credit line is secured by the Company’s accounts and contracts receivable, and inventory. As of September 30, 2007 (unaudited) and December 31, 2006 and 2005, the Company had no borrowings under the agreement. This line of credit was terminated on September 26, 2007.
Long-term debt as of September 30, 2007 (unaudited) and December 31, 2006 and 2005 consisted of the following:

	September 30,
	2007
	(Unaudited)	2006	2005
Two notes payable to bank; interest at 3.73%; monthly payment of principal and interest of $765 through February 2009; secured by two vehicles.	$12,196	19,082	$27,383

Term note payable to bank	—	—	141,667

Total long term debt	12,196	19,082	169,050
Less current portion	(8,132)	(8,616)	(108,301)

Long term portion	$4,064	10,466	$60,749

Principal maturities of long-term debt as of December 31, 2006 are as follows:

2007	$8,616
2008	8,943
2009	1,523

$19,082

U.S. VOICE & DATA, LLC
Notes To Financial Statements
December 31, 2005 and 2006
Note 4 – Commitments
The Company leases its operating facilities and certain vehicles under noncancellable operating leases expiring in various years through 2012. Lease agreements for office facilities contain one five-year renewal term and obligate the Company for its prorate share of the common area maintenance expenses, taxes, and insurance costs.
Minimum future lease payments under noncancellable operating leases having initial or remaining terms in excess of one year as of December 31, 2006 are as follows:

2007	$263,600
2008	239,714
2009	186,674
2010	171,127
2011	85,987
2012	80,973

Total future minimum lease payments	$1,028,075

Total future minimum lease payments at September 30, 2007 (unaudited)	$830,375
Rental expense under the facilities and vehicle leases totaled $253,839 and $168,556 for the years ended December 31, 2006 and 2005, respectively, and $141,862 and $1,219,951 for the nine months ended September 30, 2007 and 2006, respectively. Common area maintenance expenses, taxes, and insurance costs under the facilities leases totaled $9,371 and $5,676 for the years ended December 31, 2006 and 2005, respectively.
Pursuant to the terms of the Company’s dealer agreement with a primary supplier, a substantial portion of inventory (approximately 38%) is pledged as collateral to secure the unpaid purchase price of the supplier’s telecommunications equipment. In addition, the agreement provides the supplier with a security interest in all of the products and other items ordered by the Company and any related proceeds, accounts receivable, and contract rights.
Note 5 – Defined contribution retirement plan
The Company sponsors a defined contribution plan covering substantially all Company employees. Eligible employees may contribute. The plan calls for the Company to make matching contributions which totaled $116,882 and $99,322 for the years ended December 31, 2006 and 2005, respectively, and $82,228 and $65,807 for the nine months ended September 30, 2007 and 2006, respectively.
Note 6 – Concentrations, risks and uncertainties
Historically, the Company has purchased a significant portion of its inventory from three suppliers. The Company purchased approximately 69% and 51% of its total inventory purchases from these suppliers for the years ended December 31, 2006 and 2005, respectively. Management believes other suppliers would provide similar items on comparable terms. A change in its current relationship with these suppliers, however, could cause a delay in customer service and a possible loss of sales, which could present significant adverse financial consequences to the Company. However, the Company’s management feels a relationship with a similar supplier could be developed in a timely manner to minimize any potential adverse financial impact to the Company.
Historically, the Company maintains cash deposits at financial institutions in excess of federally insured limits. As of December 31, 2006 and September 30, 2007, cash deposits totaled approximately $1,054,000 and $269,000, respectively, in excess of federally insured limits.

U.S. VOICE & DATA, LLC
Notes To Financial Statements
December 31, 2005 and 2006
Note 7 – Acquisition by Brookside Technology Holdings Corp
On September 14, 2007, Brookside Technology Holdings Corp (“Brookside”) acquired all of the membership interest of the Company from The Michael P. Fischer Irrevocable Delaware Trust under Agreement dated April 5, 2007, and The M. Scott Diamond Irrevocable Delaware Trust under Agreement dated April 23, 2007 (the “Sellers”), pursuant to a Membership Interest Purchase Agreement closed on such date (the “Purchase Agreement”). The purchase price of approximately $15,668,690 was paid through a combination of Brookside common stock, cash and a seller note. Cash paid at closing was $9,938,690. Brookside issued 7,000,000 shares of its common stock valued at $.39 per share on September 14, 2007. Also, the Brookside owes the Sellers a note payable of $3,000,000 with a maturity date of June 30, 2010. Additionally, the Purchase Agreement provides the Sellers with the opportunity to earn additional stock or cash consideration in the form of a three-year performance based EBITDA earnout.
Additionally, Brookside caused the Company, its new subsidiary, to enter into employment agreements with Michael P. Fischer and M. Scott Diamond, with initial terms of three years, pursuant to which they will serve as the Company’s CEO and COO, respectively. The employment agreements contain standard terms and provisions, including non competition and confidentiality provisions and provisions relating to early termination and constructive termination, and provide for an annual base salary and certain standard benefits.
A summary of the acquisition is as follows:
The Acquisition of the Company was accounted for under the purchase method of accounting which requires that the assets acquired and liabilities assumed be recorded at the date of acquisition at their respective fair market value.  The judgments made in determining the estimated fair values assigned to each class of assets acquired and liabilities assumed, as well as asset lives, can materially impact net income.  The acquisition was accounted for using the purchase method of accounting. Additional direct acquisition costs were unpaid at September 30, 2007 and may be paid in 2008 and 2009, if certain revenue targets are met. No amount has been recognized for their contingent earnout as of September 30, 2007. The purchase price was allocated to the assets acquired and liabilities assumed, based on estimated fair values at the date of the acquisition. No allocation has been made to any intangible assets as of September 30, 2007. The value of assets and liabilities was estimated based on purchase price and future intended use.
Goodwill represents the acquisition costs in excess of the fair value of net tangible and intangible assets of businesses purchased.  Intangible assets consist primarily of the value of intellectual property, customer relationships, non-compete agreements, trademarks and goodwill (1). Goodwill is evaluated annually for impairment, or earlier if indicators of impairment exist. The determination as to whether or not goodwill or other intangible assets have become impaired involves a significant level of judgment in the assumptions underlying the approach used to determine the value of the reporting units.  Changes in operating strategy and market conditions could significantly impact these judgments and require adjustments to recorded amounts of intangible assets.
Brookside has adopted a policy to review goodwill and indefinite-lived intangibles for impairment using a discounted cash flow approach that uses forward-looking information regarding market share, revenues and costs for the reporting unit as well as appropriate discount rates.  As a result, changes in these assumptions could materially change the outcome of the reporting unit’s fair value determination in future periods, which could require a further permanent write-down of goodwill.

(1)	No allocation has been made to intangible assets as of the September 30, 2007. Management will determine the proper value of intangible assets acquired from the Company and allocate a portion of the goodwill to intangible assets within the next twelve months.

U.S. VOICE & DATA, LLC
Notes To Financial Statements
December 31, 2005 and 2006
Note 7 – Acquisition by Brookside Technology Holdings Corp (continued)
Goodwill represents the excess of the purchase price over the fair value of the net identifiable assets acquired. This premium paid for the acquisition is based on management’s belief that the acquired technologies, businesses and engineering talent were of strategic importance in the Company’s growth strategy. Operating results from the Company is included in the condensed consolidated statements of operations from the date of acquisition.
A summary of the purchase price allocation is as follows:

Purchase price -
Cash paid	$9,938,690
Stock issued	2,730,000
Notes payable issued to seller	3,000,000
Legal & other acquisition costs	—

Acquisition costs	15,668,690
Net fair value of assets acquired and liabilities assumed	(1,327,553)

Goodwill acquired	$14,341,205

Fair value of assets acquired and liabilities assumed -
Cash acquired	$885,791
Accounts receivable	1,710,179
Inventory and work in progress	1,865,309
Property and equipment	203,249
Other assets	69,587
Accounts payable and accrued expenses	(529,903)
Customer deposits and deferred income	(2,773,232)
Other liabilities	(103,426)

Net fair value of assets acquired and liabilities assumed	$1,327,553

The following summarizes the financing of the USVD acquisition:
Credit Facility
Brookside through Midtown Partners & Co., LLC and LCG Capital, raised approximately $10,000,000 less fees and expenses of $1,192,000 for net cash proceeds of $8,808,000 to finance the acquisition of USVD. The financing consisted of approximately $8.0 million of senior and subordinated debt and $3.0 million of series B preferred stock. In connection therewith, the Brookside and its two subsidiaries, USVD and Brookside Technology Partners, entered into a Credit Agreement with Hilco Financial LLC, pursuant to which Hilco agreed to provide a $7,000,000 ($6,000,000 advanced at acquisition date) revolving line of credit, bearing interest at 15% and maturing on September 26, 2008 (the “Senior Loan”). Additionally, Brookside’s also entered into a Subordinated Note and a related Subordinated Note Purchase Agreement with DD Growth Premium Fund, pursuant to which DD Growth Premium Fund loaned the Company $1 million, bearing interest at 10% per annum and maturing on December 30, 2008 (the “Subordinated Loan”). Additionally, Brookside’s entered into a Securities Purchase Agreement with Vicis Capital Master Fund, a sub-trust of Vicis Capital Series Master Trust, pursuant to which Vicis acquired 3,000,000 shares of Series B Convertible Preferred Stock of Brookside’s

U.S. VOICE & DATA, LLC
Notes To Financial Statements
December 31, 2005 and 2006
Note 7 — Acquisition by Brookside Technology Holdings Corp (continued)
for $3,000,000, which shares are convertible into 24,000,000 shares of common stock of Brookside (subject to certain adjustments).
Warrants Issued in Connection with Financing:
In connection with the foregoing financing of the acquisition of USVD, the Brookside granted (a) Vicis a warrant to purchase 24,000,000 shares of common stock of Brookside at an exercise price of $0.125 per share; (b) Hilco Financial LLC a warrant to purchase 61,273,835 shares of common stock of Brookside at an exercise price of $0.137 per share; (c) DD Growth Premium Fund a warrant to purchase 10,000,000 shares of common stock of Brookside at an exercise price of $0.114 per share; and (d) Midtown Partners & Co. a warrant to purchase 5,400,000 shares of common stock of Brookside at an exercise price of $0.114 per share.
A summary of the notes payable and warrants is as follows:
As a result of these contract provisions, the Hilco Note balance at Inception (September 26, 2007) was adjusted as follows:

Notional balance of Hilco Note	$6,000,000
Adjustments:
Discount for Warrant issued (based on relative fair value assigned)	(4,000,227)
Discount for loan fees paid to Hilco on Note	(340,000)

Convertible Note balance, net of unamortized discount at September 26, 2007	$1,659,773

Convertible Note at September 30, 2007-

The Convertible Note balance on the consolidated balance sheet as of September 30, 2007 is comprised of the following:

Notional balance of Convertible Note at September 30, 2007	$6,127,723
Adjustments:
Unamortized discount	(4,149,348)

Convertible Note balance, net of unamortized discount at September 30, 2007	$1,978,375

As a result of these contract provisions, the DD Subordinated Note balance at Inception (August 31, 2007) was adjusted as follows:

Notional balance of Convertible Note at August 31, 2007	$1,000,000
Adjustments:
Discount for Warrant	(696,049)

Convertible Note balance, net of unamortized discount at August 31, 2007	$303,951

U.S. VOICE & DATA, LLC
Notes To Financial Statements
December 31, 2005 and 2006
Note 7 — Acquisition by Brookside Technology Holdings Corp (continued)
DD Subordinated Note at September 30, 2007-
The DD Subordinated Note balance on the consolidated balance sheet as of September 30, 2007 is comprised of the following:

Notional balance of Convertible Note at September 30, 2007	$1,000,000
Adjustments:
Unamortized discount	(564,573)

Convertible Note balance, net of unamortized discount at September 30, 2007	$435,427

As a result of these contract provisions, the Series B Preferred stock balance at Inception (September 14, 2007) was adjusted as follows:

Notional balance of Series B Preferred stock	$3,000,000
Adjustments:
Discount for Warrants issued	(2,054,995)
Discount for Beneficial conversion feature	(695,005)
Discount for loan fees paid to Vicis	(250,000)

Convertible Note balance, net of unamortized discount at September 14, 2007	$—

Convertible Note at September 30, 2007-
The Convertible Note balance on the consolidated balance sheet as of September 30, 2007 is comprised of the following:

Notional balance of Convertible Note at September 30, 2007	$3,000,000
Adjustments:
Unamortized discount	(2,467,244)

Convertible Note balance, net of unamortized discount at September 30, 2007	$532,756

As a result of these contract provisions, the USVD Sellers Note balance at Inception (September 14, 2007) was adjusted as follows:

Notional balance of USVD Seller’s Note	$3,000,000
Adjustments:
Discount for Beneficial conversion feature	(750,000)

Convertible Note balance, net of unamortized discount at September 14, 2007	$2,250,000

U.S. VOICE & DATA, LLC
Notes To Financial Statements
December 31, 2005 and 2006
Note 7 — Acquisition by Brookside Technology Holdings Corp (continued)
Seller’s Note at September 30, 2007-
The Convertible Note balance on the consolidated balance sheet as of September 30, 2007 is comprised of the following:

Notional balance of USVD Seller’s Note at September 30, 2007	$3,000,000
Adjustments:
Unamortized discount	(737,869)

Convertible Note balance, net of unamortized discount at September 30, 2007	$2,262,131

Change in unamortized discount and loan costs of the Convertible Note -
For the three and nine months ended September 30, 2007, the discount on the above Notes changed for amortization of discounts in connection with the Notes. The total discount on the Convertible Note changed from $8,786,276 at inception to $7,919,634 at September 30, 2007, as unamortized discounts were amortized to expense over the terms of the notes.
The following assumptions were used in the preparation of the Warrant valuations at inception and September 30, 2007:
Black-Scholes Methodology:

	Hilco Note	DD Sub Debt	Series B
Assumptions	Warrant	Warrant	Warrant
Dividend yield	0.00%	0.00%	0.00%
Risk-free interest rate	4.21%	4.21%	4.21%
Volatility	61.55%	61.55%	61.55%
Expected Term	5.00 years	5.00 years	5.00 years
Brookside has 250,000,000 shares of common stock authorized and 87,900,000 shares issued and outstanding at September 30, 2007. The Company has potentially 236,669,176 shares of additional common stock assuming that all convertible debt, warrants, and options were exercised as of September 30, 2007. However, the additional shares are convertible into approximately 155,132,000 shares on a net share settlement basis at September 30, 2007. The total issued common shares and the potential common shares on a net share settlement basis total approximately 243,032,000 shares.
Note 8 — Liquidity
Subsequent to the acquisition by Brookside, USVD is now a subsidiary of a company that has incurred net losses during the nine months ended September 30, 2007, and the years ended December 31, 2006, 2005, and 2004. The Company’s ability to meet its obligations in the ordinary course of business is dependent upon its ability to establish profitable operations, and the ability of Brookside to raise additional financing through public or private equity financings, or secure other sources of financing to fund operations. The Company has cash and cash equivalents of $93,215 and a working capital of $1,253,269 at September 30, 2007. The Company had net cash provided by operating activities of $987,380 during the nine months ended September 30, 2007. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

UNAUDITED PRO FORMA CONDENSED
COMBINED CONSOLIDATED FINANCIAL STATEMENTS
On September 14, 2007, Brookside Technology Holdings Corp (“Brookside”) acquired all of the membership interest of the Company from The Michael P. Fischer Irrevocable Delaware Trust under Agreement dated April 5, 2007, and The M. Scott Diamond Irrevocable Delaware Trust under Agreement dated April 23, 2007 (the “Sellers”), pursuant to a Membership Interest Purchase Agreement closed on such date (the “Purchase Agreement”). The purchase price of approximately $15,668,690 was paid through a combination of common stock, cash of at closing and a seller note. Cash paid at closing was $9,938,690. The Company issued 7,000,000 shares of its common stock valued at $.39 per share on September 14, 2007. Also, the Company owes the Sellers a note payable of $3,000,000 with a maturity date of June 30, 2010. Additionally, the Purchase Agreement provides the Sellers with the opportunity to earn additional stock or cash consideration in the form of a three-year performance based EBITDA earnout.
Additionally, Brookside caused the Company, its new subsidiary, to enter into employment agreements with Michael P. Fischer and M. Scott Diamond, with initial terms of three years, pursuant to which they will serve as the Company’s CEO and COO, respectively. The employment agreements contain standard terms and provisions, including non competition and confidentiality provisions and provisions relating to early termination and constructive termination, and provide for an annual base salary and certain standard benefits.
The Acquisition of the Company was accounted for under the purchase method of accounting which requires that the assets acquired and liabilities assumed be recorded at the date of acquisition at their respective fair market value. The judgments made in determining the estimated fair values assigned to each class of assets acquired and liabilities assumed, as well as asset lives, can materially impact net income. The acquisition was accounted for using the purchase method of accounting. Additional direct acquisition costs were unpaid at September 30, 2007 and may be paid in 2008 and 2009, if certain revenue targets are met. No amount has been recognized for their contingent earnout as of September 30, 2007. The purchase price was allocated to the assets acquired and liabilities assumed, based on estimated fair values at the date of the acquisition. No allocation has been made to any intangible assets as of September 30, 2007. The value of assets and liabilities was estimated based on purchase price and future intended use.
The following unaudited pro forma condensed combined financial information and explanatory entries present how the combined financial statements of Brookside Technology Holdings Corp. (“Brookside”) and U.S. Voice & Data, LLC (“USVD”) have been combined as of September 30, 2007 (with respect to the balance sheet) and for the nine months ended September 30, 2007 and for the year ended December 31, 2006 (with respect to the statement of operations) had the acquisition occurred at the beginning of each period. The unaudited pro forma condensed combined financial information shows an impact on the merger of Brookside and USVD on the financial position and results of operations under the purchase method of accounting with Brookside treated as the acquirer. Under this method of accounting, the assets and liabilities of USVD are recorded by Brookside at the estimated fair values as of the date the merger is completed.
The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined as of the dates indicated. The financial information has been derived from and should be read together with the historical consolidated financial statements and the related notes of Brookside, reflected in its quarterly and annual SEC filings, and of USVD appearing elsewhere in this document. In addition, as explained more fully in the accompanying notes to the unaudited pro forma condensed combined financial information, the allocation of the purchase price reflected in the pro forma condensed combined financial information is preliminary and is subject to adjustment and may vary from the actual purchase price allocated that will be recorded as of the effective date of the acquisition.

Brookside Technology Holdings Corp
Pro Forma Balance Sheet
September 30, 2007

	Brookside
	Technology
	Holdings		Pro Forma	Pro Forma
	Corp	USVD	Adjustments	Combined
ASSETS
Current assets
Cash	$40,469	$93,215	$—	$133,684
Trade accounts and contracts receivable, net	161,693	2,132,418	—	2,294,111
Inventory	39,460	751,239	—	790,699
Intercompany AR (AP)	(945,415)	945,415	—	—
Costs and estimated earnings in excess of billings on uncompleted contracts	—	—	—	—
Prepaid expenses	11,612	25,273	—	36,885
Deferred finance charges	333,258	—	—	333,258

Total current assets	(358,923)	3,947,560	—	3,588,637

Property and equipment
Vehicles	—	251,745	—	251,745
Furniture and equipment	172,211	313,127	—	485,338
Leasehold improvements	78,719	102,049	—	180,768

Total property and equipment	250,930	666,921	—	917,851
Less: accumulated depreciation and amortization	(161,485)	(470,393)	—	(631,878)

Property and equipment, net	89,445	196,528	—	285,973

Other assets
Goodwill	15,859,598	—	(1,327,553)	14,532,045
Non-compete	100,000	-	—	100,000
Other	—	16,313	—	16,313

TOTAL ASSETS	$15,690,120	$4,160,401	$(1,327,553)	$18,522,968

LIABILITIES AND MEMBERS’ EQUITY
Liabilities
Current liabilities
Accounts payable	$288,676	$670,415	$—	$959,091
Accrued payroll and related payables	220,079	352,666	—	572,745
Current maturities of long term debt	3,157,435	8,132	—	3,165,567
Billings in excess of costs and estimated earnings on uncompleted contracts	45,566	1,663,078	—	1,708,644

Total current liabilities	3,711,756	2,694,291	—	6,406,047

Long term debt	2,545,447	4,064	—	2,549,511

Total liabilities	6,257,203	2,698,355	—	8,955,558

Stockholder’s Equity
Series A preferred stock	1,655,493	—	—	1,655,493
Common stock	87,900	—	—	87,900
Additional paid-in capital	12,493,536	—	—	12,493,536
Accumulated deficit	(4,804,012)	—	134,493	(4,669,519)
Members’ equity	—	1,462,046	(1,462,046)	—

TOTAL LIABILITIES AND MEMBERS” EQUITY	$15,690,120	$4,160,401	$(1,327,553)	$18,522,968

Note: The pro forma combined balance sheet at September 30, 2007 is the same as the consolidated balance sheet of Brookside Technology Holdings Corp at September 30, 2007 as the acquisition occurred on September 14, 2007.

Brookside Technology Holdings Corp
Pro Forma Statements of Operations
Nine Months Ended September 30, 2007

	(2) Brookside Technology		Pro Forma	Pro Forma
	Holdings Corp	USVD	Adjustments	Combined
REVENUES
Sales and services	$125,330	$2,301,810	$—	$2,427,140
Contract revenue	1,114,387	9,446,851	—	10,561,238
Other	11,458	85,873	—	97,331

Total revenues	1,251,175	11,834,534	—	13,085,709

COSTS
Cost of sales and services	82,914	576,357	—	659,271
Cost of contract revenue	715,135	5,948,009	—	6,663,144

Total costs	798,049	6,542,461	—	7,340,510

GROSS PROFIT	453,126	5,310,167	—	5,745,199

OPERATING EXPENSES
Operating expenses	1,438,585	3,107,210	—	4,545,795
Stock compensation expense	915,000	—	—	915,000
Amortization	928,701	—	4,306,000 (3)	5,234,701
Depreciation	33,508	67,578	—	101,086

INCOME (LOSS) FROM OPERATIONS	(2,862,668)	2,135,379	(4,306,000)	(5,051,383)

OTHER INCOME (EXPENSE)
Interest income	1,526	29,377	—	30,903
Interest expense	(60,977)	(3,158)	(1,110,000) (1)	(1,174,135)
Gain on disposal of property and equipment	—	6,360	—	6,360
Miscellaneous income	7,191	2,242	—	9,433

Total other income (expense), net	(52,260)	34,821	(1,110,000)	(1,127,439)

INCOME BEFORE PROVISION FOR STATE AND LOCAL INCOME TAXES	(2,914,928)	2,170,200	(5,416,000)	(6,178,822)

PROVISION FOR STATE AND LOCAL INCOME TAXES	—	138,117	—	138,117

NET INCOME (LOSS)	$(2,914,928)	$2,032,083	$(5,416,000)	$(6,316,939)

Preferred stock dividends	(96,350)			(96,350)

Net loss attributable to common shareholders	$(3,011,278)			$(6,413,289)

Loss per share-basic and fully diluted	$(0.039)			$(0.076)

Weighted average shares outstanding	77,691,575		7,000,000 (4)	84,691,575

(1)	Interest expense on the combined debt of $10,000,000 used to finance the acquisition.

(2)	Excludes US Voice & Data, LLC operations included in the Company’s Third Quarter Form 10-QSB, as filed on November 19, 2007.

(3)	Full nine months of amortization of warrants issued in connection with the acquisition financing.

(4)	Shares issued to sellers of US Voice & Data, LLC in connection with the acquisition.

Brookside Technology Holdings Corp
Pro Forma Statements of Operations
Year Ended December 31, 2006

	Brookside Technology Holdings		Pro Forma	Pro Forma
	Corp	USVD	Adjustments	Combined
REVENUES
Sales and services	$776,052	$3,206,185	$—	$3,982,237
Contract revenue	2,326,461	8,798,572	—	11,125,033
Other	—	102,598	—	102,598

Total revenues	3,102,513	12,107,355	—	15,209,868

COSTS
Cost of sales and services	—	877,473	—	877,473
Cost of contract revenue	2,015,031	5,071,726	—	7,086,757

Total costs	2,015,031	5,949,199	—	7,964,230

GROSS PROFIT	1,087,482	6,158,156	—	7,245,638

OPERATING EXPENSES
Operating expenses	1,103,437	3,894,145	—	4,997,582
Stock compensation expense	—	—	—	—
Amortization	—	—	6,408,770 (3)	6,408,770
Depreciation	51,185	—	—	51,185

INCOME (LOSS) FROM OPERATIONS	(67,140)	2,264,011	(6,408,770)	(4,211,899)

OTHER INCOME (EXPENSE)
Interest income	—	19,625	—	19,625
Interest expense	(47,106)	(6,662)	(1,480,000) (1)	(1,533,768)
Gain on disposal of property and equipment	4,453	4,498	—	8,951
Miscellaneous income	—	2,552	—	2,552

Total other income (expense), net	(42,653)	20,013	(1,480,000)	(1,502,640)

INCOME BEFORE PROVISION FOR STATE AND LOCAL INCOME TAXES	(109,793)	2,284,024	(7,888,770)	(5,714,539)

PROVISION FOR STATE AND LOCAL INCOME TAXES	—	129,868		129,868

NET INCOME (LOSS)	$(109,793)	$2,154,156	$(7,888,770)	$(5,844,407)

Preferred stock dividends	—			—

Net loss attributable to common shareholders	$(109,793)			$(5,844,407)

Loss per share-basic and fully diluted	$(0.002)			$(0.098)

Weighted average shares outstanding	52,500,000		7,000,000 (2)	59,500,000

(1)	Interest expense on the combined debt of $10,000,000 used to finance the acquisition.

(2)	Shares issued to sellers of US Voice & Data, LLC in connection with the acquisition.

(3)	Full twelve months of amortization of warrants issued in connection with the acquisition financing.

Notes To Unaudited Pro Forma Condensed Combined
Financial Statements
The unaudited pro forma condensed combined financial information and explanatory entries present how the combined financial statements of Brookside Technology Holdings Corp. (“Brookside”) and U.S. Voice & Data, LLC (“USVD”) have been combined as of September 30, 2007 (with respect to the balance sheet) and for the nine months ended September 30, 2007 and for the year ended December 31, 2006 (with respect to the statement of operations) had the acquisition occurred at the beginning of each period. The unaudited pro forma condensed combined financial information shows an impact on the merger of Brookside and USVD on the financial position and results of operations under the purchase method of accounting with Brookside treated as the acquirer. Under this method of accounting, the assets and liabilities of USVD are recorded by Brookside at the estimated fair values as of the date the merger is completed.
On September 14, 2007, Brookside Technology Holdings Corp (“Brookside”) acquired all of the membership interest of the Company from The Michael P. Fischer Irrevocable Delaware Trust under Agreement dated April 5, 2007, and The M. Scott Diamond Irrevocable Delaware Trust under Agreement dated April 23, 2007 (the “Sellers”), pursuant to a Membership Interest Purchase Agreement closed on such date (the “Purchase Agreement”). The purchase price of approximately $15,668,690 was paid through a combination of common stock, cash of at closing and a seller note. Cash paid at closing was $9,938,690. The Company issued 7,000,000 shares of its common stock valued at $.39 per share on September 14, 2007. Also, the Company owes the Sellers a note payable of $3,000,000 with a maturity date of June 30, 2010. Additionally, the Purchase Agreement provides the Sellers with the opportunity to earn additional stock or cash consideration in the form of a three-year performance based EBITDA earnout.
Additionally, Brookside caused the Company, its new subsidiary, to enter into employment agreements with Michael P. Fischer and M. Scott Diamond, with initial terms of three years, pursuant to which they will serve as the Company’s CEO and COO, respectively. The employment agreements contain standard terms and provisions, including non competition and confidentiality provisions and provisions relating to early termination and constructive termination, and provide for an annual base salary and certain standard benefits.
The Acquisition of the Company was accounted for under the purchase method of accounting which requires that the assets acquired and liabilities assumed be recorded at the date of acquisition at their respective fair market value. The judgments made in determining the estimated fair values assigned to each class of assets acquired and liabilities assumed, as well as asset lives, can materially impact net income. The acquisition was accounted for using the purchase method of accounting. Additional direct acquisition costs were unpaid at September 30, 2007 and may be paid in 2008 and 2009, if certain revenue targets are met. No amount has been recognized for their contingent earnout as of September 30, 2007. The purchase price was allocated to the assets acquired and liabilities assumed, based on estimated fair values at the date of the acquisition. No allocation has been made to any intangible assets as of September 30, 2007. The value of assets and liabilities was estimated based on purchase price and future intended use.
The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined as of the dates indicated. The financial information has been derived from and should be read together with the historical consolidated financial statements and the related notes of Brookside, reflected in its quarterly and annual SEC filings, and of USVD appearing elsewhere in this document. In addition, as explained more fully in the accompanying notes to the unaudited pro forma condensed combined financial information, the allocation of the purchase price reflected in the pro forma condensed combined financial information is preliminary and is subject to adjustment and may vary from the actual purchase price allocated that will be recorded as of the effective date of the acquisition.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Section 2.02-1 of the Texas Business Corporation Act provides, in relevant part, that:
          A. The corporation may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in accordance that the person:
               (1) conducted himself in good faith;
               (2) reasonably believed:
                    (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation’s best interests; and
                    (b) in all other cases, that his conduct was at least not opposed to the corporation’s best interests; and
               (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.
          B. Except to the extent permitted by Section C below, a director may not be indemnified in respect of a proceeding:
               (1) in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person’s official capacity; or
               (2) in which the person is found liable to the corporation.
          C. A person may be indemnified under Section B above against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.
          D. A corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.
          E. Generally, an officer of the corporation shall be indemnified as, and to the same extent, as a director and is entitled to seek indemnification to the same extent as a director. A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify and advance expenses to directors.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.
ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee	$2,336.22
Accounting fees and expenses	15,000	*
Legal fees and expenses	25,000	*

TOTAL	$42,336.22	*

*	Estimated.
ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.
Series A Preferred Stock
As previously disclosed, From February 21, 2007 to April 30, 2007, the Company entered into Series A Preferred Stock Purchase Agreements with a group of accredited investors (the “Investors”), pursuant to which the Investors purchased 2,175,322 shares of Brookside Technology Holdings Corp’s Series A convertible preferred stock (the “Series A Preferred Stock”), 19,034,071 (2,719,153 pre-split) series A common stock purchase warrants (the “series A warrants”) and 19,034,071 (2,719,153 pre-split) series B common stock purchase warrants (the “series B warrants”) for an aggregate purchase price of $2,141,990 (the “Private Placement”). Of the total purchase price, $235,000 was paid through the cancellation of promissory notes due from Brookside to the investor, as discussed in more detail below. Additionally, Venture Fund II, Inc. elected to convert $250,000 of its cash consulting fee into units in the offering and such amount is included in the total purchase price.
The Series A Preferred Stock has a fixed conversion price of $0.0571428 and the 2,175,322 shares of Series A Preferred Stock issued in the Private Placement are initially convertible into an aggregate of 36,068,135 shares of common stock. In addition, the Series A Preferred Stock pays an annual dividend of 8%, which is payable quarterly, at the option of Brookside Technology Holdings Corp, either in cash or in shares of common stock at a 10% discount to Brookside Technology Holdings Corp’s stock price.
The series A warrants have an exercise price of $0.11428 and a term of three (3) years. The series B warrants had an exercise price of $0.22857 at issuance date. However, on September 14, 2007, the exercise price was adjusted down to $0.11428 pursuant to paragraph 4(e) of the The Series B Warrant to Purchase Common Stock due to issuance of warrants in connection with the acquisition of USVD of warrants priced at $0.11428. The amount calculated as an increase to the discount to the Series A Preferred Stock was deemed immaterial. The series B warrants have a term of five (5) years.
The conversion price of the Series A Preferred Stock and the exercise price of the warrants are subject to adjustment in certain instances, including the issuance by Brookside Technology Holdings Corp of securities with a lower conversion or exercise price. The Series A Preferred Stock is entitled to vote with the common stockholders on a common stock-equivalent basis.
In addition, Brookside Technology Holdings Corp and the Investors entered into an Investor Rights Agreement pursuant to which Brookside Technology Holdings Corp agreed to file, within 60 days after the closing, a registration statement covering the common stock issuable upon conversion of the Series A Preferred Stock and exercise of the warrants. The failure of Brookside Technology Holdings Corp to meet this schedule and other timetables provided in the Investor Rights Agreement would result in the imposition of liquidated damages. The Company recorded liabilities of $10,683 and $25,693 in the three and six months ended June 30, 2007, respectively, related to liquidated damages under the registration rights agreement effective as of the Exchange Transaction. As the issuance of additional warrants under the liquidated damages clause is probable, the value of the 7,819,602 Class A Warrants expected to be issued has been accrued and included in additional paid in capital at June 30, 2007.
Midtown Partners & Co., LLC, which served as placement agent in connection with the Series A Preferred Stock Purchase Agreement, received an aggregate placement agent fee of $150,000 in cash and the following common stock purchase warrants:

(i)	a series A warrant to purchase 2,664,767 shares of common stock at an exercise price of $0.1142857,

(ii)	a series B warrant to purchase 2,664,767 shares of common stock at an exercise price of $0.1142857, and

(iii)	a series C warrant (the “series C warrant”) to purchase 5,329,534 shares of common stock at an exercise price of $0.0571428.
The series C warrant has an exercise price of $0.0571428 and a term of three years. All the placement agent warrants provide for cashless exercise. Midtown Partners & Co., LLC is an NASD registered broker-dealer.
In addition, previously Chris Phillips and an affiliate of his, Apogee Financial Investments, Inc., which is the sole member of Midtown Partners & Co., LLC, each loaned $50,000 to Brookside. In connection with the Exchange Transactions, they converted such bridge loans into the units offered to Investors in the Private Placement at a 25% discount to the price paid by such Investors, which was offered as an incentive for such conversion.
Accordingly, on February 21, 2007, each of Mr. Phillips and Apogee Financial Investments, Inc. received 466,667 shares of Series A Preferred Stock and the following warrants:
(i)	a series A warrant issued to Mr. Phillips to purchase 320,831 shares of common stock at an exercise price of $0.1142857,

(ii)	a series B warrant issued to Mr. Phillips to purchase 320,831 shares of common stock at an exercise price of $0.1142857,

(iii)	a series A warrant issued to Apgee Financial Investments, Inc. to purchase 320,831 shares of common stock at an exercise price of $0.1142857 and

(iv)	a series B warrant issued to Apogee Financial Investments, Inc. to purchase 320,831 shares of common stock at an exercise price of $0.1142857.
In addition, on January 12, 2007, Apogee Financial Investments, Inc. loaned $135,000 to Brookside. In connection with the Exchange Transactions, Apogee Financial Investments, Inc. converted the loan into 135,000 units in the Private Placement. Accordingly, Apogee was issued 135,000 additional shares of Series A Preferred Stock and the following warrants:
(i)	a series A warrant issued to Apogee Financial Investments, Inc. to purchase 1,181,250 shares of common stock at an exercise price of $0.1142857; and

(ii)	a series B warrant issued to Apogee Financial Investments, Inc. to purchase 1,181,250 shares of common stock at an exercise price of $0.1142857.
In addition, Apogee Consultants, Inc. received a cash fee of $122,070 for consulting and due diligence services rendered in connection with the transactions. Apogee Consultants, Inc. is not an affiliate of Apogee Financial Investments, Inc.
The conversion price of the Series A Preferred Stock and the exercise price of the Warrants are subject to adjustment in certain instances, including the issuance by Brookside Technology Holdings Corp of securities with a lower conversion or exercise price. Except as provided by law or in the Certificate of Designation, holders of Series A Preferred Stock vote together with the holders of Common Stock, together as a single class. Notwithstanding anything contained herein to the contrary, the voting rights of each holder of outstanding shares of Series A Preferred Stock are limited in accordance with the Certificate of Designation, so that each holder of Series A Preferred Stock shall be entitled to vote only that number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock are convertible as of the record date, up to a maximum of 4.99% of the outstanding shares of

Common Stock of the Corporation. In accordance with the Certificate of Designation, without the written consent or affirmative vote of the holders of fifty percent (50%) of the then-outstanding shares of Series A Preferred Stock, voting as a separate class from the Common Stock, Brookside Technology Holdings Corp. may not merge or take certain other corporate actions.
Series B Preferred Stock
The Company, through Midtown Partners & Co., LLC and LCG Capital, raised approximately $10,000,000 less fees and expenses of $1,192,000 for net cash proceeds of $8,808,000 to finance the acquisition of USVD. The financing consisted of approximately $8.0 million of senior and subordinated debt and $3.0 million of series B preferred stock. In connection therewith, the Company and its two subsidiaries, USVD and Brookside Technology Partners, entered into a Credit Agreement with Hilco Financial LLC, pursuant to which Hilco agreed to provide a $7,000,000 revolving line of credit, bearing interest at 15% and maturing on September 26, 2008 (the “Senior Loan”). Additionally, the Company also entered into a Subordinated Note and a related Subordinated Note Purchase Agreement with DD Growth Premium Fund, pursuant to which DD Growth Premium Fund loaned the Company $1 million, bearing interest at 10% per annum and maturing on December 30, 2008 (the “Subordinated Loan”). Additionally, the Company entered into a Securities Purchase Agreement with Vicis Capital Master Fund, a sub-trust of Vicis Capital Series Master Trust, pursuant to which Vicis acquired 3,000,000 shares of Series B Convertible Preferred Stock of the Company for $3,000,000, which shares are convertible into 24,000,000 shares of common stock of the Company at an exercise price of $0.125 per share (subject to certain adjustments).
If the Company shall fail to redeem, or cause a third party to purchase from Vicis, all of the Series B Preferred Stock by December 26, 2007, Michael Dance and Michael Nole shall assign and deliver such number of shares of common stock of the Company that they own to Vicis as shall be determined by multiplying 20,000,000 by the percentage of the outstanding Series B Preferred Stock that has not been redeemed by the Company or purchased by a third party.
The Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 2(b)(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), including Regulation D (“Regulation D”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.
Warrants Issued in Connection with Financing:
In connection with the foregoing issuance Series B Preferred Stock, the Company granted (a) Vicis a warrant to purchase 24,000,000 shares of common stock of the Company at an exercise price of $0.125 per share and (b) Midtown Partners & Co. a warrant to purchase 5,800,000 shares of common stock of the Company at an exercise price of $0.114 per share.
Shares Issued to The Michael P. Fischer Irrevocable Delaware Trust and The M. Scott Diamond Irrevocable Trust
On September 26, 2007, we acquired all of the membership interest of USVD from The Michael P. Fischer Irrevocable Delaware Trust under Agreement dated April 5, 2007, and The M. Scott Diamond Irrevocable Delaware Trust under Agreement dated April 23, 2007 (the “Sellers”), pursuant to a Membership Interest Purchase Agreement closed on such date (the “Purchase Agreement”). USVD, headquartered in Louisville, Kentucky, with offices in Lexington, Kentucky and Indianapolis, Indiana, is a leading regional provider of telecommunication services, including planning, design, installation and maintenance for converged voice and data systems. The Company issued 3,500,000 shares of our common stock to The Michael P. Fischer Irrevocable Delaware Trust and 3,500,000 shares of our common stock to The M. Scott Diamond Irrevocable Trust. Additionally, the Purchase Agreement provides the Sellers with the opportunity to earn additional stock or cash consideration in the form of a three-year performance based EBITDA earnout.

Additionally, the Company caused USVD, its new subsidiary, to enter into employment agreements with Michael P. Fischer and M. Scott Diamond, with initial terms of three years, pursuant to which they will serve as USVD’s CEO and COO, respectively. The employment agreements contain standard terms and provisions, including non competition and confidentiality provisions and provisions relating to early termination and constructive termination, and provide for an annual base salary and certain standard benefits.
On September 14, 2007 the Company converted its $60,000 note payable to MAJ Ventures. LTD to 400,000 shares of common stock. These shares are included in this Registration Statement hereby.
All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Brookside Technology Holdings Corp. or executive officers of Brookside Technology Holdings Corp., and transfer was restricted by Brookside Technology Holdings Corp. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.
Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.
ITEM 27. EXHIBITS.
The following exhibits are included as part of this Form SB-2. References to “the Company” in this Exhibit List mean Brookside Technology Holdings Corp., a Texas corporation.

Exhibit
Number	Description

2.1	Stock Exchange Agreement among Brookside Technology Holdings Corp. and the Stockholders of Brookside (1)

2.2	Securities Purchase Agreement by and among Brookside, Brookside Technology Holdings Corp and Ruth Shepley (1)

3.1	Brookside Technology Holdings Corp Articles of Incorporation

3.2	Brookside Technology Holdings Corp Articles of Amendment to Articles of Incorporation

3.3	Articles of Exchange (1)

3.4	Brookside Technology Holdings Corp By-laws (2)

5.1	Opinion of Shumaker Loop & Kendrick, LLP

10.1	Securities Purchase Agreement by and among Brookside Technology Holdings Corp and the investors identified therein. (1)

10.2	Investor Rights Agreement (1)

Exhibit
Number	Description
10.3	Form of Series A Common Stock Purchase Warrant (1)

10.4	Form of Series B Common Stock Purchase Warrant (1)

10.5	Form of Series C Common Stock Purchase Warrant (1)

10.6	Midtown Partners & Co., LLC Placement Agent Agreement (1)

10.7	Dynamic Decisions Note

10.8	Dynamic Decisions Purchase Agreement

10.9	Vicis Capital Master Fund Securities Purchase Agreement

10.10	Vicis Capital Master Fund Registration Rights Agreement

10.11	Vicis Series D Common Stock Purchase Warrant

10.12	Hilco Credit Agreement

10.13	Hilco Series E Common Stock Purchase Warrant

10.14	US Voice & Data, LLC Membership Purchase Agreement

10.15	Michael P. Fischer Employment Agreement

10.16	M. Scott Diamond Employment Agreement

23.3	Consent of Independent Registered Public Accounting Firm

(1)	Incorporated by reference from to Brookside Technology Holdings Corp’s Form 8-K filed with the Securities and Exchange Commission on February 27, 2007.

ITEM 28. UNDERTAKINGS.
The undersigned registrant hereby undertakes to:
(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to: (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and (iii) Include any additional or changed material information on the plan of distribution.
(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Brookside Technology Holdings Corp Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized.
Brookside Technology Holdings Corp.
Brookside Technology Holdings Corp.

Dated: February 7, 2008	By:	/s/ Michael W. Nole
		Name:	Michael W. Nole
		Title:	Chief Executive Officer, Chairman of the Board (Principal Executive Officer)

Dated: February 7, 2008	By:	/s/ Bryan G. McGuire
		Name:	Bryan G. McGuire
		Title:	Chief Financial Officer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed below by the following persons in the capacities and on the dates indicated:

	SIGNATURE	TITLE	DATE

By:	/s/ Michael W. Nole Michael W. Nole	Chief Executive Officer, Chairman (Principal Executive and Financial Officer)	February 7, 2008

By:	/s/ Bryan G. McGuire Bryan G. McGuire	Chief Financial Officer	February 7, 2008